Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

In re:	§	Chapter 11
§
Seahawk Drilling, Inc., et al.[1] ,	§	Case No. 11-20089-RSS
§
Debtors.	§	Jointly Administered

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE DEBTORS AND

DEBTORS-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

(as further modified and supplemented through September 27, 2011)

Dated: September 27, 2011

FULBRIGHT & JAWORSKI L.L.P.

BERRY D. SPEARS

JOHNATHAN C. BOLTON

R. ANDREW BLACK

1301 MCKINNEY, SUITE 5100

HOUSTON, TEXAS 77010-3095

TELEPHONE: (713) 651-5151

FACSIMILE:   (713) 651-5246

and

JORDAN, HYDEN, WOMBLE,

CULBRETH & HOLZER P.C.

SHELBY A. JORDAN

NATHANIEL PETER HOLZER

500 N. SHORELINE BLVD., SUITE 900

CORPUS CHRISTI, TEXAS 78401-0341

TELEPHONE: (361) 653-6624

FACSIMILE: (361) 888-5555

ATTORNEYS FOR THE DEBTORS

AND THE DEBTORS-IN-POSSESSION

[1]

The Debtors in these jointly-administered chapter 11 cases are: Seahawk Drilling, Inc., Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC.

INTRODUCTION

Seahawk Drilling, Inc. (“Seahawk” or the “Company”), Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC (collectively, the “Debtors”), as Debtors and Debtors-in-Possession in the above-captioned chapter 11 reorganization case pending before the Bankruptcy Court, hereby propose this Joint Plan of Reorganization of the Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code (the “Plan”) for the resolution of the outstanding claims against and interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.

Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019 and any provisions of the Plan, the Debtors expressly reserves their rights to alter, amend, modify, revoke or withdraw this Plan, one or more times, prior to its substantial consummation.

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(continued)

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(continued)

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(continued)

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(continued)

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PLAN SCHEDULES

Plan Schedule I:	Retained Causes of Action

Plan Schedule II:	List of Assumed and Assigned Executory Contracts and Unexpired Leases

Plan Schedule III:	Liquidating Trust Agreement

Plan Schedule IV:	List of Litigation and Other Contingent Unsecured Claims

Plan Schedule V:	Form of guaranty from Ensco International Incorporated

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ARTICLE I

DEFINED TERMS

For purposes of this Plan, except as otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meaning set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to the term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.1 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, without limitation, any (a) actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtors (including wages, salaries, and commissions for services rendered after the Petition Date), (b) Professional Fee Claims, (c) fees and charges assessed against the Estate under chapter 123 of title 28 of the United States Code, and (d) DIP Lender Claims to the extent not already paid or satisfied under the terms of the Plan.

1.2 “Administrative Claims Bar Date” means the deadline for filing motions seeking the payment of Administrative Claims as established by the Bankruptcy Court by separate order prior to the Confirmation Date.

1.3 “Administrative Tax Claim” means an Unsecured Claim asserted by a Governmental Unit for taxes (and for any interest, penalties or other charges related to such taxes) for any tax year or period, all or a portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date.

1.4 “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.

1.5 “Aggregate Consideration” shall have the meaning ascribed to it in the APA.

1.6 “Allowed Claim” means a Claim, or any portion thereof, that either:

(a) if no proof of Claim has been timely filed on or before the Claims Bar Date, (i) has been Scheduled by the Debtors in a liquidated amount, and (ii) such Claim is not disputed or contingent, and (iii) no objection has been filed to the Claim by an Interested Party within the time required under this Plan, or otherwise fixed by the Bankruptcy Court, and (iv) which Claim has not been disallowed under section 502(d) or (e) of the Bankruptcy Code; or

(b) if a proof of Claim has been timely filed on or before the Claims Bar Date, or is deemed timely filed by the Bankruptcy Court pursuant to a Final Order, the amount of the Claim (i) as to which any Interested Party has not filed an objection within the time required under this Plan, or otherwise fixed by the Bankruptcy Court, and (ii) that has not been disallowed under section 502(d) or (e) of the Bankruptcy Code; or

(c) has been allowed by a Final Order of the Bankruptcy Court; or

(d) is expressly allowed in a liquidated amount in this Plan.

For purposes of Unsecured Claims, any reference to “Allowed Claims” shall include (i) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as Scheduled by the Debtors, (ii) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (iii) reasonable attorney’s fees to the extent due under applicable bankruptcy or non-bankruptcy law.

1.7 “Allowed Claim Reserve” means a reserve created by the Reorganized Debtors or the Liquidating Trustee of Cash and/or Hercules Common Stock to be earmarked and used solely for Distribution to holders of Allowed Claims until such Allowed Claims are paid in full as provided in the Plan.

1.8 “Allowed Class … Claim” means an Allowed Claim in the particular Class described.

1.9 “Allowed Interest” means, with respect to any Interest, an Interest held by a party who was listed as a stockholder of record of Seahawk on the Effective Date or as allowed by Final Order of the Bankruptcy Court.

1.10 “APA” means the Asset Purchase Agreement, dated as of February 11, 2011, by and between the Debtors and Purchaser.

1.11 “Assets” means all assets of the Estate as of the Effective Date including “property of the estate” as described in section 541 of the Bankruptcy Code.

1.12 “Available Cash” means all Cash held by the Debtors or Liquidating Trustee, as the case may be, less (i) any Cash held in Reserves; (ii) Cash used to pay Claims in Classes 1 through 7; and (iii) Cash used to pay fees and expenses incurred by the Liquidating Trust.

1.13 “Avoidance Actions” means all Causes of Action arising under chapter 5 of the Bankruptcy Code, including under sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or arising under similar state or federal statutes and common law, including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or similar state laws, whether or not litigation is commenced to prosecute such Causes of Action.

1.14 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

1.15 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division or the United States District Court for the Southern District of Texas, Corpus Christi Division exercising original jurisdiction over the Cases or matters arising therin.

1.16 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended and applicable to the Case.

1.17 “Bar Date” means the deadline for Creditors to file proofs of claim, established by the Bankruptcy Court as April 22, 2011, for non-governmental claimants, and August 10, 2011 for Governmental Units, and any supplemental bar dates established by the Bankruptcy Court.

1.18 “Benefit Plans” means any pre-petition plan providing benefits to employees of the Debtors on account of their employment with the Debtors.

1.19 “Blake” means Blake International USA Rigs, LLC and any subsidiaries, Affiliates and their respective directors, officers, employees and agents.

1.20 “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.21 “Case(s)” or “Chapter 11 Case(s)” means each individual bankruptcy case and the jointly-administered bankruptcy cases filed under chapter 11 of the Bankruptcy Code commenced by Seahawk and the Subsidiary Debtors on February 11, 2011, styled In re Seahawk Drilling, Inc., et al., pending in the Bankruptcy Court under Jointly-Administered Case No. 11-20089 - RSS.

1.22 “Cash” means cash or cash equivalents including, but not limited to, bank deposits, checks or other similar items.

1.23 “Causes of Action” means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, of the Debtors, including Avoidance Actions, and such other actions as may be listed on Plan Schedule I (including those claims and causes of action against Pride) unless otherwise specifically waived in writing by the Debtors or the Reorganized Debtors.

1.24 “Claim” means a claim, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.25 “Claims, Notice and Balloting Agent” means Kurtzman Carson Consultants, LLC, who shall act as the Clerk of the Bankruptcy Court with respect to handling the receipt of Proofs of Claim, maintenance of the Claims Register, mailing notice to parties in interest, providing notice to holders of Impaired Claims and Interests entitled to vote on the Plan, receiving and tabulating ballots and reporting the results of the votes on the Plan.

1.26 “Claims Objection Deadline” means, as applicable (except for Administrative Claims) (a) the day that is the later of (i) the first Business Day that is one hundred and eighty (180) days after the Effective Date, and (ii) as to proofs of claim filed after the Bar Date

(excluding Claims that are expressly permitted herein to be filed after the Confirmation Date), the first Business Day that is one hundred and eighty (180) days after a Final Order is entered deeming the late-filed claim to be treated as timely filed, or (b) such later date as may be established by the Bankruptcy Court as may be requested by the Debtors or the Reorganized Debtors.

1.27 “Claims Register” means the list of Claims maintained by the Claims, Notice and Balloting Agent.

1.28 “Class” means a category of holders of Claims or Interests as described in Article IV of this Plan.

1.29 “Closing” means the closing and consummation by the Debtors and the Purchaser of the transactions set forth in the APA.

1.30 “Closing Date” means April 27, 2011, the date the Debtors and the Purchaser closed and consummated the transactions set forth in the APA.

1.31 “Collateral” means any property or interest in property of the Estate that is subject to a valid and enforceable lien or security interest to secure a Claim.

1.32 “Committee” means any official committee appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

1.33 “Confirmation Date” means the date the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.

1.34 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan as such hearing may be adjourned or continued from time to time.

1.35 “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.36 “Creditor” means a holder of a Claim.

1.37 “Creditors Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee to represent holders of Unsecured Claims in the Cases.

1.38 “Cure” means the distribution of Cash or Hercules Common Stock, or such other property (i) at the discretion of the Liquidating Trustee or (ii) as ordered by the Bankruptcy Court, required to be made in connection with the assumption or assumption and assignment of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations required to be paid pursuant to the provisions of section 365 of the Bankruptcy Code, with (a) pre-petition interest and post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (b) reasonable attorney’s fees to the extent due under applicable bankruptcy or non-

bankruptcy law; or (c) such other amount as may be agreed upon by the Debtors and the holders of Cure Claims, as the case may be, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.39 “Cure Claims” means the Claims relating to Cure as defined in the Plan.

1.40 “Debtors” means Seahawk and the Subsidiary Debtors.

1.41 “DIP Lenders” means those entities identified as “Lenders” in any approved DIP Loan and their successors and assigns.

1.42 “DIP Loan” means: (i) until April 27, 2011, the Debtor-In-Possession Credit Agreement, dated as of February 11, 2011, by and among the Debtors, as Borrowers, and the DIP Lenders, as the Lenders, and the DIP Loan Agent (the “First DIP Financing Agreement”); (ii) on and after April 27, 2011, the Debtor-In-Possession Loan, Security and Guaranty Agreement (the “Wind Down DIP Financing Agreement”) dated as of April 27, 2011, by and among Seahawk, as Borrower, the Debtors (other than Seahawk), as Guarantors, and Hayman Capital Master Fund, L.P., as the Lender; and/or (iii) such other loan agreement(s) to the Debtors-in-possession as approved by the Bankruptcy Court.

1.43 “DIP Loan Agent” means until April 27, 2011, DE Shaw Direct Capital Portfolios, L.L.C., in its capacity as administrative agent under the First DIP Financing Agreement DIP Loan and, thereafter, any such other agent under any other DIP Loan.

1.44 “Disallowed Claim” means a Claim, or any portion thereof that, either (a) has been disallowed by a Final Order or pursuant to a settlement with the Debtors, or (b) is (i) Scheduled by the Debtors at $0.00 or as either contingent, disputed or unliquidated and (ii) no proof of claim has been timely filed on or before the established Bar Date or is deemed timely filed by Final Order of the Bankruptcy Court.

1.45 “Disclosure Statement” means the written disclosure statement (including all schedules and attachments thereto) relating to the Plan, that was approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.

1.46 “Disclosure Statement Order” means the order of the Bankruptcy Court, pursuant to section 1125 of the Bankruptcy Code, approving the Disclosure Statement.

1.47 “Disputed Claim” means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been Scheduled by the Debtors or have been Scheduled at $0.00, or as contingent, unliquidated or disputed, or (b) are the subject of a pending objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order.

1.48 “Disputed Claim Reserve” means a reserve created by the Reorganized Debtors or the Liquidating Trustee of Cash and/or Hercules Common Stock to be earmarked and used solely for Distribution to holders of Disputed Claims as such Claims are Allowed and until such Allowed Claims are paid in full as provided in the Plan.

1.49 “Disputed Cure Reserve” means a reserve of Cash and/or Hercules Common Stock for Distribution to parties whose Cure Claim is disputed, to be reserved pending a determination of the proper amount of the Cure Claim in accordance with Article X of the Plan.

1.50 “Disputed Pride Claims” means all Claims of Pride against the Debtors, which are Disputed Claims.

1.51 “Distribution” means any transfer under this Plan of Cash, Hercules Common Stock, or other property of the Debtor to any Person in exchange for and satisfaction of Allowed Claims or in exchange for Allowed Interests.

1.52 “Distribution Date” means the date or dates, subsequent to the Initial Distribution Date, as determined by the Reorganized Debtors or the Liquidating Trustee, upon which Distributions are made to holders of Allowed Claims or Allowed Interests entitled to receive Distributions under the Plan.

1.53 “Distribution Record Date” means the record date(s) set for purposes of making Distributions under the Plan on account of Allowed Claims and Allowed Interests.

1.54 “Effective Date” means the date on which substantial consummation of the transactions contemplated by the Plan take place as designated on the Notice of Effective Date filed in accordance with section 13.2(i) of the Plan.

1.55 “Equity Committee” means the official committee appointed by the United States Trustee to represent holders of Interests in the Cases.

1.56 “Escrow Agent” means U.S. Bank National Association, as Escrow Agent appointed under the APA with whom the Hercules Common Stock was deposited for the benefit of the Debtors following the closing of the APA.

1.57 “Estate” means the bankruptcy estates of the Debtors as created under section 541 of the Bankruptcy Code.

1.58 “Excess Shares” has the meaning ascribed in article 10.5.1 of the Plan.

1.59 “Excluded Assets” means those assets of the Debtors that are not sold to the Purchaser pursuant to the APA.

1.60 “Exhibit” means an exhibit annexed to either the Plan or as an appendix to the Disclosure Statement.

1.61 “Final Order” means an order of a court: (a) as to which the time to appeal, petition for writ of certiorari, or otherwise seek appellate review or to move for reargument, rehearing, or reconsideration has expired and as to which no appeal, petition for writ of certiorari, or other appellate review, or proceedings for reargument, rehearing, or reconsideration shall then be pending; (b) as to which any right to appeal, petition for certiorari, or move for reargument, rehearing, or reconsideration shall have been waived in writing by the party with such right; or (c) in the event that an appeal, writ of certiorari, or other appellate review or reargument, rehearing, or reconsideration thereof has been sought, which shall have been affirmed by the highest court to which such order was appealed, from which writ of certiorari or other appellate review or reargument, rehearing, or reconsideration was sought, and as to which the time to take any further appeal, to petition for writ of certiorari, to otherwise seek appellate review, and to move for reargument, rehearing, or reconsideration shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure or under section 1144 of the Bankruptcy Code, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.62 “General Unsecured Claim” means a Claim, however arising, including from the rejection of an executory contract or an unexpired lease, that is not a Secured Claim and which is not an Administrative Claim, Priority Tax Claim, Secured Tax Claim, Other Secured Claim, Priority Non-Tax Claim, Litigation and Other Contingent Unsecured Claims, Disputed Pride Claim, Cure Claim or Subordinated Claim.

1.63 “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

1.64 “Hercules” means Hercules Offshore, Inc.

1.65 “Hercules Common Stock” means the shares of common stock of Hercules Offshore, Inc. provided as part of the Aggregate Consideration from Purchaser under the APA.

1.66 “Hercules Common Stock Escrow Account” means the escrow account established pursuant to the Hercules Common Stock Escrow Agreement into which the Hercules Common Stock portion of the Aggregate Consideration received by the Debtors under the APA was deposited.

1.67 “Hercules Common Stock Escrow Agreement” means that certain escrow agreement, by and among Seahawk, Hercules and U.S. Bank National Association, as Escrow Agent, dated as of April 27, 2011.

1.68 “Hercules Common Stock Value” means the value of the Hercules Common Stock calculated in accordance with article 9.5 of the Plan for purposes of establishing reserves of Hercules Common Stock or Distributions of Hercules Common Stock to creditors in exchange for and payment of their Allowed Claims.

1.69 “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.70 “Initial Distribution Date” means, unless the Liquidating Trustee and Pride agree in writing to an earlier date, the date which is the later of (a) the Mexico Letter of Credit Release Date (as defined in article 10.5.7 of the Plan), (b) the effective date of a settlement agreement among the parties to the Pride Adversary Proceeding resolving all claims therein, or (c) twenty days following entry of an order by the Bankruptcy Court resolving the Pride

Disputed Claims and resolving all other claims in the Pride Adversary Proceeding, including the Pride Causes of Action. The Initial Distribution Date shall not occur before the Effective Date.

1.71 “Interest” means the rights of any holder or owner of any shares of common stock or any other equity securities (as defined in the Bankruptcy Code) of Seahawk issued, authorized and outstanding prior to the Petition Date.

1.72 “Interests Register” means the list of the holders of Interests in Seahawk on the Effective Date prepared and maintained by the Plan Agent in consultation with The Depository Trust Company and Seahawk’s transfer agent charged with maintaining the official registry of holders of such Interests, which the Reorganized Debtors shall use as the official register of holders of Interests for purposes of Distributions of Hercules Common Stock to holders of Interests pursuant to the Plan.

1.73 “IRS” means the Internal Revenue Service of the United States of America.

1.74 “Liquidating Trust” means that certain trust created pursuant to this Plan to be administered by the Liquidating Trustee as set forth in Article XII that shall be named the “Seahawk Drilling Liquidating Trust.”

1.75 “Liquidating Trust Agreement” means that certain Liquidating Trust Agreement that is to govern the Liquidating Trust, in substantially the form of such document included in the Plan Supplement, pursuant to which, among other things, governs the administration of the Liquidating Trust Assets for the benefit of the holders of the beneficial interests in the Liquidating Trust, as set forth in, and in a manner consistent with the terms of the Plan.

1.76 “Liquidating Trust Assets” means (i) the Excluded Assets, (ii) the Retained Causes of Action, (iii) Cash remaining on the Effective Date, (iv) the New Common Stock of Reorganized Seahawk, (v) Debtors’ rights under the APA to the extent they survive the Closing, and (vi) the proceeds of each of the foregoing, including, without limitation, any interest earned thereon, less any assets distributed or Trust Administrative Expenses incurred by the Liquidating Trustee. The Liquidating Trust Assets do not include Hercules Common Stock.

1.77 “Liquidating Trust Board” means the board established pursuant to the Liquidating Trust and this Plan.

1.78 “Liquidating Trustee” means the trustee of the Liquidating Trust.

1.79 “Litigation and Other Contingent Unsecured Claim” means a Claim that is currently the subject of litigation between the Debtors and the holder of such a Claim or that is subject to some other contingency relating to the Debtors’ liability and scope of damages, if any, including, but not limited to, a Claim arising under commercial law, employment law or personal injury law, that is identified on Plan Schedule IV and is not otherwise classified under the Plan.

1.80 “Mexico Letters of Credit” means the letters of credit issued by The Bank of Nova Scotia in the aggregate face amount of MXN 600,136,853.00 (approximately USD 49,732,488.05 as of February 11, 2011) and described as follows:

Credit Support Provider	Maturity Date	Current Instrument Amount
The Bank of Nova Scotia	December 31, 2011	259,690,227.00 MXN
The Bank of Nova Scotia	December 31, 2011	77,366,417.00 MXN
The Bank of Nova Scotia	December 31, 2011	231,841,027.00 MXN
The Bank of Nova Scotia	December 31, 2011	31,239,182.00 MXN

1.81 “New Common Stock of Reorganized Seahawk” means the shares of common stock of Reorganized Seahawk issued pursuant to the Plan.

1.82 “Other Secured Claim” means any Secured Claim that is not a Secured Tax Claim and is not otherwise classified under the Plan.

1.83 “Person” means a natural person, partnership, corporation, association, joint stock company, joint venture, estate, trust, unincorporated organization, limited liability company, limited liability partnership, or other entity.

1.84 “Petition Date” means February 11, 2011.

1.85 “Plan” means this joint plan of reorganization for the Debtors under chapter 11 of the Bankruptcy Code as herein proposed, including all supplements, appendices and schedules hereto, either in its present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and this Plan.

1.86 “Plan Agent” means the Liquidating Trustee in his or her capacity as sole officer and director of each of the Reorganized Debtors.

1.87 “Plan Objection Deadline” means the deadline set by the Bankruptcy Court for filing objections to confirmation of the Plan.

1.88 “Plan Rate” means a simple interest rate of 4% per annum

1.89 “Plan Schedule” means a schedule annexed either to this Plan or as an appendix to the Disclosure Statement, as the same may be altered, amended or modified from time to time.

1.90 “Plan Supplement” means the supplement(s) to the Plan filed in connection with the Plan prior to the Confirmation Hearing.

1.91 “Pride” means Pride International, Inc. and its subsidiaries, its Affiliates and their respective directors, officers, employees and agents.

1.92 “Pride Adversary Proceeding” means adversary proceeding no. 11-02021 pending before the Bankruptcy Court that will determine the Pride Disputed Claims and the Pride Causes of Action.

1.93 “Pride Agreements” means the various contracts and agreements by and between the Debtors, on the one hand, and Pride, on the other hand, entered into in connection with the spin-off of the Debtors from Pride to form two independent, publicly-traded companies as of August 24, 2009.

1.94 “Pride Causes of Action” means any and all causes of action against Pride owned by or through the Debtors, whether arising out of the Pride Agreements or otherwise, all of which shall be Retained Causes of Action under the Plan.

1.95 “Pride Reimbursement Agreement” means the Reimbursement Agreement between Pride and The Bank of Nova Scotia dated October 21, 2010, to provide credit support for the four Mexico Letters of Credit issued by The Bank of Nova Scotia on October 25 and 26, 2010, in favor of Scotiabank Inverlat, S.A., an affiliate of BNS (“Inverlat”), in order to backstop letters of credit in equivalent amounts issued by Inverlat on October 27, 2010 (the “Inverlat Letters of Credit” and together with the Mexico Letters of Credit, the “Letters of Credit”), in favor of Mexico’s governmental taxing authority as security for certain disputed Mexican tax assessments. Copies of the Pride Reimbursement Agreement, the Mexico Letters of Credit and the Inverlat Letters of Credit are attached as EXHIBIT M to the Appendix to Pride’s Proofs of Claims.

1.96 “Priority Non-Tax Claim” means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

1.97 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.98 “Professional” means any professional employed in the Case pursuant to section 327, 328 or 1103 of the Bankruptcy Code or who seeks compensation from the estate pursuant to section 503.

1.99 “Professional Fee Claim” means a Claim under sections 327, 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional for professional services rendered or expenses incurred in the Case on or prior to the Effective Date.

1.100 “Professional Fee Order” means the order entered by the Bankruptcy Court on February 14, 2011, authorizing the interim payment of Professional Fee Claims, as may be amended from time to time prior to the entry of the Confirmation Order.

1.101 “Purchased Assets” shall have the meaning ascribed to it in the APA.

1.102 “Purchaser” means SD Drilling LLC and Hercules Offshore, Inc.

1.103 “Reorganized Debtors” means the Debtors after the Effective Date.

1.104 “Reorganized Seahawk” means Seahawk after the Effective Date.

1.105 “Reserves” means the Allowed Claim Reserves and the Disputed Claim Reserves.

1.106 “Retained Causes of Action” means all Causes of Action, including but not limited to Causes of Action listed on Plan Schedule I, which any Debtor or its estate may hold against any Person, other than (i) any Causes of Action against a Released Party to the extent specifically released in this Plan, and (ii) any Causes of Action which are Purchased Assets.

1.107 “Sale Order” means the order of the Bankruptcy Court approving the sale of the Purchased Assets to the Purchaser under the APA.

1.108 “Sale Proceeds” means the Aggregate Consideration received by the Debtors, including Cash and Hercules Common Stock, in connection with the sale of the Purchased Assets under the APA.

1.109 “Scheduled” means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

1.110 “Schedules” means the Schedules of Assets and Liabilities and the Statement of Financial Affairs filed in the Cases by the Debtors, as such Schedules have been or may be further modified, amended or supplemented from time to time in accordance with Rule 1009 of the Bankruptcy Rules or a Final Order of the Bankruptcy Court.

1.111 “Seahawk” means Seahawk Drilling, Inc., a Delaware corporation.

1.112 “Secured Claim” means a Claim that is secured by a security interest in or lien upon property in which the Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.113 “Secured Tax Claim” means a Secured Claim arising before the Effective Date that is due and owing to a Governmental Unit on account of taxes.

1.114 “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.

1.115 “Solicitation Order” means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

1.116 “Spin-off Date” means, August 24, 2009, the date on which Seahawk, a former subsidiary of Pride, became an independent public company pursuant to the Master Separation Agreement between Seahawk and Pride described in the Disclosure Statement.

1.117 “Subordinated Claim” means any Claim that is subordinated by Final Order of the Bankruptcy Court pursuant to section 510 of the Bankruptcy Code.

1.118 “Subsidiary Debtors” means Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC.

1.119 “Substantial Contribution Claim” means a Claim under section 503(b)(3) or (4) of the Bankruptcy Code.

1.120 “Tax Reserve” means, as applicable, one or more reserves of Cash for distribution to holders of Allowed Tax Claims to be reserved pending allowance of Disputed Claims in accordance with Article X of the Plan.

1.121 “Trust Administrative Expenses” means professional fees and expenses incurred by the Liquidating Trust in carrying out the purposes of the Trust.

1.122 “Trustee” means the trustee of the Liquidating Trust.

1.123 “Unclaimed Property” means any funds or property distributed to creditors or shareholders of the Debtors (together with any interest earned thereon) which are unclaimed as of one hundred eighty (180) days after a Distribution. Unclaimed Property will include, without limitation, Cash, Hercules Common Stock and any other property which is to be distributed pursuant to this Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

1.124 “Unimpaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.125 “Unsecured Claim” means any Claim to the extent such Claim is not a Secured Claim.

1.126 “U.S. Trustee” means the Office of the United States Trustee, or a representative thereof.

1.127 “Voting Deadline” means the last day and time for submitting ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code as specified in the Solicitation Order or as otherwise established by Order of the Bankruptcy Court.

1.128 “Voting Record Deadline” means the date and time established by the Bankruptcy Court in the Solicitation Order for determining those holders of Claims against the Debtors entitled to vote on the Plan.

ARTICLE II

RULES OF INTERPRETATION AND COMPUTATION OF TIME

2.1 Rules of Interpretation

For purposes of this Plan: a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; b) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document will be substantially in such form or contain substantially such terms and conditions; c) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; d) unless otherwise specified, all references in this Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to this Plan; e) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of this Plan; g) “after notice and a hearing,” or a similar phrase has the meaning ascribed in section 102 of the Bankruptcy Code; h) “includes” and “including” are not limiting; i) “may not” is prohibitive, and not permissive; j) “or” is not exclusive; and k) unless otherwise provided, with respect to actions, consents or approvals required herein, reference to the “Committees” shall mean both the Equity Committee and the Creditors Committee.

2.2 Computation of Time.

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE III

ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

3.1 Administrative Claims

Subject to the provisions of Article XI of this Plan, on, or as soon as reasonably practicable thereafter, the later of (i) the Effective Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any Assumed Contract, the holder of each Allowed Administrative Claim shall receive in full satisfaction, release, settlement of, and in exchange for, such Allowed Administrative Claim: (a) Cash equal to the unpaid portion of such Allowed Administrative Claim; (b) in the case of the Allowed Administrative Claim of Hayman Capital Master Fund, L.P., the distribution of Hercules Common Stock or Cash pursuant to this Plan not later than two (2) business days after the Effective Date and in the amount determined pursuant to the terms of the Wind Down DIP Financing Agreement, or (c) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Administrative Claim; provided, however, that holders of Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during these Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any written agreement relating thereto.

3.2 Priority Tax Claims

On, or as soon as reasonably practicable thereafter, the later of (a) the Effective Date or (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors or the Liquidating Trustee, as the case may be, (i) Cash equal to the due and unpaid portion of such Allowed Priority Tax Claim, or (ii) such other treatment as agreed to in writing with the Debtors or the Liquidating Trustee and the holder of a Priority Tax Claim.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND INTERESTS

AND IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS

IMPAIRED AND NOT IMPAIRED UNDER THE PLAN

Pursuant to section 1122 of the Bankruptcy Code, set forth below is the Plan’s designation of classes of Claims against and Interests in the Debtors. All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes as set forth below and the status of those Classes as impaired or unimpaired is also indicated below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article III above.

A Claim or Interest is placed in a particular Class only to the extent the Claim or Interest falls within the description of that Class and classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class only for the purpose of voting on, and receiving distributions pursuant to, the Plan to the extent such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

(a) Class 1. Secured Tax Claims.

(Unimpaired under the Plan.)

(b)	Class 2 Other Secured Claims.

(Impaired under the Plan.)

(c)	Class 3. Priority Non-Tax Claims.

(Impaired under the Plan.)

(d)	Class 4. General Unsecured Claims.

(Impaired under the Plan.)

(e)	Class 5. Litigation and Other Contingent Unsecured Claims.

(Impaired under the Plan.)

(f)	Class 6. Disputed Pride Claims.

(Impaired under the Plan.)

(g)	Class 7. Subordinated Claims.

(Impaired under the Plan.)

(h)	Class 8. Interests.

(Impaired under the Plan.)

ARTICLE V

PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

5.1 Provisions For Treatment of Claims And Interests

For the avoidance of doubt, when any provision in article 5.1 of this Plan refers to a Distribution of Hercules Common Stock, such provision does not preclude a Distribution of Cash if such Cash is available.

(a) Class 1 Secured Tax Claims. On or as soon as reasonably practicable after the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Class 1 Secured Tax Claim will receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed Secured Tax Claim, as will have been determined by the Debtors or the Liquidating Trustee, as applicable, either (i) Cash equal to the due and unpaid portion of such Allowed Secured Tax Claim plus interest at the applicable statutory rate under non-bankruptcy law, or (ii) such other treatment as agreed to in writing by the holder of the Class 1 Allowed Secured Tax Claim and the Debtors or the Liquidating Trustee, as applicable. Each holder of an Allowed Secured Tax Claim shall retain the liens securing such Allowed Secured Tax Claim until the Allowed Secured Tax claim is paid in full.

(b) Class 2 Other Secured Claims. On or as soon as reasonably practicable after the later of (a) the date on which such Claim becomes an Allowed Claim, or (b) the Initial Distribution Date, each holder of an Allowed Class 2 Other Secured Claim shall receive, in full satisfaction, settlement, and release of, and in exchange for, such Allowed Secured Claim, at the option of the Debtors or the Liquidating Trustee, as applicable, (i) turnover of the collateral securing such Allowed Other Secured Claim, (ii) Hercules Common Stock in an amount equal to the outstanding principal amount of the Allowed Secured portion of such Other Secured Claim plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as Scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Other Secured Claim is paid in full, or (iii) such other treatment as agreed to in writing by the holder of an Allowed Other Secured Claim and the Debtors or the Liquidating Trustee. Any unsecured deficiency remaining after the treatment of an Allowed Other Secured Claim under this article 5.1(b) will be treated as a Class 4 Claim.

(c) Class 3 Priority Non-Tax Claims. On or as soon as reasonably practicable after the later of (a) the date on which such Claim becomes an Allowed Claim, or (b) the Initial Distribution Date, each holder of an Allowed Class 3 Priority Non-Tax Claim will receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed Priority Non-Tax Claim, either (i) a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as Scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the holder of an Allowed Priority Non-Tax Claim and the Debtors or the Liquidating Trustee.

(d) Class 4 Allowed General Unsecured Claims. On or as soon as reasonably practicable after the later of (a) the date on which such Claim becomes an Allowed Claim, or (b) the Initial Distribution Date, each holder of an Allowed General Unsecured Claim will receive on account of its Allowed Claim, in satisfaction and settlement of and in exchange for such Allowed Claim, either (i) a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as Scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed General Unsecured Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If, on any Distribution Date, the aggregate amount of (a) Allowed Claims in Class 4, Class 5 and Class 6, and (b) Disputed Claims in Class 4, Class 5, and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets (a) to pay all Allowed Claims in Class 4, Class 5 and Class 6 the full amount of the Allowed Claims and (b) to reserve in full for Disputed Claims in Class 4, Class 5, and Class 6, as provided in article 10.5 of the Plan, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of (a) all Allowed Claims in Class 4, Class 5 and Class 6 and (b) the reserves for all Disputed Claims in Class 4, Class 5, and Class 6.

(e) Class 5 Litigation and Other Contingent Unsecured Claims. On or as soon as reasonably practicable after the later of (a) the date on which such Claim becomes an Allowed Claim, or (b) the Initial Distribution Date, each holder of an Allowed Litigation and Other Contingent Unsecured Claim2 will receive on account of its Allowed Claim, in satisfaction and settlement of and in exchange for such Allowed Claim, and after the application of any and all insurance proceeds or other third party payments applicable to such Allowed Claim, either (i) a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as Scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed General Unsecured Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If, on any Distribution Date, the aggregate amount of (a) Allowed Claims in Class 4, Class 5 and Class 6, and (b) Disputed Claims in Class 4, Class 5, and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets (a) to pay all Allowed Claims in Class 4, Class 5 and Class 6 the full amount of the Allowed Claims and (b) to reserve in full for Disputed Claims in Class 4, Class 5, and Class 6, as provided in article 10.5 of the Plan, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of (a) all Allowed Claims in Class 4, Class 5 and Class 6 and (b) the reserves for all Disputed Claims in Class 4, Class 5, and Class 6.

(f) Class 6 Disputed Pride Claims. Class 6 is comprised of all Claims asserted by Pride against the Debtors. Pride has asserted various Claims against the Debtors, including certain claims under the Pride Agreements. The Debtors assert various counterclaims against Pride. On or as soon as reasonably practicable after the later of (a) the date on which such Claim becomes an Allowed Claim, or (b) the Initial Distribution Date, each holder of a

[2]	Personal injury tort and wrongful death claims against the Debtors pursuant to the Jones Act and related laws shall be classified and treated as Class 5 claims. The Debtors, the Reorganized Debtors and the Liquidating Trustee reserve the right to estimate and/or seek an order compelling the holders of such claims against the Debtors to mandatory mediation of such claims. The Debtors, the Reorganized Debtors and the Liquidating Trustee further reserve the right to object to any proofs of claim filed by personal injury tort and wrongful death claimants and seek final orders from the Bankruptcy Court disallowing such claims as a matter of law.

Disputed Pride Claim will receive on account of its Allowed Claim, in satisfaction and settlement of and in exchange for such Allowed Claim, either (i) a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as Scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Pride Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If, on any Distribution Date, the aggregate amount of (a) Allowed Claims in Class 4, Class 5 and Class 6, and (b) the reserves for Disputed Claims in Class 4, Class 5, and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets (a) to pay all Allowed Claims in Class 4, Class 5 and Class 6 the full amount of the Allowed Claims and (b) to reserve in full for Disputed Claims in Class 4, Class 5, and Class 6, as provided in article 10.5 of the Plan, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of (a) all Allowed Claims in Class 4, Class 5 and Class 6 and (b) all Disputed Claims in Class 4, Class 5, and Class 6.

Notwithstanding anything in this Plan to the contrary, including without limitation the inclusion of the term Final Order in the definition of Allowed Claim in Article I above, if the Bankruptcy Court allows some or all of any of the Disputed Pride Claims in the Pride Adversary Proceeding, such claims shall be deemed Allowed Claims at such amounts and will receive the treatment provided in paragraph 5.1(f) of the Plan. If any of the Reorganized Debtors, Equity Committee, or Liquidating Trustee, as the case may be, appeals the Bankruptcy Court’s ruling in the Pride Adversary Proceeding, the Liquidating Trustee shall nevertheless make an immediate Distribution of Hercules Common Stock to Pride on account of such Allowed Claims in accordance with paragraph 5.1(f) and the other provisions of this Plan upon receipt of a guaranty from Ensco International Incorporated, a U.S. corporation, an agreed form of which is attached hereto as Plan Schedule V, providing for the guarantee of payment of any subsequent disallowance by Final Order of any previously Allowed Claim which is paid pursuant to this paragraph or of any monetary award assessed against Pride by Final Order in the Pride Adversary Proceeding up to and not exceeding the Hercules Common Stock Value attributable to such shares of Hercules Common Stock distributed to Pride as of the applicable Hercules Common Stock Value Date.3 The distribution of any Hercules Common Stock to Pride prior to

[3]	For example, assume for illustration purposes only that the Bankruptcy Court awards Pride an aggregate allowed claim of $25 million and that the Hercules Common Stock Value is $4.00 (as of the Hercules Common Stock Value Date attributable to Pride’s distribution). Assume further that the Liquidating Trustee appeals the Bankruptcy Court’s ruling and that there are sufficient shares of Hercules Common Stock to pay Pride’s $25 million claim in full. In this example, Pride would receive a distribution of 6,250,000 ($25,000,000/$4.00) shares of Hercules Common Stock immediately upon Ensco International Incorporated, providing a guaranty to the Liquidating Trustee in the amount of $25 million, which is the Hercules Common Stock Value of the shares distributed to Pride on account of Pride’s claim.

any order becoming a Final Order pursuant to this paragraph shall not moot or prejudice the right of the plaintiff(s) to appeal any allowance of any Claim of Pride.

If Pride appeals the disallowance, in whole or in part, of any of the Disputed Pride Claims in the Pride Adversary Proceeding, Pride’s right to seek a stay pending such appeal is preserved; provided, however, that any such stay shall not prohibit Distributions under the Plan to holders of Allowed Claims.

(g) Class 7 Subordinated Claims. Class 7 is comprised of all holders of Subordinated Claims. On or as soon as reasonably practicable after payment in full of all Allowed Claims on Classes 1 through 6 and the later of (a) the date on which such Claim becomes an Allowed Claim, or (b) the Initial Distribution Date, each holder of an Allowed Subordinated Claim will receive on account of its Allowed Claim, in full satisfaction, settlement, and release of and in exchange for such Allowed Claim, either (i) a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as Scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Subordinated Claim. If, after the payment in full of all Allowed Claims in Classes 1 through Class 6, the amount of Allowed Claims in Class 7 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 7 Claims in full, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 7 based on such holder’s percentage of the total of all Allowed Claims in Class 7. For the avoidance of doubt, notwithstanding the above, to the extent an Allowed Subordinated Claim arises from the rescission of a purchase or sale of the common stock of Seahawk or for damages arising from the purchase or sale of the common stock of Seahawk, or for reimbursement or contribution allowed under section 502 on account of such a claim (an “Allowed Subordinated 510(b) Common Stock Claim”) that claim shall have the same priority as a Class 8 Interest pursuant to 11 U.S.C. § 510(b), shall be added to the Interests Register and shall be treated, for purposes of voting and Distributions under the Plan, as an Interest in Seahawk.

(h) Class 8 Interests. Class 8 is comprised of all holders of Interests in Seahawk listed on the Interests Register prepared on the Effective Date and holders, if any, of Allowed Subordinated 510(b) Common Stock Claims. On the Effective Date all existing

Interests shall, without any further action, be cancelled, annulled and extinguished and any certificated or electronic shares representing such Interests shall become null, void and of no force or effect, and all such shares shall immediately be delisted from all exchanges and other trading facilities. If the Effective Date and the Initial Distribution Date have occurred, and, as the result of Distributions made by the Debtor, the Escrow Agent on behalf of the Reorganized Debtors, or the Liquidating Trustee, (i) all Allowed Claims, Cure Claims and unclassified claims provided for in this Plan have been paid in full, (ii) reserves for Disputed Claims have been established for the payment of Disputed Claims as provided in section 10.5 of the Plan, (iii) Disputed Cure Reserves have been established for the payment of Cure Claims as provided in section 8.6 of the Plan, (iv) any other reserves for the payment of Claims required in the Plan or other order of the Bankruptcy Court have been established, and (v) adequate and sufficient reserves have been established for the payment of present and estimated future expenses and costs of the Liquidating Trustee, the Liquidating Trustee and the Reorganized Debtors (all such payments and reserves described in (i)-(v) of this subsection (h), collectively, the “Creditor and Liquidation Plan Payments”) in connection with the consummation of the Plan and the wind down of the estates and the dissolution of the Reorganized Debtors, and subject to Pride’s right to seek a stay of Distributions to holders of Allowed Class 8 Interests if Pride appeals the disallowance, in whole or in part, of any of the Disputed Pride Claims in the Pride Adversary Proceeding, and subject to the Liquidating Trustee’s or the Equity Committee’s (as the case may be) right to oppose such a stay, then each holder of an Allowed Interest listed on the Interests Register, will receive their pro rata share of (i) any remaining Cash proceeds from the liquidation of the Liquidating Trust Assets and (ii) any remaining Hercules Common Stock in proportion to each Interest holder’s percentage of ownership of Seahawk as reflected on the Interests Register, in full satisfaction, settlement, and release of and in exchange for such Allowed Class 8 Interest. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no Distributions will be made to any holders of Allowed Class 8 Interests until after both (a) the Initial Distribution Date, and (b) the Creditor and Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan.

ARTICLE VI

ACCEPTANCE OR REJECTION OF PLAN

6.1 Classes Entitled to Vote

Each Impaired Class of Claims shall be entitled to vote separately to accept or to reject the Plan. Any unimpaired Class of Claims or Equity Interests shall not be entitled to vote to accept or to reject the Plan and are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

6.2 Class Acceptance Requirement.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have voted on the Plan. The Class of Interests shall have accepted the Plan if it is accepted by holders of at least two-thirds of the Allowed Interests in the Class that have voted on the Plan. Only holders of Allowed Claims and Interests that are Impaired are entitled to vote as a class to accept or reject the Plan.

6.3 Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, nothing shall affect the Debtors’ and the Liquidating Trustee’s, rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to set off Claims or exercise rights of recoupment against Unimpaired Claims.

6.4 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

If any Class of Claims or Interests entitled to vote on the Plan does not vote to accept the Plan, the Debtors shall be permitted to (a) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (b) withdraw, amend or modify the Plan to the extent provided herein.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.1 Sale of Assets

Pursuant to prior orders of the Bankruptcy Court, the Debtors, on April 27, 2011, sold substantially all of their assets (except for the Excluded Assets, including Retained Causes of Action) to the Purchaser pursuant to the APA. The assets of the Debtors-in-possession now consist of the Sale Proceeds, the Excluded Assets and Cash. Pursuant to the terms of this Plan, the Hercules Common Stock will be used to make distributions to holders of Allowed Claims and Interests, and the cash and proceeds from the liquidation of the Excluded Assets will be used to pay the costs and expenses of the wind down of the Debtors and the Reorganized Debtors, including the present and estimated future expenses and costs of the Liquidating Trust, the Liquidating Trustee, and the Reorganized Debtors and to make distributions to holders of Allowed Claims and Interests.

7.2 Revesting of Assets

On the Effective Date all of the rights and assets of the Debtors and their estates owned as of the Effective Date shall revest in the Reorganized Debtors, or vest in the Liquidating Trust, as provided in this Plan.

7.3 Transfer of Hercules Common Stock by Escrow Agent on behalf of the Debtors

On the Effective Date, the Debtors’ interest in the Hercules Common Stock shall vest in the Reorganized Debtors, subject to the liens of Hayman Capital Master Fund, L.P. until the DIP Loans have been indefeasibly paid in full pursuant to the terms of the Wind Down DIP Financing Agreement. The Escrow Agent shall continue to hold the shares of Hercules Common Stock on behalf of the Reorganized Debtors and, when so instructed by the Reorganized Debtors in accordance with the Plan, shall distribute shares of Hercules Common Stock on behalf of the Reorganized Debtors to holders of Allowed Claims, holders of Allowed Administrative Claims, and holders of Allowed Interests in exchange for Allowed Claims against the Debtors, Allowed Interests in the Debtors, or Allowed Administrative Claims, including the claim of Hayman Capital Master Fund, L.P., in the Debtors’ Chapter 11 Cases, as applicable.

7.4 Substantive Consolidation

1.	Substantive Consolidation of the Debtors

The Debtors and their respective Estates shall be substantively consolidated for the purposes of Distributions under the Plan. As a result of the substantive consolidation, (a) all Claims of each Debtor against any other Debtor will be eliminated; (b) any obligation of any of the Debtors and all guarantees thereof executed by any of the Debtors will be deemed to be an obligation of each of the Debtors; (c) any Claim filed or asserted against any of the Debtors will be deemed a Claim against all of the Debtors; (d) any Interest in any of the Debtors will be deemed an Interest in each of the Debtors; and (e) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors will be treated as one entity so that (subject to the other provisions of section 553 of the Bankruptcy Code) debts due to any of the Debtors may be offset against the debts owed by any of the Debtors. The substantive consolidation contemplated by this section shall not affect or impair any valid, perfected and unavoidable Lien to which the assets of any Debtors are subject in the absence of substantive consolidation under this Plan; provided, however, this substantive consolidation shall not cause any such Lien to secure any Claim which such Lien would not otherwise secure absent such substantive consolidation.

On the Effective Date, except as otherwise provided in the Plan or an order of the Bankruptcy Court, all Claims based on guarantees of collection, payment, or performance made by any one of the Debtors for the obligations of any other of the Debtors shall be cancelled, released, and without any further force or effect. Additionally, holders of Allowed Claims or Allowed Interests who assert identical Claims against or Interests in multiple Debtors shall be entitled to only a single satisfaction of such Claims or Interests.

2.	Order Granting Substantive Consolidation

This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described and to the extent set forth in this Section 7.4. Unless an objection to such substantive consolidation is made in writing by any Creditor affected by the Plan as herein provided on or before five (5) days prior to the Voting Deadline, or such other date as may be fixed by the Court, an order approving the substantive consolidation described herein (which may be in the Confirmation Order) may be entered by the Court. However, any order providing for substantive consolidation shall only be entered if the Bankruptcy Court enters the Confirmation Order and shall be subject to and only effective upon the occurrence of the Effective Date of the Plan. In the event any such objections to substantive consolidation are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing.

7.5 Establishment of the Liquidating Trust

On the Effective Date, the Liquidating Trust will be established pursuant to the Plan and the Liquidating Trust Assets will be transferred by the Reorganized Debtors to the Liquidating Trust. The Liquidating Trustee will be appointed as trustee of the Liquidating Trust with all powers set forth in the Liquidating Trust Agreement.

On the Effective Date, or as soon thereafter as practicable, the Liquidating Trustee shall transfer sufficient Liquidating Trust Assets to a segregated account to establish the Administrative Claims Reserve for the benefit of the holders of Allowed Administrative Claims, wherein the Liquidating Trustee shall deposit Cash in the amount necessary to pay such Allowed Administrative Claims in full. The Allowed Administrative Claim of Hayman Capital Master Fund, L.P. shall be paid in full by the Reorganized Debtors, not later than two (2) business days after the Effective Date, by directing the Escrow Agent to distribute a number of shares of Hercules Common Stock determined in accordance with the terms of the Wind Down DIP Financing Agreement to Hayman Capital Master Fund, L.P. in exchange for such claim.

7.6 Corporate Existence

1.	Corporate Existence

After the Effective Date, each Reorganized Debtor shall continue to maintain its corporate existence solely for the purpose of implementing the Plan and until Distributions by the Reorganized Debtors in cooperation with the Escrow Agent of all Hercules Common Stock to creditors and interest holders in exchange for their Claims and Interests have been made. Thereafter, the Reorganized Debtors shall be dissolved and shall, in accordance with applicable non-bankruptcy law, file with the appropriate governmental or regulatory authorities any necessary certificates of dissolution. Notwithstanding any otherwise applicable law, unless otherwise provided in the Liquidating Trust Agreement, the Liquidating Trustee shall have full corporate authority to execute and file any and all certificates, resolutions and other documents and to take any action deemed necessary and appropriate by the Liquidating Trustee to accomplish the dissolution of the Reorganized Debtors.

2.	Other General Corporate Matters

On the Effective Date, the Debtors, the Reorganized Debtors and the Liquidating Trustee may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary or appropriate to effectuate the sale and the Plan, including: (1) the execution and delivery of appropriate agreements or other documents that are consistent with the terms of the sale and the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the sale and the Plan; (3) the filing of appropriate certificates with the appropriate governmental authorities pursuant to applicable law; and (4) all other actions that the Debtors determine are necessary or appropriate.

7.7 Cancellation of Existing Interests in Seahawk

On the Effective Date, all Interests in Seahawk shall, without any further action, be cancelled, annulled and extinguished and any certificated or electronic shares representing such Interests shall become null, void and of no force or effect, except as otherwise set forth in this Plan and all such shares shall immediately be delisted from all exchanges and other trading facilities. Upon the cancellation of the Interests in Seahawk, neither Seahawk, the Reorganized Debtors, the Plan Agent nor the Liquidating Trustee shall file periodic or any other reports with the Securities and Exchange Commission; provided, however, that Seahawk shall continue to be subject to the filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until such time as it terminates the registration of its common stock under the Exchange Act and the rules and regulations promulgated thereunder.

7.8 Issuance of New Shares in Seahawk

On the Effective Date, after the Interests in Seahawk are cancelled, Reorganized Seahawk shall issue 100 shares of New Common Stock of Reorganized Seahawk to the Liquidating Trust to be held and voted in accordance with the terms and provisions of the Plan. The New Common Stock shall constitute 100% of the authorized and issued equity interests in the Reorganized Seahawk. The Plan Agent shall be the sole officer and director of the Reorganized Debtors and shall take and is hereby authorized to take any and all actions in order to implement the terms and provisions of the Plan which the Plan requires or authorizes to be carried out by the Reorganized Debtors. A Reorganized Debtor shall be the sole member-manager of the non-debtor limited liability company subsidiaries, and the LLC agreements governing any such subsidiaries shall be amended accordingly.

7.9 Liquidating Trustee’s Ability to Operate

From and after the Effective Date, subject to the Liquidating Trust Agreement, the Liquidating Trustee may use, acquire and dispose of property and settle and compromise Claims or Interests without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the generality of the foregoing, the Liquidating Trustee may, without application to or approval by the Bankruptcy Court, pay fees incurred after the Effective Date for professional fees and expenses as provided in article 12.7 of the Plan.

7.10 Employee Benefits

1.	Generally

On the Effective Date, all Benefit Plans will be rejected and terminated if not earlier terminated or assumed by a Debtor before the Confirmation Date. Any such terminations will be completed according to the terms and conditions of each Benefit Plan and effected in conformity with all statutory and regulatory requirements including any applicable notice provisions. Any undistributed, vested benefits of the terminated Benefit Plans will be distributed to the participants as provided by statute, the applicable regulations, and the Benefit Plans’ provisions.

2.	Regulatory Approvals

In order to ensure that the Benefit Plans’ terminations comply with the terms of the Benefit Plans, applicable statutes, and regulations, the Debtors or the Reorganized Debtors will obtain any necessary approvals of the relevant regulatory agencies, such as the Pension Benefit Guaranty Corporation, the IRS, and the U.S. Department of Labor, in respect of such terminations. The Bankruptcy Court will retain jurisdiction to hear and determine any disputes relating to the termination of any Benefit Plans.

3.	Retirees

If any Claim of a retiree against a Debtor gives a Debtor an indemnification claim under an agreement between a Debtor and any Person, the Reorganized Debtors will, if necessary or appropriate, assign the indemnification claim to the retiree. Notwithstanding anything in this article or elsewhere in this Plan to the contrary, Reorganized Debtors will continue to honor all obligations of the Debtors owed to any retiree under any Benefit Plan as of the Confirmation Date solely to the extent, and for the duration of the period, the Debtor is contractually or legally obligated to provide those benefits, subject to any rights of the Debtors under applicable law.

7.11 Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from or by the Reorganized Debtors or the Liquidating Trust or to any other Person pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

7.12 Exemption from Securities Laws

The Distribution by the Reorganized Debtors of the Hercules Common Stock to holders of Allowed Claims against and Interests in the Debtors pursuant to the Plan shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Section 1145 of the Bankruptcy Code or other applicable law.

Hercules shall be deemed to qualify as a successor to the Debtors under the Plan for purposes of section 1145 and the distribution of the Hercules Common Stock to holders of Allowed Claims against and Interests in the Debtors satisfies the other requirements of section 1145(a)(l) of the Bankruptcy Code and is therefore exempt from registration under the Securities Act and any federal, state or local securities law, rule or regulation.

All re-sales and subsequent transactions involving Hercules Common Stock after the Distributions will be exempt from registration under the Securities Act under section 4(1) of the Securities Act, unless the holder is deemed to be an “underwriter” under section 1145(b) of the Bankruptcy Code with respect to such securities, an “affiliate” of the issuer of such securities or a “dealer.”

7.13 Preservation of Rights of Action; Settlements

1.	Retention of Causes of Action

Except to the extent such rights, Claims, Causes of Action, defenses, and counterclaims are Purchased Assets, are otherwise dealt with in the Plan, or are expressly and specifically released in connection with the Plan, the Confirmation Order or any settlement agreement approved during the Chapter 11 Cases, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code: (1) any and all rights, claims, Causes of Action (including the Avoidance Actions), Retained Causes of Action, the Pride Causes of Action, defenses, and counterclaims of, or accruing to, the Debtors or their Estates shall be retained by and vest in the Reorganized Debtors and be transferred to the Liquidating Trust (to the extent that they constitute Excluded Assets) whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, Causes of Action, defenses and counterclaims have been listed or referred to in the Plan, the Schedules, or any other document filed with the Bankruptcy Court, and (2) the Reorganized Debtors and the Liquidating Trustee, as applicable, do not waive, relinquish, or abandon (nor shall they be estopped or otherwise precluded from asserting) any right, claim, Cause of Action, defense, or counterclaim that constitutes property of the Estates: (a) whether or not such right, claim, Cause of Action, defense, or counterclaim has been listed or referred to in the Plan or the Schedules, or any other document filed with the Bankruptcy Court, (b) whether or not such right, claim, Cause of Action, defense, or counterclaim is currently known to the Debtors, and (c) whether or not a party in any litigation relating to such right, claim, cause of action, defense or counterclaim filed a proof of Claim in the Chapter 11 Cases, filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against the Plan, or received or retained any consideration under the Plan. Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principal of law or equity, without limitation, any principals of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, THE FAILURE TO LIST, DISCLOSE, DESCRIBE, IDENTIFY, OR REFER TO A RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, OR POTENTIAL RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, IN THE PLAN, THE SCHEDULES, OR ANY OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT SHALL IN NO MANNER WAIVE, ELIMINATE, MODIFY, RELEASE, OR ALTER ANY RIGHT OF THE DEBTORS, THE REORGANIZED DEBTORS OR THE LIQUIDATING TRUSTEE, TO COMMENCE, PROSECUTE, DEFEND AGAINST, SETTLE, AND REALIZE UPON ANY RIGHTS, CLAIMS, CAUSES OF ACTION, DEFENSES, OR COUNTERCLAIMS THAT THE DEBTORS, THE REORGANIZED DEBTORS, OR THE LIQUIDATING TRUSTEE, AS APPLICABLE, HAVE, OR MAY HAVE, AS OF THE EFFECTIVE DATE. The Excluded Assets, including the Retained Causes of Action, will be transferred to the Liquidating Trust on the Effective Date. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors or Liquidating Trustee, as applicable, will have standing, on and after the Effective Date of the Plan, to pursue the Causes of Action and will be deemed appointed as the representative of the Estates for the purpose of enforcing, prosecuting, and settling the Causes of Action.

In addition, the Debtors and the Liquidating Trust expressly reserve the right to pursue or adopt any claim alleged in any lawsuit in which the Debtors are a party.

The Liquidating Trustee shall pursue all Causes of Action that are not resolved by the Debtors prior to the Effective Date. Pursuit of a claim or Cause of Action may include, but not be limited to, service of a demand letter, settlement negotiation, pursuit of litigation, and any other means available to the Liquidating Trustee to obtain a resolution of such claim or Cause of Action. In the event the Liquidating Trustee is not able to resolve any claims and Causes of Action, the Liquidating Trustee will escalate its pursuit of claims and Causes of Action by any means authorized under the Plan, Disclosure Statement, Liquidating Trust Agreement, and applicable law, including litigation in such forum as the Liquidating Trustee deems appropriate. Resolution of the claims and Causes of Action by the Liquidating Trustee shall be in accordance with the requirements and procedures set forth in the Plan and Liquidating Trust Agreement.

2.	Retention of Subsequent Causes of Action

Except as is otherwise expressly provided herein or in the Confirmation Order, nothing in this Plan or the Confirmation Order shall preclude or estop the Debtors, the Reorganized Debtors, the Liquidating Trustee or their privies, as successors in interest to the Debtors and their privies, from bringing a subsequent action in any court or adjudicative body of competent jurisdiction, to enforce any or all of its or their rights in connection with the Causes of Action, irrespective of the identity of any interest, cause of action, or nexus of fact, issues or events which is now or which could have been asserted in these Chapter 11 Cases, the present litigation, and those which may be asserted in any subsequent litigation brought by any Interested Party. Moreover, the failure to commence any of the Retained Causes of Action prior to the Confirmation Date shall not constitute res judicata, judicial or collateral estoppel with respect to any Retained Cause of Action.

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED

LEASES AND OTHER AGREEMENTS

8.1 Assumption and Rejection of Executory Contracts and Unexpired Leases

On or before the Effective Date, and to the extent permitted by applicable law, all of the Debtors’ executory contracts and unexpired leases will be rejected by the Debtors unless such executory contract or unexpired lease: (a) is expressly being assumed (or assumed and assigned) pursuant to the Plan or is identified on Plan Schedule II as an Assumed Contract pursuant to the Plan; (b) is the subject of a motion to assume pursuant to section 365(a) of the Bankruptcy Code filed on or before the Confirmation Hearing; or (c) has been previously assumed, assumed and assigned, or rejected.

8.2 Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any executory contract or unexpired lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors and the Liquidating Trustee expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide warranties or continued maintenance obligations on goods or services previously purchased by the Debtors from counterparties to rejected or repudiated executory contracts or unexpired leases to the extent so provided by applicable bankruptcy law. Additionally, the Reorganized Debtors and the Liquidating Trustee, as may be applicable, reserve the right to collect any amounts owed to the Debtors under such executory contracts or unexpired leases to the extent so provided by applicable bankruptcy law.

8.3 Contracts and Leases After Petition Date

Executory contracts and leases with third parties entered into after the Petition Date by any of the Debtors, and any executory contracts and unexpired leases assumed by any Debtor during the Chapter 11 Cases, may be performed by the Reorganized Debtors or the Liquidating Trustee, as the case may be, in the ordinary course of business.

8.4 Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is, in fact, an executory contract or unexpired lease or that any of the Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is executory or is expired as of the time of assumption or rejection, the Debtors or the Liquidating Trustee, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

8.5 Additional Cure Provisions

Except as otherwise provided under the Plan, any monetary amounts that must be paid as a “cure” requirement for assumption and/or assignment of any executory contract or unexpired lease by any of the Debtors pursuant to the provisions of section 365 of the Bankruptcy Code, (i) shall be effected or otherwise satisfied by prompt payment of such monetary amount in Cash as contemplated by section 365(b)(1)(A) of the Bankruptcy Code, or (ii) shall otherwise be satisfied through a written agreement between the parties. If there is any dispute regarding (a) the timing of any payment required in order to meet the promptness requirements of 365(b)(1), (b) the nature, extent or amount of any cure requirement, (c) the Debtors’, the Liquidating Trustee’s or any assignees’ ability to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (d) any other matter pertaining to assumption, the Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute.

8.6 Disputed Cure Reserve

A Disputed Cure Reserve shall be established for the purpose of effectuating Distributions to parties whose Cure Claims are subject to dispute. The Disputed Cure Reserve shall be equal to 100% of the (a) amount of the Disputed Cure Claim or (b) such estimated amount as approved in an order by the Bankruptcy Court. The Debtors, the Reorganized Debtors, the Equity Committee, the Creditors Committee or the Liquidating Trustee may request estimation for any Cure Claim.

8.7 Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by an order of the Bankruptcy Court, any proofs of claim asserting Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases pursuant to the Plan, or otherwise, must be filed with the Claims, Notice and Balloting Agent no later than thirty (30) days after the later of (a) the Effective Date or (b) entry of an order of the Bankruptcy Court approving the rejection.

Any proofs of claim arising from the rejection of any of the Debtors’ executory contracts or unexpired leases that are not timely filed in accordance with this Section shall (1) be disallowed automatically, (2) be forever barred from assertion, (3) shall not be enforceable against any of the Debtors or the Liquidating Trust, (4) be deemed fully satisfied, released, and expunged, notwithstanding anything in the Schedules or in any proof of claim to the contrary.

Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be classified as General Unsecured Claims; provided, however, if the holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure the obligations under such rejected executory contract or lease, the Allowed Claim for rejection damages shall be treated as an Allowed Other Secured Claim to the extent of the value of such holder’s interest in the Collateral, with the unsecured portion, if any, treated as an Allowed General Unsecured Claim.

Any claim based upon the rejection of an unexpired lease of real property shall be limited in accordance with section 502(b)(6) of the Bankruptcy Code and subject to any state law mitigation requirements. Nothing contained herein shall be deemed an admission by the Debtors that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors of any objections to such Claim if asserted.

8.8 Indemnification and Corporation Contribution

Except as specifically otherwise provided in this Plan or the Confirmation Order, all rights of any Person to indemnification from the Debtors or Reorganized Debtors, whether pursuant to applicable law, certificates of incorporation, articles of incorporation or bylaws (or similar documents), indemnification agreements, contribution agreements or other agreements providing for indemnity or similar protection to any Person that are in effect immediately prior to the occurrence of the Effective Date shall terminate on the Effective Date without further action, and Confirmation of the Plan shall, as of the Effective Date, extinguish and terminate any such rights and any Claims, proofs of claim, or requests for payment or other actions for indemnity with respect to such indemnification rights or similar protection; provided, however, that such extinguishment and termination is without prejudice to the rights of any Person (i) against any insurer under the prior or existing directors’ and officers’ liability insurance policies, (ii) for defense and indemnity from the Debtors, up to the amount of, and payable solely from, the proceeds of prior or existing directors’ and officers’ liability insurance policies; and provided further, however, that this provision does not apply to the Disputed Pride Claims, which are being resolved in the Pride Adversary Proceeding.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS

9.1 Distributions for Claims and Interests Allowed as of Effective Date

Notwithstanding the occurrence of the Effective Date or anything contrary in the Plan, with the exception of Distributions made in payment of the DIP Loan, no Distribution of Hercules Common Stock shall be made to holders of Allowed Claims or to holders of Allowed Class 8 Interests until after the Initial Distribution Date. Subsequent Distribution Date(s) shall be determined and Distributions made as set forth herein. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no Distributions will be made to any holder of Allowed Class 8 Interests until after both of the following: (a) the Initial Distribution Date, and (b) the Creditor and Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan.

9.2 Disbursements to Classes of Claims and Interests

On the Effective Date, the Reorganized Debtors shall deliver all of the Liquidating Trust Assets to the Liquidating Trust for the beneficial interest of holders of Allowed Claims and Interests under the Plan. Additionally, on the Effective Date, the Escrow Agent shall continue to hold the Hercules Common Stock on behalf of the Reorganized Debtors for later Distribution to holders of Allowed Claims and Interests. Thereafter, (i) the Liquidating Trustee shall make all Distributions of Cash to the holders of Allowed Claims and Interests, as applicable, in accordance with the provisions of this Plan and the Liquidating Trust Agreement and (ii) the Escrow Agent, on behalf of the Reorganized Debtors, shall make all Distributions of Hercules Common Stock to the holders of Allowed Claims and Interests, as applicable, in accordance with the provisions of this Plan.

9.3 Record Date for Distributions to Holders of Claims

As of the close of business on the Effective Date, the Claims Register will be closed. Except as otherwise permitted by the Plan or by final order of the Bankruptcy Court, after the Effective Date, there shall be no further additions to the Claims Register or changes in the holder of record of any Claim. Except as to Claims filed or determined after the Confirmation Date that are permitted by the Plan, the Reorganized Debtors and the Liquidating Trustee, as applicable, shall have no obligation to recognize any transfer of a Claim occurring after the Effective Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those holders of record stated on the Claims Register as of the close of business on the Effective Date for Distributions under the Plan.

9.4 Record Date for Distributions to Holders of Interests

As of the close of business on the Effective Date, the Interests Register will be prepared. Seahawk’s transfer agent charged with maintaining the record of registered holders of Interests in Seahawk shall, in conjunction with the cancellation of the Interests in Seahawk, prepare a list of all such holders, and the number of shares held as of the Effective Date, and shall forward that list to the Plan Agent for inclusion in the Interests Register. The listing of such former registered holders of Interests in Seahawk, including former holders of Seahawk Common Stock who held Interests in their own name, shall represent only the right of such holder to receive Distributions on account of the canceled Interests. The former holders of Seahawk Common Stock who held Interests in their own name may transfer those rights by notifying the Plan Agent of such transfer.

Also on the Effective Date, The Depository Trust Company (“DTC”), in conjunction with the cancellation of the Interests in Seahawk, shall prepare a list of all holders of Interests shown on the records of DTC as of the Effective Date, forward that list to the Plan Agent for inclusion in the Interests Register and establish an “escrow CUSIP” number or numbers representing the shares held by the former holders of Interests which escrow CUSIP number(s) shall represent only the right of such holder to receive Distributions on account of the canceled Interests (an “Escrow CUSIP Interest”). The holders of rights in the Escrow CUSIP Interests, including former beneficial owners of Seahawk Common Stock, may transfer those rights.

After the Effective Date, the Plan Agent, in conjunction with DTC, will maintain and update the Interests Register and will set Distribution Record Dates for periodic Distributions to the holders of Interests as of the Distribution Record Date in accordance with the terms of the Plan. The Plan Agent shall be authorized and entitled to recognize and deal for all purposes under the Plan with only those holders of Interests stated on the Interests Register.

9.5 Valuation of Hercules Common Stock for Purposes of Distributions by the Escrow Agent on Behalf of the Reorganized Debtors

1.	Distributions of Hercules Common Stock to Holders of Allowed Claims

When shares of Hercules Common Stock are to be distributed (or reserved) under the Plan in exchange for Claims against the Debtors or in exchange for Administrative Claims in the bankruptcy cases of the Debtors (excluding the Hercules Common Stock to be transferred to Hayman Capital Master Fund, L.P in payment in full of its Allowed Administrative Claim, which claim will be paid in full in Hercules Common Stock pursuant to the terms of the DIP Loan), the number of shares to be distributed to or reserved for the holder of an Allowed Claim or a Disputed Claim shall be calculated in the following manner. Five business days in advance of any Distribution Date set by the Plan or later declared by the Reorganized Debtors or the Liquidating Trustee (each such date a “Hercules Common Stock Value Date”), the Hercules Common Stock Value shall be calculated by determining the average closing price of the common stock of Hercules as quoted on the NASDAQ Global Select Market exchange4 for the twenty (20) trading days preceding such Hercules Common Stock Value Date. The total dollar amount of any Claim to be paid or to be reserved pursuant to the Plan in Hercules Common Stock shall be divided by the Hercules Common Stock Value, that figure shall be rounded down to the nearest whole share, and the Reorganized Debtors shall direct the Escrow Agent to distribute that number of shares to the holder of the Allowed Claim on behalf of the Reorganized Debtors or, with respect to an applicable reserve, to reserve that number of shares. No fractional shares of Hercules Common Stock will be distributed or placed in reserves. With the exception of Distributions made in payment of the DIP Loan, no Distribution of Hercules Common Stock shall be made to holders of Allowed Claims, Disputed Claims, or Allowed Class 8 Interests prior to the Initial Distribution Date.

[4]	Or, on such other exchange or over-the-counter market on which Hercules’ common stock is traded on or before a Distribution Date. The Bankruptcy Court shall retain jurisdiction to determine any dispute over the valuation of the Hercules Common Stock.

2.	Distributions of Hercules Common Stock to Holders of Allowed Interests

After (a) the Initial Distribution Date has occurred, and (b) the Creditor and Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan, and subject to Pride’s right to seek a stay of Distributions to holders of Allowed Class 8 Interests if Pride appeals the disallowance, in whole or in part, of any of the Disputed Pride Claims in the Pride Adversary Proceeding, and subject to the Liquidating Trustee’s or the Equity Committee’s (as the case may be) right to oppose such a stay, then each holder of an Allowed Interest listed on the Interests Register, will receive their pro rata share of (i) any remaining Cash proceeds from the liquidation of the Liquidating Trust Assets and (ii) any remaining Hercules Common Stock in proportion to each Interest holder’s percentage of ownership of Seahawk as reflected on the Interests Register, in full satisfaction, settlement, and release of and in exchange for such Allowed Class 8 Interest. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no Distributions will be made to any holder of Allowed Class 8 Interests until after both of the following: (a) the Initial Distribution Date, and (b) the Creditor and Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan. The Liquidating Trustee shall have the authority and discretion to retain and not distribute Cash in order to retain sufficient assets to pay any and all costs, expenses, and obligations incurred in administering the Liquidating Trust and the Reorganized Debtors.

9.6 Distributions of Cash by the Liquidating Trustee

Distributions of Cash pursuant to the Plan, shall be made by the Liquidating Trustee.

1.	Distributions of Cash to Holders of Allowed Claims

All Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Secured Tax Claims, and Allowed Professional Fee Claims that must be paid in Cash will be paid by the Liquidating Trustee out of the Liquidating Trust Assets on the later of the Effective Date or the date the Claim becomes an Allowed Claim, or as otherwise provided in the Plan. Payment of an Allowed Claim that the Plan provides may be paid with Hercules Common Stock shall be paid by the distribution of shares of Hercules Common Stock by the Escrow Agent, on behalf of the Reorganized Debtors on or as reasonably practicable after the later of (a) the date on which such Claim becomes an Allowed Claim or (b) the Initial Distribution Date.

2.	Distributions of Cash to Holders of Allowed Interests

Only after (a) the Initial Distribution Date, (b) the Creditor and Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan, and (c) all costs, expenses, and obligations incurred in administering the Liquidating Trust and the Reorganized Debtors have been fully paid or adequate and sufficient reserves in the judgment of the Liquidating Trustee have been established for the payment of such costs, expenses and obligations, the Liquidating Trustee shall make a pro rata Distribution of any remaining Cash to the holders of Allowed Interests in proportion to each holder’s percentage of ownership of Seahawk as reflected on the Interests Register.

9.7 Means of Cash Payment

Any payment of Cash made pursuant to this Plan shall be by check, wire or ACH transfer in U.S. funds or by other means agreed to by the payor and payee or, absent agreement between the parties, in a commercially reasonable manner as the payor determines in its sole discretion.

9.8 Delivery of Distributions

Except as otherwise provided in the Plan, Distributions of Cash or Hercules Common Stock to record holders of Allowed Claims and Allowed Interests shall be made by the Escrow Agent, on behalf of the Reorganized Debtors, or the Liquidating Trustee, as the case may be, (a) at the addresses set forth on the Proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Reorganized Debtors or the Liquidating Trustee have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors, or the Liquidating Trustee, as applicable, after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Reorganized Debtors, or the Liquidating Trustee, as applicable, have not received a written notice of a change of address, (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) in the case of holders of Allowed Interests, to the holder at the address set forth on the Interests Register. Distributions to holders of Allowed Interests shall be deemed to have been made when delivered to the record holder of said interest without regard to whether the Allowed Interest is held directly by the beneficial owner or by the beneficial owner’s agent in a “street name.” If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Reorganized Debtors or the Liquidating Trustee, as applicable, or the appropriate indenture trustee, agent, or servicer is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable Distributions made by the Reorganized Debtors, the Liquidating Trustee or the indenture trustee, agent, or servicer, shall be returned to such party until such distributions are claimed. All claims for undeliverable distributions must be made on or before the first (1st) anniversary of the Effective Date, after which date all Unclaimed Property shall be free of any restrictions thereon, except as provided in the Plan, and the Claim of any holder or successor to such holder with respect to such property shall be unenforceable and forever barred, notwithstanding any federal or state escheat laws to the contrary and all Unclaimed Property otherwise attributable to that Claim or Interest shall be held by the Reorganized Debtors or the Liquidating Trust as the case may be for re-distribution to other holders of Allowed Claims or Allowed Interests. To the extent there remains, after Distributions by the Reorganized Debtors and/or the Liquidating Trustee and the payment of all expenses of administration, property of de minimus value such that the expense of distributing such property would exceed the reasonable benefit to the recipients, the Reorganized Debtors and/or the Liquidating Trustee shall Distribute such property as set forth in the Liquidating Trust Agreement.

9.9 Claims Paid or Payable by Third Parties

1.	Claims Paid by Hercules or Other Third Parties

Claims paid by Hercules or other third parties shall be disallowed only to the extent that the holder of such Claim has received payment of such Claim from Hercules or such other third parties, without prejudice to any other portion or amounts of Claims not paid by Hercules or such other third parties.

2.	Claims Payable by Insurance and Reservation of Rights under Insurance Policies

Nothing contained in the Plan or Confirmation Order shall constitute a rejection of any contract for insurance or a waiver, impairment, restriction or limitation of any rights of the Debtors, Reorganized Debtors or holders of Claims under or with respect to any insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver, impairment, restriction or limitation of any Cause of Action of the Debtors or the Liquidating Trustee or of any claims of any entity, including holders of Claims, against insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses. To the extent that holders of insured Claims are paid such Claims directly by proceeds of insurance, the Claims of such holders against the Debtors shall be reduced by the amount of such payment. Nothing contained herein shall be construed to limit or restrict the assertion of Claims by claimants (i) against insurers under any policies of insurance or (ii) against the Debtors, subject to any reduction for payment of such insured Claims directly to the holder thereof by such insurer. The availability of insurance, including defenses to payment by the insurer, may be considered in connection with the establishment of any Disputed Claim Reserve.

9.10 Withholding and Reporting Requirements

In connection with the Plan and all distributions made hereunder, the Reorganized Debtors and the Liquidating Trustee, as applicable, shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors and the Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

ARTICLE X

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT

AND UNLIQUIDATED CLAIMS

10.1 Expunging of Certain Claims

Subject to the provisions of section 10.7 of the Plan, all Claims marked or otherwise designated as “contingent,” “unliquidated” or “disputed” on the Debtors’ Schedules and for which no proof of claim has been timely filed, shall be deemed Disallowed Claims and such claims shall be expunged as of the Confirmation Date without the necessity of filing a claim objection and without any further notice to, or action, order or approval of the Bankruptcy Court.

10.2 Objections to Claims

The Liquidating Trustee shall have the exclusive authority to file, settle, compromise, withdraw, or litigate to judgment any objections to Claims after the Effective Date. Notwithstanding the foregoing, in the event Claims are filed on account of Assumed Liabilities (as that term is defined in the APA), the Purchaser shall also have the right to appear, defend and settle such claims. From and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Liquidating Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court.

Objections to Claims must be filed before the Claims Objection Deadline. The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion without notice or hearing.

10.3 Estimation of Claims

Except as provided in section 10.5, there shall be no estimation of Claims pursuant to section 502(c) of the Bankruptcy Code except for disputed, contingent or unliquidated personal injury and property damage Claims. In the event the Bankruptcy Court estimates any such disputed, contingent or unliquidated personal injury or property damage Claims, the estimated amount of such Claim will constitute the amount that may be recovered on such Claim from the Disputed Claim Reserve if the Claim later becomes an Allowed Claim. Nothing contained herein shall be construed to limit or restrict the assertion of Claims by claimants (i) against insurers under any policies of insurance or (ii) against the Debtors subject to any reduction for payment of such Claims by such insurer. The availability of insurance, including defenses to payment by the insurer, may be considered in connection with the establishment of any Disputed Claim Reserve.

10.4 Distributions Pending Allowance of Disputed Claim

Subject to the other provisions of the Plan regarding Distributions, the Liquidating Trustee shall pay the undisputed portion of any Disputed Claim plus interest, if any, owed under applicable non-bankruptcy law or this Plan from the applicable Disputed Claim Reserve on or as soon as reasonably practicable after the later of (a) the Effective Date, (b) the date on which such Claim becomes an Allowed Claim, or (c) the Initial Distribution Date.

10.5 Allowed Claim Reserves and Disputed Claim Reserves

1.	Establishment of Separate Allowed Claim Reserves and Disputed Claim Reserves

On the Effective Date, and in accordance with article 9.5 of the Plan, Allowed Claim Reserves shall be established and earmarked solely for the purpose of effectuating distributions to holders of Allowed Claims pending the Initial Distribution Date and any subsequent

Distribution Dates until such Allowed Claims are paid in full as provided in the Plan.5 On the Effective Date, and in accordance with article 9.5 of the Plan, Disputed Claim Reserves also shall be established and earmarked solely for the purpose of effectuating distributions to holders of Disputed Claims, including but not limited to Pride, pending the Initial Distribution Date and allowance or disallowance of such Claims in accordance with the Plan. On the Effective Date, the Reorganized Debtors and the Liquidating Trustee shall make a pro rata allocation of all the Hercules Common Stock, with exception of the Hercules Common Stock used to make Distributions in payment of the DIP Loan, between and among the Allowed Claim Reserves and the Disputed Claim Reserves in accordance with article 9.5 of the Plan.

A separate Reserve shall be established for each Allowed Claim and each Disputed Claim. Except for Allowed Claims paid in full on the Effective Date in accordance with the Plan, the applicable Reserve shall be withheld from the property to be distributed under the Plan pending Distribution and, with respect to Disputed Claims (other than Pride Disputed Claims governed by article 5.1(f) of the Plan, the entry of a Final Order for the allowance or disallowance of such Claims in accordance with the Plan.

After the Effective Date and continuing thereafter until the earlier of (a) the Initial Distribution Date or (b) the date on which all Disputed Claims are resolved by Final Order, if, as Disputed Claims are resolved by Final Order, the Hercules Stock Value of the Hercules Common Stock held in reserve for such resolved Disputed Claims exceeds the Allowed amount (if any) of such Disputed Claims (the “Excess Shares”), then on the last Business Day of each month in which there are Excess Shares the Liquidating Trustee shall make a pro rata allocation of the Excess Shares between and among the Allowed Claim Reserves and the Disputed Claim Reserves in accordance with article 9.5 of the Plan. In addition, if at any time after the Effective Date and before the earlier of (a) the Initial Distribution Date or (b) the date on which all Disputed Claims are resolved by Final Order the Hercules Common Stock Value of Excess Shares is at least $1 million, then on the next Business Day following, the Liquidating Trustee shall make a pro rata allocation of the Excess Shares between and among the Allowed Claim Reserves and the Disputed Claim Reserves in accordance with article 9.5 of the Plan.

Notwithstanding the occurrence of the Effective Date or anything contrary in the Plan, with the exception of Distributions made in payment of the DIP Loan, no initial Distribution of Hercules Common Stock shall be made to holders of Allowed Claims or to holders of Allowed Class 8 Interests until after the Initial Distribution Date. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, and subject to Pride’s right to seek a stay of Distributions to holders of Allowed Class 8 Interests if Pride appeals the disallowance, in whole or in part, of any of the Disputed Pride Claims in the Pride Adversary Proceeding, and subject to the Liquidating Trustee’s or the Equity Committee’s (as the case may be) right to oppose such a stay, no Distributions will be made to any holder of Allowed Class 8 Interests until after both of the following: (a) the Initial Distribution Date, and (b) the Creditor and

[5]	As provided in the Agreed Order Granting Joint Motion Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure to Approve Global Settlement and Compromise Agreement [Dkt. No. 1414] entered by the Bankruptcy Court on September 22 1011, the Allowed Claim Reserve for the Allowed Claim of Blake International USA Rigs, LLC and Blake Platform Rigs, S. de R.L. de C.V., will be established and treated in the same manner as the reserves for other Allowed Unsecured Claims under the Plan. Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan.

Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan.

2.	Funding of Disputed Claim Reserves for Claims Filed in Specified Amounts

The amount to be set aside in the applicable Disputed Claim Reserve for each Disputed Claim filed in a specified amount shall be equal to the sum of the following:

(a) The amount of such Disputed Claim, as filed by the holder thereof, plus

(b) Interest which would be due thereon under the Plan through and including the Effective Date if such Disputed Claim was Allowed in the filed amount thereof (“Pre-Effective Date Interest”), plus

(c) Attorneys’ fees and costs which would be due thereon under the Plan through and including the Effective Date (“Pre-Effective Date Attorneys’ Fees and Costs”), plus

(d) Interest which would be due thereon under the Plan for the period from the Effective Date through and including the date that is 365 days after the Effective date if such Disputed Claim was Allowed in the filed amount thereof (“Post-Effective Date Interest”), plus

(e) Attorneys’ fees and costs which would be due thereon under the Plan for the period from the Effective Date through and including the date of a Final Order allowing or disallowing such Disputed Claim (“Post-Effective Date Attorneys’ Fees and Costs”), the dollar amount of which shall be equal to the amount agreed to by the holder of such Disputed Claim and the Debtors in consultation with the Committees or, in the event of a dispute, as resolved by order of the Bankruptcy Court prior to the Effective Date, plus

(f) Pro rata allocation of any Excess Shares.

3.	Funding of Disputed Claim Reserves for Claims Filed in Specified Amounts by Pride

Pride filed three proofs of claim, two in specified amounts and one in an unspecified amount, against Seahawk Drilling, Inc. Pride also filed substantially the same sets of claims against each of Seahawk Drilling, Inc.’s subsidiaries (each, a “Subsidiary Debtor”). Pride filed proof of claim no. 371 in the amount of $18,926,683, plus interest and professional fees and costs, and proof of claim no. 368 in the amount of $53,988,878, plus interest and professional fees and costs. Pride’s proof of claim no. 368 has two components: (i) the aggregate face amount of the Mexico Letters of Credit, the U.S. Dollar equivalent of MXN 600,136,853.00 on the date of payment, which was $49,732,488 using the exchange rate that existed on the Petition Date (the “Letter of Credit Claim”), and (ii) credit support and letter of credit fees due Pride through December 31, 2011, plus pre-bankruptcy interest on such overdue fees through February 10, 2011, in the aggregate amount of $4,256,390.77 (the “Tax Support Fees and Interest Claim”).

The amount of Pride’s Disputed Claim Reserve for proof of claim no. 371 (hereinafter, the “Pride Commercial Disputed Claim Reserve”) shall be $18,926,683, plus (a) Pre-Effective

Date Interest on proof of claim no. 371, (b) Pre-Effective Date Attorneys’ Fees and Costs on all of Pride’s proofs of claims, (c) Post-Effective Date Interest on proof of claim no. 371, (d) Post-Effective Date Attorneys’ Fees and Costs on all of Pride’s proofs of claims, (e) an amount agreed to by Pride and the Debtors in consultation with the Committees or, in the event of a dispute, as resolved by order of the Bankruptcy Court prior to the Effective Date, for Pride’s indemnification claims arising from the Taylor Litigation and the Sandria Litigation (each as defined in proof of claim no. 371), provided, however, that if the claimant in the Taylor Litigation and the Sandria Litigation have had a Disputed Claim Reserve established in accordance with this Plan, then upon the funding of such Disputed Claim Reserve there shall not be a second Disputed Claim Reserve established for claim no. 371 with respect to Pride’s indemnification claim relating to the Taylor Litigation and the Sandria Litigation; the claimant in the Hileman Litigation (as defined in proof of claim no. 371) shall receive a Disputed Claim Reserve in accordance with sub-section 10.5.2 above and upon the funding of such Disputed Claim Reserve, there shall not be a second Disputed Claim Reserve for Pride’s indemnification claim relating to Hileman Litigation; and (f) pro rata allocation of any Excess Shares;

The amount of Pride’s Disputed Claim Reserve for proof of claim no. 368 (hereinafter, the “Pride Letter of Credit Disputed Claim Reserve” and together with the Pride Commercial Disputed Claim Reserve, the “Pride Disputed Claims Reserves”) shall equal the sum of the following:

(a) either (i) $49,732,488, the U.S. Dollar equivalent of MXN 600,136,853.00 using the exchange rate that existed on the Petition Date (as published by the Federal Reserve) or (ii) the U.S. Dollar equivalent of MXN 600,136,853.00 using the exchange rate published by the Federal Reserve as of the Effective Date. The Court shall determine prior to the Effective Date whether the reserve in this sub-paragraph (a) shall be either the amount reflected in (i) above or the amount reflected in (ii) above (hereinafter, the “Letter of Credit Reserve Amount”), plus

(b) $4,256,390.77, the Tax Support Fees and Interest Claim, plus

(c) Pre-Effective Date Interest on the proof of claim no. 368, plus

(d) Post-Effective Date Interest on proof of claim no. 368 which shall be limited to six (6) months of interest; plus

(e) pro rata allocation of any Excess Shares.

Upon the funding of the Pride Disputed Claims Reserves, there shall be no Disputed Claim Reserves for the identical proofs of claims Pride filed in specified amounts against the Subsidiary Debtors.

4.	Funding of Disputed Claim Reserves for Claims Filed in Unspecified Amounts.

The amount to be set aside in the applicable Disputed Claim Reserve for each Disputed Claim filed in an unspecified amount shall be equal to the amount agreed to by the holder of a Disputed Claim and the Debtors in consultation with the Committees or, in the event of a dispute, as resolved by order of the Bankruptcy Court prior to the Effective Date.

5.	Resolution of Disputes Over Amount of Interest or Attorneys’ Fees to Be Reserved.

Any dispute over the calculation of interest or the amount of attorneys’ fees and costs to be set aside in the Disputed Claim Reserve for each Disputed Claim filed in a specified amount shall be heard and resolved by order of the Bankruptcy Court prior to the Effective Date.

6.	No Duplicate Reserves for the Same Claim Filed Against Multiple Debtors.

Upon the funding of a Disputed Claim Reserve for a particular Disputed Claim, there shall be no Disputed Claim Reserve for any identical proofs of claims filed by the same holder against another Debtor. As such, if a claimant files the same proof of claim against multiple debtors, the claimant would be entitled to one reserve rather than multiple reserves for the same debt.

7.	Disputed Claim Reserves Pending Appeal of Allowance or Disallowance of Disputed Claim.

Except as otherwise provided in article 5.1(f) of the Plan, the Disputed Claim Reserve for a particular Disputed Claim shall not be disbursed in accordance with the terms of the Plan until there is a Final Order on the allowance or disallowance of such Disputed Claim; provided, however, that, if the Initial Distribution Date has occurred, upon (a) expiration of the Mexico Letters of Credit and (b) the termination of Pride’s obligations under the Pride Reimbursement Agreement relating to the Mexico Letters of Credit to The Bank of Nova Scotia or an affiliate thereof, other than indemnity obligations, the portion of the Pride Letter of Credit Disputed Claim Reserve attributable to the Letter of Credit Reserve Amount and any Pre-Effective Date Interest or Post-Effective Date Interest relating to the Letter of Credit Reserve Amount (the “Mexico Letter of Credit Release Date”) shall be released to the Liquidating Trustee or the Plan Agent, as the case may be, for distribution in accordance with Article V of this Plan, and provided further that, if the Initial Distribution Date has not yet occurred, then upon the Mexico Letter of Credit Release Date, the portion of the Pride Letter of Credit Disputed Claim Reserve attributable to the Letter of Credit Reserve Amount and any Pre-Effective Date Interest or Post-Effective Date Interest relating to the Letter of Credit Reserve Amount shall be treated as Excess Shares and re-allocated among and between the Allowed Claim Reserves and the Disputed Claim Reserves in accordance with article 10.5.1 of the Plan.

8.	No Bond Pending Appeal

Except as may be specifically provided in this Plan, neither the Claimant nor the Liquidating Trustee shall be required to post a bond or provide any security with respect to any appeal of an order allowing or disallowing any Disputed Claim.

10.6 Late Filed Claims

Claims filed after the applicable Bar Date shall not be included on the Claims Register unless the Bankruptcy Court, after notice and hearing, enters an order authorizing the claimant to file the Claim after the applicable Bar Date. The Debtors or Liquidating Trustee, as the case may be, may object to such a Claim by the later of the Claims Objection Deadline or thirty (30) days after the entry of an order authorizing such a Claim to be filed after the applicable Bar Date. Any late filed Claim so authorized shall only be entitled to Distributions under the Plan if it becomes an Allowed Claim.

10.7 Distributions After Allowance

Payments and Distributions shall be made to each holder of a Disputed Claim to the extent that the Disputed Claim becomes an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs.

Subject to any other provision in the Plan, within thirty (30) days after entry of a Final Order of the Bankruptcy Court that allows some or all of a Disputed Claim, the Reorganized Debtors or the Liquidating Trustee, as applicable, shall distribute to the holder of such Allowed Claim the distribution (if any) that would have been made to such holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date up to the maximum amount of the applicable Disputed Claim Reserve. Subject to article 10.5.1, after a Disputed Claim is Allowed or otherwise resolved and the Allowed amount paid in full in accordance with this Plan, any Cash or Excess Shares that were reserved on account of such Disputed Claim shall be subject to re-distribution to holders of Allowed Claims and Interests or, in the event a pro rata allocation of the Hercules Common Stock was made pursuant to article 10.5.1 hereof, re-allocation among the Allowed Claims and the Disputed Claim Reserves, in accordance with the provisions of the Plan.

10.8 Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, or the Liquidating Trustee, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and any distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, the Reorganized Debtors, or the Liquidating Trustee (or their authorized representative) shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Plan hereby preserves the right of the Debtors, the Reorganized Debtors, and the Liquidating Trustee, as applicable, to allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens and encumbrances.

ARTICLE XI

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

11.1 Professional Fee Claims

Each Allowed Professional Fee Claim will be paid in full in Cash: (a) no later than three days after the Professional Fee Claim is Allowed; (b) on any other terms the holder of an

Allowed Professional Fee Claim and the Debtors, the Reorganized Debtors, or Liquidating Trustee may agree; or (c) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court.

On the Effective Date, the Liquidating Trustee shall fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date, plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account shall be used to pay the remaining Professional Fee Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Professional Fee Claims have been paid in full, amounts remaining in such escrow account, if any, shall be transferred into the general funds of the Liquidating Trust to be used in accordance with the Liquidating Trust Agreement.

Each Person seeking an award by the Bankruptcy Court of Professional Fees must file with the Bankruptcy Court and serve on the Reorganized Debtors and the Liquidating Trustee its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the requesting Professional no later than twenty-one (21) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

11.2 Administrative Claims

By separate order the Court has established the Administrative Claims Bar Date. Holders of Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. §1930, administrative tax claims and administrative ordinary course liabilities, must submit a request for payment of such Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from recovering on account of such Claim. The Debtors’ notice of the Administrative Claims Bar Date constituted good and sufficient notice of the Administrative Claims Bar Date. The Liquidating Trustee and holders of Allowed Claims and Interests shall have forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims. Holders of Administrative Claims (including Claims arising under section 503(b)(9) of the Bankruptcy Code) are required to file a request for payment of such Administrative Claim on or before the Administrative Claims Bar Date or will forever be barred from recovering on account of such Claim.

11.3 Administrative Ordinary Course Liabilities

Holders of Administrative Claims that are based on liabilities incurred in the ordinary course of the Debtors’ businesses (other than Claims of Governmental Units for taxes and for interest and/or penalties related to such taxes) shall not be required to file any request for payment of such Claims. Such Administrative Claims, unless objected to, shall be paid in Cash in the ordinary course of business, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim.

11.4 Administrative Tax Claims

All Administrative Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, will be paid in full on the later of (i) thirty (30) days following the Effective Date; (ii) thirty (30) days following the entry of a Final Order of the Bankruptcy Court allowing such Administrative Tax Claim or (iii) pursuant to the provisions of, and at the time provided in section 505(b)(2) of the Bankruptcy Code.

ARTICLE XII

LIQUIDATING TRUST AND LIQUIDATING TRUSTEE

12.1 Generally

On the Effective Date the Liquidating Trust will be created and, except as otherwise provided in the Plan, the Liquidating Trust Assets shall be transferred to and vest in the Liquidating Trust to be administered by the Liquidating Trustee for the benefit of the beneficiaries of the Liquidating Trust. The beneficiaries of the Liquidating Trust are the holders of Allowed Claims against the Debtors and Allowed Interests in Seahawk.

12.2 Establishment of the Liquidating Trust

On the Effective Date, the Liquidating Trustee shall execute the Liquidating Trust Agreement on behalf of the Liquidating Trust. The Reorganized Debtors will transfer the Liquidating Trust Assets to the Liquidating Trust.

12.3 Purpose of the Liquidating Trust

The Liquidating Trust shall exist after the Effective Date, with all the powers of a trust under applicable Texas law. The Liquidating Trust shall execute and consummate such assignments, purchase agreements, bills of sale, operating agreements, conveyance documents and all other transaction documents, contracts, agreements, and instruments as are necessary to implement and consummate the transactions required under or in connection with the Plan, on or after the Effective Date.

On and after the Effective Date, the Liquidating Trust will own the Liquidating Trust Assets and shall act as necessary to liquidate the Liquidating Trust Assets and to enhance or preserve the value of the Liquidating Trust Assets.

12.4 Appointment of the Liquidating Trust Board

In the event that the Liquidating Trustee is selected by the Creditors Committee in accordance with section 12.5, the Creditors Committee shall appoint two members of the Trust

Committee and the Equity Committee shall appoint one member. In the event that the Liquidating Trustee is selected by the Equity Committee in accordance with section 12.5, the Equity Committee shall appoint two members of the Liquidating Trust Board Committee and the Creditors Committee shall appoint one member. In no event shall Pride or its designee be a member of the Liquidating Trust Board.

The Liquidating Trustee shall be required by the Liquidating Trust Agreement to consult with and report to the Liquidating Trust Board and the authority of the Liquidating Trust Board shall be as set forth in this Plan and the Liquidating Trust Agreement.

12.5 Appointment of the Liquidating Trustee

In the event that the total aggregate amount of obligations of the Reorganized Debtors, the Debtors and the Liquidating Trust payable under the Plan, including the Creditor and Liquidation Plan Payments in connection with the bankruptcy case and the consummation of the Plan and the wind down and liquidation of the Liquidating Trust and the Reorganized Debtors, but not including any claims by Pride regarding letters of credit which have not been drawn as of the Confirmation Date and any Pre-Effective Date Interest and Post-Effective Date Interest thereon exceeds by more than $5 million the sum of (1) the Hercules Common Stock Value and (2) Cash remaining on the Confirmation Date, the Liquidating Trustee will be selected by the Creditors Committee.

In the event that the total aggregate amount of obligations of the Reorganized Debtors, the Debtors and the Liquidating Trust payable under the Plan, including the Creditor and Liquidation Plan Payments in connection with the bankruptcy case and the consummation of the Plan and the wind down and liquidation of the Liquidating Trust and the Reorganized Debtors but not including any claims by Pride regarding letters of credit which have not been drawn as of the Confirmation Date and any Pre-Effective Date Interest and Post-Effective Date Interest thereon does not exceed by more than $5 million the sum of (1) the Hercules Common Stock Value and (2) Cash remaining on the Confirmation Date, the Liquidating Trustee will be selected by the Equity Committee.

Any dispute regarding the rights of the Equity Committee and the Creditors Committee to select the Liquidating Trustee or appoint members of the Liquidating Trust Board in accordance with sections 12.4 or 12.5 of the Plan will be heard and resolved by the Bankruptcy Court prior to the Effective Date of the Plan.

If the letters of credit are drawn at any time after the Confirmation Date, or other circumstances change, so that the total aggregate amount of obligations of the Reorganized Debtors, the Debtors and the Liquidating Trust payable under the Plan, including the Creditor and Liquidation Plan Payments in connection with the bankruptcy case and the consummation of the Plan and the wind down and liquidation of the Liquidating Trust and the Reorganized Debtors, and including any claims by Pride regarding the letters of credit if they have been called, including any interest thereon, exceeds by more than $5 million the sum of (1) the Hercules Common Stock Value and (2) Cash remaining in the Liquidating Trust or Reorganized Debtors, then the Liquidating Trust Board member initially appointed by the Creditors Committee may (i) replace one member of the Liquidating Trust Board with a new member of his or her choice, and (ii) the two members of the Liquidating Trust Board initially selected by the Equity Committee shall agree which of them shall step down and, in the absence of such agreement, the Liquidating Trust Board member initially appointed by the Creditors Committee shall determine which of the two members of the Liquidating Trust Board initially selected by the Equity Committee shall be replaced by the new member of the Liquidating Trust Board selected pursuant to this provision.

The Trustee will serve from and after the Effective Date until a successor is duly elected or appointed by the Liquidating Trust Board pursuant to the provisions of the Liquidating Trust Agreement.

12.6 Powers of the Liquidating Trustee

The Liquidating Trustee shall receive title to the Liquidating Trust Assets transferred by the Debtors to the Liquidating Trust on the Effective Date. Subject to the provisions of the Liquidating Trust Agreement and the Plan, the Liquidating Trustee shall have the power, duty and authority to perform the following acts, among others:

(a) accept the Liquidating Trust Assets transferred and provided to the Liquidating Trust pursuant to the Liquidating Trust Agreement and the Plan;

(b) fund or arrange for the funding of the Plan and administration of the Reorganized Debtors as may be necessary to pay obligations to holders of Allowed Claims and Allowed Interests under the Plan;

(c) act as the Plan Agent in respect of the Reorganized Debtors and, in that capacity, prepare, maintain and update the Interests Register and set Distribution Record Dates in accordance with the terms of the Plan;

(d) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims;

(e) file, settle, compromise, withdraw, or litigate to judgment any motions, applications, adversary proceedings, contested matters and other litigation matters, whether filed or commenced by the Debtors after the Petition Date or by the Liquidating Trustee after the Effective Date, including proceedings with respect to the rights and claims of the Debtors to recover property in Avoidance Actions, or the prosecution of any Causes of Action, or otherwise seeking to collect or recover on account of any Causes of Action;

(f) inform the Reorganized Debtors when Claims and Interests have been Allowed so that the Escrow Agent, acting on behalf of the Reorganized Debtors, may make Distributions of Hercules Common Stock to the holders of such Allowed Claims and Interests;

(g) prepare monthly reports to be filed with the Bankruptcy Court and posted on Reorganized Seahawk’s website describing in reasonable detail the litigation status of pending claims resolutions including whether any claims have been disallowed and the original asserted amount of such disallowed claims, and the amount of any claims that been allowed;

(h) pay and satisfy any costs, expenses, fees or obligations of the Escrow Agent incurred by the Reorganized Debtors in connection with the Distributions of Hercules Common Stock by the Reorganized Debtors in accordance with the Plan;

(i) distribute Liquidating Trust Assets to Beneficiaries, as defined in the Liquidating Trust Agreement in accordance with the terms of the Liquidating Trust Agreement;

(j) perfect and secure his/her right, title and interest to any and all Liquidating Trust Assets;

(k) reduce all of the Liquidating Trust Assets to his possession and conserve, protect, collect and liquidate or otherwise convert all Liquidating Trust Assets, with the exception of the New Common Stock of Reorganized Seahawk, into Cash;

(l) distribute the net proceeds of Liquidating Trust Assets as specified herein;

(m) release, convey, subordinate or assign any right, title or interest in or to the Liquidating Trust Assets;

(n) pay and satisfy any costs, expenses, fees or obligations deemed necessary to preserve the Liquidating Trust Assets, and to protect the Liquidating Trust and the Liquidating Trustee from liability;

(o) deposit Liquidating Trust funds and draw checks and make disbursements thereof;

(p) employ such attorneys, accountants, engineers, agents, tax specialists, other professionals, and clerical assistance as the Liquidating Trustee may deem necessary. The Liquidating Trustee shall be entitled to rely upon the advice of retained professionals and shall not be liable for any action taken in reliance of such advice. The fees and expenses of all such professionals shall be charged as expenses of the Liquidating Trust and shall be paid upon approval of the Liquidating Trustee;

(q) employ brokers, investment brokers, sales representatives or agents, or other Persons necessary to manage the Liquidating Trust Assets;

(r) exercise any and all powers granted the Liquidating Trustee by any agreements or by Texas common law or any statute that serves to increase the extent of the powers granted to the Liquidating Trustee hereunder;

(s) take any action required or permitted by the Plan or the Liquidating Trust Agreement;

(t) execute obligations, whether negotiable or non-negotiable;

(u) sue and be sued;

(v) settle, compromise or adjust by arbitration, or otherwise, any disputes or controversies in favor or against the Liquidating Trust;

(w) waive or release rights of any kind;

(x) appoint, remove and act through agents, managers and employees and confer upon them such power an authority as may be necessary or advisable;

(y) negotiate, renegotiate or enter into any contract or agreements binding the Liquidating Trust, and to execute, acknowledge and deliver any and all investments that are necessary, required or deemed by the Liquidating Trustee to be advisable in connection with the performance of his/her duties;

(z) borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations (including any fiduciary hereunder) for such purposes as may be deemed advisable, and secure such loans with any of the Trust Assets, so long as the terms of any such borrowing provide that no recourse shall be had to the Liquidating Trustee, or any Reorganized Debtors or Beneficiary on any such debt; and

(aa) in general, without in any manner limiting any of the foregoing, deal with the Liquidating Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owing the same to deal therewith, whether similar to or different from the ways above specified, at any time or times hereafter.

12.7 Payment of Expenses Incurred by the Liquidating Trust

The Liquidating Trustee, including any successor Liquidating Trustee, may commit the Liquidating Trust to pay the Liquidating Trustee, from the Liquidating Trust Assets, reasonable compensation, as approved by the Liquidating Trust Board, for its services rendered and reimbursement of expenses incurred. Professionals retained by the Liquidating Trust, the Reorganized Debtors, the Creditors Committee or the Equity Committee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred. The payment of the fees and expense of the professionals retained by the Liquidating Trust, the Reorganized Debtors, the Creditors Committee or the Equity Committee shall be made in the ordinary course of business from the Liquidating Trust Assets.

12.8 Exculpation and Indemnification of the Liquidating Trustee

The Liquidating Trustee shall not be liable for actions taken or omitted in his capacity as trustee of the Liquidating Trust, except those acts arising out of fraud, willful misconduct, or gross negligence. The Liquidating Trustee shall be entitled to indemnification and reimbursement for all losses, fees, and expenses in defending any and all of his actions or inactions in his capacity as Liquidating Trustee, except for any actions or inactions involving his own fraud, willful misconduct, or gross negligence. Any indemnification claim of the Liquidating Trustee shall be satisfied from the assets of the Liquidating Trust.

The Liquidating Trust shall, to the fullest extent permitted by Texas law, indemnify and hold harmless the Liquidating Trustee, the Liquidating Trust Board, the Creditors Committee or the Equity Committee and agents, representatives, attorneys, professionals and employees of each (each an “Indemnified Party”), from and against any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to, attorney’s fees and costs, arising out of or due to their actions or omissions with respect to the Liquidating Trust or the implementation or administration of the Liquidating Trust Agreement or the Plan, if the Indemnified Party acted in good faith and in a manner reasonably believed to be in (or not opposed to) the best interests of the Liquidating Trust, the Creditors Committee or the Equity Committee and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.

12.9 Retention of Funds Prior to Distribution

The Liquidating Trustee shall collect all Cash constituting Liquidating Trust Assets and, pending distribution, shall deposit such Cash with a FDIC-insured financial institution that has banking services. The Liquidating Trustee will deposit Cash so that it is adequately insured. Notwithstanding the foregoing, the Liquidating Trustee may invest all Cash funds (including any earnings thereon or proceeds therefrom) in the same manner as chapter 7 trustees are required to invest funds pursuant to the guidelines of the United States Trustee’s Office, provided that the Liquidating Trustee shall invest funds held in only demand and time deposits, such as short-term certificates of deposit, in banks or savings institutions, or other temporary, liquid and low-risk investments, such as Treasury bills. The Liquidating Trustee shall hold all such funds until they are distributed pursuant to the Plan.

The Liquidating Trustee will not be required to post a bond or be audited or monitored except as otherwise expressly provide in the Liquidating Trust Agreement. Forty-five (45) days after the end of each calendar year of the Liquidating Trust and forty-five (45) days after termination of the Liquidating Trust, the Trustee will file with the Bankruptcy Court an unaudited written report and account showing (i) the assets and liabilities of the Liquidating Trust at the end of such year or upon termination; (ii) any changes in the Liquidating Trust Assets that have not been previously reported, and (iii) any material action taken by the Liquidating Trustee in the performance of his duties under the Liquidating Trust Agreement that has not been previously reported.

12.10 Distributions to Liquidating Trust Beneficiaries

The Liquidating Trustee, within a reasonable period after receipt of Available Cash sufficient to make a Distribution, may distribute such Available Cash, to the beneficiaries of the Liquidating Trust, after deducting any costs and expenses associated with operation of the Liquidating Trust, as provided by, and subject to any restrictions in, this Plan.

12.11 Representation of Liquidating Trust

The professionals employed by the Liquidating Trust are expressly authorized to simultaneously represent any party on any matter not directly adverse to the Liquidating Trust.

12.12 Termination of the Liquidating Trust

The Liquidating Trust shall remain and continue in full force and effect until the earlier of five (5) years from the Effective Date or the date on which (1) all Liquidating Trust Assets have been distributed or abandoned and all Hercules Common Stock has been distributed by the Escrow Agent on behalf of the Reorganized Debtors, (2) all costs, expenses, and obligations incurred in administering the Liquidating Trust have been fully paid, and (3) all remaining income and proceeds of the Liquidating Trust Assets have been distributed in accordance with the provisions of the Plan; provided, however, that if the complete liquidation of the Liquidating Trust Assets and satisfaction of all remaining obligations, liabilities and expenses of the Liquidating Trust pursuant to the Plan has not been completed prior to five (5) years from the Effective Date, the Liquidating Trustee may, for good cause shown, seek the approval of the Bankruptcy Court for an extension of the termination date of the Liquidating Trust for a specified period of time in order to complete the purpose of the Liquidating Trust as set forth in the Plan and the Liquidating Trust Agreement.

On the termination date of the Liquidating Trust, the Liquidating Trustee will execute and deliver any and all documents and instruments reasonably requested to evidence such termination. Upon termination and complete satisfaction of its duties under the Liquidating Trust Agreement, the Liquidating Trustee will be forever discharged and released from all power, duties, responsibilities and liabilities pursuant to the Liquidating Trust other than those attributable to fraud, gross negligence or willful misconduct of the Liquidating Trustee.

12.13 Resignation of the Liquidating Trustee

The Liquidating Trustee may resign at any time by giving written notice to the Liquidating Trust Board and such resignation shall be effective upon the date provided in such notice. In the case of the resignation of the Liquidating Trustee, a successor Liquidating Trustee shall thereafter be appointed by the Liquidating Trust Board, whereupon such resigning Liquidating Trustee shall convey, transfer and set over to such successor Liquidating Trustee by appropriate instrument or instruments all of the Liquidating Trust Assets then unconveyed or otherwise undisposed of and all other assets then in his possession the Liquidating Trust Agreement. Without further act, deed or conveyance, a successor Liquidating Trustee shall be vested with all the rights, privileges, powers and duties of the Liquidating Trustee, including the authority to act as the Plan Agent, except that the successor Liquidating Trustee shall not be liable for the acts or omissions of his predecessor(s). Each succeeding Liquidating Trustee may in like manner resign and another may in like manner be appointed in his place.

12.14 Transferability

None of the Liquidating Trustee, the Escrow Agent or the Reorganized Debtors will issue to the holders of Allowed Claims against the Debtors or holders of Allowed Interests in Seahawk, certificates in, or other tangible evidence of ownership of, the Liquidating Trust or the Liquidating Trust Assets. No holder of an Allowed Claim against the Debtor or holder of an Allowed Interest in Seahawk may assign, convey or otherwise transfer any of its right, title or interest in or to the distributions under the Plan from the Liquidating Trust or the Liquidating

Trust Assets, except for any such assignment, conveyance or transfer that occurs by will, the laws of descent and distribution or by operation of law.

ARTICLE XIII

CONFIRMATION AND CONSUMMATION OF THE PLAN

13.1 Conditions Precedent to Confirmation

The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 13.4 of the Plan:

(a) The Bankruptcy Court shall have approved a Disclosure Statement Order that is a Final Order in a form and substance acceptable to the Debtors and the Committees.

(b) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Committees and the Purchaser.

13.2 Occurrence of the Effective Date

The following are the conditions to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 13.4 below:

(a) The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Debtors, the Committees and the Purchaser.

(b) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

(c) The Debtors shall have established, or the Liquidating Trustee or Reorganized Debtors, as applicable, shall have established each of the Reserves required under the Plan.

(d) There shall not be in effect on the Effective Date any (i) order entered by any court of competent jurisdiction, (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity, or (iii) applicable law in effect staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan.

(e) No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall remain pending.

(f) All transactions contemplated by the Plan for the implementation thereof shall have been accomplished or waived.

(g) The Committees shall have approved all documents to be executed in connection with the occurrence of the Effective Date of the Plan, including any documents filed as part of the Plan Supplement.

(h) All conditions to the consummation of the transactions contemplated by the Plan shall have been satisfied or waived.

(i) The Debtors shall have filed on the docket of the Bankruptcy Court a Notice of Effective Date stating that (1) all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the Committees, (2) the Effective Date has occurred and specifying the date thereof for all purposes under the Plan, and (3) setting forth the name, address, email address and telephone number of the Liquidating Trustee.

13.3 Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.4 Waiver of Conditions

Each of the conditions set forth in Sections 13.1 and 13.2 of the Plan, other than 13.1 (b) and 13.2 (a),(c), (h) and (i), may be waived in whole or in part by written consent of the Debtors and the Committees.

13.5 Revocation, Withdrawal, Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file any subsequent plan of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims), and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person. In the event that the Debtors revoke or withdraw the Plan without the written consent of the Equity Committee and the Creditors Committee, all rights of exclusivity to file and obtain acceptances of a plan pursuant to Section 1121 of the Bankruptcy Code shall be automatically terminated and may not be reinstated.

ARTICLE XIV

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

14.1 Compromise and Settlement

Except as provided in Section 14.2, it is not the intent of the Debtors that confirmation of the Plan shall, in any manner, alter or amend any settlement and compromise between the Debtors and any Person that has been approved by the Bankruptcy Court (each, a “Prior Settlement”). To the extent that there is any conflict between the terms of the Plan and the terms of any Prior Settlement, the terms of the Prior Settlement shall control and such Prior Settlement shall be enforceable according to its terms.

Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Liquidating Trustee may compromise and settle Claims against the Debtors and claims that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.

After the Effective Date, the Liquidating Trustee may compromise and settle any Claims against the Debtors or the Liquidating Trust and claims he or she may have against other Persons without approval from the Bankruptcy Court.

14.2 Satisfaction of Claims

The provisions of the Plan shall bind the Debtors, any entity issuing securities under the plan, any entity acquiring property under the Plan, and any creditor or equity security holder in the Debtors, whether or not the claim or interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has accepted the Plan and the rights afforded in the Plan and the payment of Claims and Interests herein shall be in exchange for, and in complete satisfaction, settlement and release of, all Claims and Interests of any nature whatsoever against the Debtors or any of their Estates, Assets, properties, or interests in property.

Neither Purchaser, nor any of its successors or assigns, including any Assets, properties or interests of Debtors and its successors and assigns, shall be responsible for any pre-Closing Date obligations of the Debtors, except those expressly assumed by Purchaser under the APA.

Additionally, under the Plan, the transfer of the Purchased Assets to the Purchaser, the vesting of the Hercules Common Stock in the Reorganized Debtors and the transfer of the Liquidating Trust Assets to the Liquidating Trust shall be free and clear of any and all liens, claims, encumbrances and interests, with any such liens, claims, encumbrances and interests attaching to the proceeds of those assets in the same priority as they existed with respect to those assets.

14.3 Exculpation and Limitation of Liability

Notwithstanding any other provision of the Plan to the contrary, no holder of a Claim or Interest, no Entities who have held, hold, or may hold Claims against or Interests in the Debtors prior to the Effective Date, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of any of the foregoing, shall have any cause of action or right of action, whether in law or equity, whether for breach of contract, statute, or tort claim, against the Debtors (including their directors, officers and employees), the Reorganized Debtors (including their directors, officers and employees), the Equity Committee and the Creditors Committee (including any present and former members of either thereof and any and all of their professionals), the Liquidating Trust, the Liquidating Trustee, the Liquidating Trust Board, legal, financial or restructuring advisors of the Debtors, the Reorganized Debtors and the Liquidating Trustee, their respective successors or assigns, or their Estates, assets, properties, or interests in property, for any act or omission in connection with, relating to, or arising out of, these Chapter 11 Cases, the good faith solicitation of the Plan in accordance with section 1125(e) of the Bankruptcy Code, the pursuit of Confirmation of the Plan, consummation of the Plan, or the administration of the Debtors, the Plan or the property sold pursuant to the APA or to be distributed under the Plan.

14.4 Good Faith

As of the Confirmation Date, the Debtors and all other Persons soliciting acceptances or rejections of the Plan shall be deemed to have solicited acceptances or rejections of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

14.5 Plan Injunction

The provisions of the Plan shall bind the Debtors, any entity issuing securities under the Plan, any entity acquiring property under the Plan, and any creditor or equity security holder in the Debtors, whether or not the claim or interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has accepted the Plan. Therefore, except as otherwise provided in the Plan or prior orders of the Bankruptcy Court, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors prior to the Effective Date are prohibited from taking any of the following actions against the Debtors, the Reorganized Debtors, the Purchaser, the Committees, the Liquidating Trust, the Liquidating Trust Board or each of their respective successors or assigns, or their Estates, assets, properties, or interests in property, on account of any such Claims or Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding to enforce such Claim; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order regarding such Claim; (c) creating, perfecting or enforcing any lien or encumbrance relating to such Claim; and (d) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan or under the APA.

14.6 Covenants of the Debtors and Their Estates

The Debtors, on behalf of themselves and their respective estates, successors and assigns, any and all Persons or Entities that may purport to claim through, under or for any of the foregoing, including the Reorganized Debtors and the Liquidating Trustee (collectively, the “Covenanting Parties”), shall not record or execute (i.e. seek to collect or recover, directly or indirectly) any judgment against any current or former officer or director of the Debtors for actions taken on or after the Spin-off Date (the “Covered Officers and Directors”) or any of their respective assets and properties, other than insofar as may be specifically permitted by this section. Instead, the execution, enforcement or collection of any judgments against the Covered Officers and Directors shall be undertaken by the Covenanting Parties only against the proceeds of any applicable directors’ and officers’ insurance policies, and any such judgments may only be executed, enforced or collected against the Covered Officers and Directors from and to the extent of such proceeds, if any. None of the Covenanting Parties shall otherwise proceed in any manner that does not conform or comply with the provisions of this covenant not to execute.

For the avoidance of doubt, the covenant not to execute shall not be deemed to operate as a release of any claims or as a restriction on any party’s right to commence or pursue litigation, except as expressly set forth below.

Nothing in this Plan shall (a) constitute a determination that the proceeds, if any, of the directors’ and officers’ insurance policies are property of the Estates, or (b) impair, abridge, or otherwise alter the scope, extent, validity, enforceability or binding effect of any directors’ and officers’ insurance policies at any time purchased or entered into by any of the Debtors, and all such directors’ and officers’ insurance policies shall remain valid, binding and enforceable against the respective insurance carriers as if the Debtors had not filed petitions for relief under chapter 11 of the Bankruptcy Code. Additionally, and for avoidance of doubt, the rights of any Persons or Entities to collect proceeds from any such directors’ and officers’ insurance policies remains unchanged notwithstanding the confirmation of the Plan.

Notwithstanding anything to the contrary herein, the covenant not to execute shall not apply to (i) the personal liability of any of the Covered Officers and Directors to any of the Debtors with respect to any promissory notes made by any of the Covered Officers and Directors payable to the Debtors, or (ii) any liability arising from any willful misconduct or gross negligence of the Covered Officers and Directors. Further, the covenant not to execute shall not affect the rights of any party to object to any proofs of claims filed by any Covered Officers and Directors or to exercise rights of setoff against such proofs of claim.

The Reorganized Debtors shall support and defend the Covered Officers and Directors with respect to the covenant not to execute by enforcing the foregoing provisions in the Bankruptcy Court or any other court of competent jurisdiction, and by paying any and all reasonable and documented out of pocket fees, costs or other expenses incurred in the defense of the Covered Officers and Directors to the extent necessary to effectuate and enforce the covenant not to execute.

Notwithstanding any provision of this Plan or the Confirmation Order, the Covered Officers and Directors shall be entitled to retain their rights to indemnity and their rights for payment or reimbursement of defense costs from the existing or prior directors’ and officers’ insurance policies in accordance with the provisions of such policies and from the Debtors or the Reorganized Debtors, provided however, that in no event shall the Debtors, or the Reorganized Debtors or the Liquidating Trust be liable for any such indemnity obligation or payment or reimbursement of defense costs over and above any amounts reimbursed to the Debtors, Reorganized Debtors or the Liquidating Trust by or under existing or prior directors’ and officers’ insurance policies.

14.7 Release of and by Purchaser

On and after the Effective Date, Purchaser, on behalf of itself and its subsidiaries and affiliates, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released each of (i) the Debtors; (ii) the Debtors’ current and former directors, managers, officers, employees, attorneys and other representatives, in their capacities as such; (iii) legal, financial and restructuring advisors of the Debtors; and (iv) the Liquidating Trust, from any and all Claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, including any derivative Claims asserted or assertable against the Debtors, their Estates, and the Liquidating Trust whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise, that Purchaser, its subsidiaries and affiliates or any Entity claiming by or through Purchaser or its subsidiaries and affiliates ever had, now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, save and except any Claims and/or continuing obligations under, in connection with or relating to the APA and/or the Sale Order.

On and after the Effective Date, the Debtors, on behalf of themselves and their respective subsidiaries and affiliates (including the Liquidating Trust), shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released (i) the Purchasers, (ii) the Purchasers’ current and former directors, managers, officers, employees, attorneys and other representatives, in their capacities as such, and (iii) legal and financial advisors of the Purchasers, from any and all Claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise, that the Debtors, their subsidiaries and affiliates (including the Liquidating Trust) or any Entity claiming by or through the Debtors or their subsidiaries and affiliates ever had, now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, save and except any Claims and/or continuing obligations under, in connection with or relating to the APA and/or the Sale Order.

14.8 Setoffs and Recoupment

Except as otherwise expressly provided for in the Plan, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, the Reorganized Debtors or the Liquidating Trustee may setoff and/ or recoup against any Claim and the distributions to be made pursuant to the Plan on account of such Claim (before such distribution is made), any Claims, rights, and Causes of Action of any nature that the Reorganized Debtors or the Liquidating Trustee, as applicable, may hold against the holder of such Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise). Nothing contained in this Plan shall limit or restrict or impair any rights of recoupment or setoff of the holders of Claims against the Debtors.

14.9 Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created by the Debtors pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, liens, pledges, or other security interests against any Assets of the Debtors that are transferred to Purchaser or the Liquidating Trust shall be fully released and satisfied, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, pledges, or other security interests shall attach to the Sale Proceeds.

In addition to, and in no way a limitation of, the foregoing, to the extent the Debtors’ property or assets are encumbered by mortgages, security interests or Liens of any nature for which any holder of such mortgages, security interests or Liens does not have an Allowed Claim against such Debtor, such mortgages, security interests or Liens shall be deemed fully released and satisfied for all purposes and such holder shall execute such documents as reasonably requested by Debtors or the Liquidating Trustee, as applicable, in form and substance as may be necessary or appropriate to evidence the release of any such mortgages, security interests or Liens of any nature. If such holder fails to execute such documents, the Debtors or the Liquidating Trustee, as applicable, is authorized to execute such documents on behalf of such holder and to cause the filing of such documents with any or all governmental or other entities as may be necessary or appropriate to effect such releases.

14.10 Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and Claims between or among holders of Claims relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the Distributions under the Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, satisfied and terminated as of the Effective Date.

Distributions to the holders of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holders of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

14.11 Rights of Defendants in Avoidance Actions

All rights, if any, of a defendant to assert a Claim arising from relief granted in an Avoidance Action, together with the Liquidating Trustee’s right to oppose such claim, are fully preserved. Any such claim that is allowed shall be added to the Claims Register and shall be entitled to treatment and distribution under the Plan as a Class 4 General Unsecured Claim. Notwithstanding anything in this Plan to the contrary, Pride continues to assert the validity of the legal and factual allegations it made in Pride International, Inc.’s Opposition to the Equity Committee’s Motion for Standing (the “Pride Objection”) filed with the Court as docket number 806, which allegations among others are the subject of the Pride Adversary Proceeding, and nothing in this Plan shall be deemed or construed to expand or limit any right, claim or defense of any party to the Pride Causes of Action, and all such rights, claims and defenses are fully preserved.

14.12 Deadline for Bringing Causes of Action Against Covered Officers and Directors

Notwithstanding anything to the contrary herein, the Liquidating Trustee shall have the sole authority on behalf of the Debtors’ estates to pursue Causes of Action against the Covered Officers and Directors (as defined in section 14.6). The Liquidating Trustee shall have one hundred and eighty (180) days from the Effective Date to file and/or assert any Causes of Action against any of the Covered Officers and Directors. To the extent the Liquidating Trustee does not file any Causes of Action against the Covered Officers and Directors, such claims shall be unequivocally released, waived, forfeited, abandoned and forever barred.

ARTICLE XV

RETENTION OF JURISDICTION

Under sections 105 and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

(a) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(b) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Disclosure Statement and Plan and all contracts, instruments, and other agreements, including the Liquidating Trust Agreement, executed in connection with the Disclosure Statement and Plan;

(c) hear and determine any disputes regarding the interpretation or implementation or breach of the APA;

(d) hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

(e) issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(f) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(g) hear and determine any matters arising in connection with or relating to the Disclosure Statement, the Plan, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(h) enforce all orders, judgments, injunctions, releases, exculpations and rulings entered in connection with the Chapter 11 Cases;

(i) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(j) hear and determine matters relating to the allowance, disallowance, determination, classification, estimation and/or liquidation of Claims against the Debtors and to enter or enforce any order requiring the filing of any such Claim before a particular date;

(k) hear and determine motions, applications, adversary proceedings, contested matters and other litigation matters filed or commenced after the Petition Date by the Debtors in which the Reorganized Debtors or the Liquidating Trustee have substituted in as a party including proceedings with respect to the rights and claims of the Debtors to recover property in Avoidance Actions, or the prosecution of any Causes of Action, or otherwise seeking to collect or recover on account of any Causes of Action;

(l) hear and determine motions, applications, adversary proceedings, contested matters and other litigation matters filed or commenced by the Reorganized Debtors or the Liquidating Trustee after the Effective Date, including proceedings with respect to the rights and claims of the Debtors to recover property in Avoidance Actions, or the prosecution of any Causes of Action, or otherwise seeking to collect or recover on account of any Causes of Action;

(m) hear and determine all applications, Claims, adversary proceedings and contested matters pending as of the Effective Date; and

(n) enter a final decree closing the jointly-administered Chapter 11 Cases.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1 Amendments and Modification

The Debtors may alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date with the consent of the Committees.

After the Confirmation Date and prior to “substantial consummation” of the Plan, the Debtors may, under section 1127(b) of the Bankruptcy Code, and with the consent of the Committees, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

16.2 Payment of Statutory Fees

On or before the Effective Date, the Debtors shall have paid in full, in Cash (including by check or ACH transfer), in U.S. dollars, all fees payable pursuant to section 1930 of title 28 of the United States Code, in the amount determined by the Bankruptcy Court at the Confirmation Hearing.

16.3 Binding Effect

As of and upon the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Liquidating Trust, and all other parties-in-interest in these Chapter 11 Cases.

16.4 Term of Injunctions or Stay

Unless otherwise provided in the Plan or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or Confirmation Order shall remain in full force and effect in accordance with their terms.

16.5 Continuation and Dissolution of Committees

Any and all Committees appointed under the Bankruptcy Code shall be dissolved and the members of any such Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases upon the later of (a) the Effective Date of the Plan, (b) the Confirmation Order becoming a Final Order, (c) any orders entered in connection with the applications for reimbursement of fees and expenses of the Professionals for the Committees and the expenses of the Committee members becoming Final Orders, and (d) 45 days after the later of (i) the Mexico Letter of Credit Release Date, (ii) the effective date of a settlement agreement among the parties to the Pride Adversary Proceeding resolving all claims therein, or (iii) twenty days following entry of an order by the Bankruptcy Court resolving the Pride Disputed Claims and resolving all other claims in the Pride Adversary Proceeding, including the Pride Causes of Action. For the avoidance of doubt, the Creditors Committee and the Equity Committee will continue to have standing and the right to be heard to protect the interests of creditors and holders of Interests and their recoveries under the Plan and the Liquidating Trust Agreement.

16.6 No Admissions

To the extent that the Effective Date does not occur, nothing in the Plan shall be deemed an admission by the Debtors or any other person or entity with respect to any matter set forth in the Plan, including, without limitation, liability on any Claim.

16.7 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of the Disclosure Statement and Plan and any agreements, documents, and instruments executed in connection with the Disclosure Statement and Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) provided, however, that corporate governance matters relating to the Debtors not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

16.8 Subordination

The right of the Debtors, and upon the Effective Date, the Reorganized Debtors and the Liquidating Trustee, to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a Subordinated Claim or subordinated Interest at any time shall be modified to reflect such subordination.

16.9 Plan Supplements

Any exhibits or schedules to be filed as part of the Plan not initially filed with the Plan shall be subsequently filed in a Plan Supplement(s) prior to the Confirmation Hearing. Holders of Claims or Interests may obtain a copy of the Plan Supplements upon written request to counsel for the Debtors or may view Plan Supplements online any time through the Bankruptcy Court’s PACER System at www.txs.uscourts.gov or at the website of the Claims, Notice and Balloting Agent, www.kccllc.net/seahawk. The Debtors may amend the Plan Supplement, and any attachments thereto, through and including the Confirmation Date.

16.10 Notices

Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Seahawk Drilling, Inc.

Attn: President and Chief Executive Officer

5 Greenway Plaza, Suite 2700

Houston, Texas 77046

Facsimile: (713) 369 7312

with a copy to:

Fulbright & Jaworski L.L.P.

Attn: Berry D. Spears, Esq.

Johnathan C. Bolton, Esq.

1301 McKinney, Suite 5100

Houston, Texas 77010

Facsimile: (713) 651-5151

If to the Liquidating Trustee:

As the address set forth in the Notice of Effective Date filed in accordance with section 13.2 of the Plan

16.11 Severability of Plan Provisions

If, before the Confirmation Order, the Bankruptcy Court holds that any provision of the Plan is invalid, void or unenforceable, the Debtors, at their option, and with the consent of the Committees, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise. Otherwise, the Plan shall be withdrawn. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

16.12 U.S. Trustee Quarterly Reports

After the Effective Date, the Liquidating Trustee will file with the Bankruptcy Court, and serve on the U.S. Trustee, quarterly financial reports in a format prescribed by the U.S. Trustee, and the Liquidating Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. §1930(a)(6).

16.13 Default under the Plan

Except as otherwise provided for in this Plan, after the Effective Date, in the event of an alleged default by the Liquidating Trustee under the Plan, any party alleging such default shall provide written notice of the default (the “Plan Default Notice”) to the Liquidating Trustee at the addresses set forth in Notice of Effective Date filed pursuant to section 13.2(i) of the Plan with a copy thereof to the Debtor’s counsel at the address set forth in the Plan and shall contemporaneously file such Notice of Default with the Bankruptcy Court and serve it on counsel for the Creditors Committee and the Equity Committee. The Liquidating Trustee shall have thirty (30) days from receipt of the Default Notice to cure any actual default that may have occurred.

The Liquidating Trustee and any other party in interest shall have the right to dispute that an alleged default has occurred and to notify the party alleging such default that the Liquidating Trustee (or such other party in interest) contends no default has occurred, with such notice to be sent within the thirty (30) day time period following receipt of the Default Notice. In such event, the Bankruptcy Court shall retain jurisdiction over the dispute relating to the alleged default and with respect to any remedy therefor.

In the event the Liquidating Trustee (or any other party in interest) fails to either dispute the alleged default or timely cure such default, the party alleging such default shall be entitled to assert its rights under applicable law.

Dated: September 27, 2011

Respectfully Submitted,

SEAHAWK DRILLING, INC. AND ITS SUBSIDIARIES THAT ARE ALSO DEBTORS AND DEBTORS-IN-POSSESSION IN THE CHAPTER 11 CASES

By	/s/ James R. Easter
James R. Easter President and Chief Executive Officer

Plan Schedule I: Retained Causes of Action

Plan Schedule I: Retained Causes of Action

The attached lists and descriptions set forth the Retained Causes of Action to be retained by the Debtors pursuant to the Plan and pursued by the Debtor, Reorganized Debtors or Liquidating Trustee. The Official Committee of Unsecured Creditors (the “Creditors’ Committee”) and the Official Committee of Equity Security Holders (the “Equity Committee”) are currently reviewing and revising these lists. The Debtors, the Creditors’ Committee and the Equity Committee expressly reserve the right to alter, modify, amend, remove, augment, or supplement the lists of Retained Causes of Action at any time. Any such modifications will be set forth in an Amended Plan Supplement.

As set forth in the Plan, the Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all of the Retained Causes of Action, whether arising before or after the Petition Date, including any Causes of Action specifically listed herein, and the Reorganized Debtors’ and/or Liquidating Trustee’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors and/or the Liquidating Trustee may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors or the Liquidating Trust. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Reorganized Debtors or the Liquidating Trustee, as applicable, will not pursue any and all available Causes of Action against any Entity, except as otherwise expressly provided in the Plan. The Debtors, the Reorganized Debtors and the Liquidating Trustee, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, or a Bankruptcy Court order, the Reorganized Debtors and Liquidating Trustee expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

In accordance with section 1123(b)(3) of the Bankruptcy Code and the terms and provisions of the Plan, any Causes of Action that a Debtor may hold against any Entity shall vest in the Liquidating Trust. The Liquidating Trustee, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Liquidating Trustee shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors and the Liquidating Trustee reserve and shall retain the scheduled Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.

Plan Schedule I: Retained Causes of Action

(as of August 5, 2011) (Subject to Revision and Amendment Prior to Confirmation)

Debtor	Creditor	Schedule Description	Amount	Status	Footnote
Seahawk Drilling, Inc.	BAKER HUGHES, INCORPORATED	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	BAKER INTERNATIONAL, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	BAKER OIL TOOLS, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	BAKER-HUGHES OILFIELD OPERATIONS, INC., INDIVIDUALLY AND AS SUCCESSOR TO BAKER HUGHES INTEQ, INC. A/K/A BAKER HUGHES INTEQ DRILLING FLUIDS, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	CONOCO PHILLIPS COMPANY INDIVIDUALLY AND AS SUCCESSOR BY MERGER TO PHILLIPS 66 COMPANY	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	DIAMOND OFFSHORE (USA), INC.; F/K/A ODECO DRILLING, INC. AND DIAMOND M DRILLING A/K/A DIAMOND OFFSHORE DRILLING INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	DIXILYN-FIELD DRILLING COMPANY	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	DOW CHEMICAL COMPANY, INDIVIDUALLY AND AS SUCCESSOR BY MERGER OF UNION CARBIDE CORPORATION	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	ENSCO OFFSHORE COMPANY F/K/A PENROD DRILLING A/K/A ENSCO INTERNATIONAL INCORPORATED	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	GREAT GULF CAN	POST-PETITION CLAIM FOR DAMAGES	Approx. $449k	Will Be Sued

Seahawk Drilling, Inc.	HUGHES DRILLING FLUIDS, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	LAUREL MUD AND CHEMICAL CORPORATION	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	MILCHEM, INC. F/K/A MILWHITE MUD SALES COMPANY	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	MILPARK, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	MISSISSIPPI MUD, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	MONTELLO, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	NEWPARK DRILLING FLUIDS, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	OBI-HUGHES, INC. F/K/A OIL BASE INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	OILFIELD SERVICE AND SUPPLY COMPANY, INC.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	PHILLIPS 66 COMPANY, INDIVIDUALLY AND D/B/A DRILLING SPECIALTIES COMPANY	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	PHILLIPS PETROLEUM COMPANY AND DRILLING SPECIALTIES COMPANY	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	PHILLIPS PETROLEUM COMPANY, INDIVIDUALLY AND D/B/A PHILLIPS 66 COMPANY AND /OR D/B/A DRILLING SPECIALTIES COMPANY, L.L.C. A/K/A DSC DRILLING SPECIALTIES COMPANY, L.L.C.	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	UNION CARBIDE CORPORATION	CODEFENDANT - ASBESTOS CASE NO. 16-0021, 2006-535-CV II, 2006-440-CVII, 2006-434-CVII, 2006-446-CVII, 2006-129-CV03, 2006-500-CVII, 2006-448-CVII	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	APPLIED DRILLING TECHNOLOGY, INC.	CODEFENDANT - PERSONAL INJURY - 3RD PARTY (CGL) CASE NO. 09-02093	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	TESCO CORPORATION (US AND CANADA)	CODEFENDANT - PERSONAL INJURY CASE NO. 09-3404	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	TRANSOCEAN		Undetermined	Will Be Sued

Seahawk Drilling, Inc.	ASPEN INSURANCE UK LIMITED	CODEFENDANT - PERSONAL INJURY CASE NO. 154797	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	TESCO CORPORATION (US AND CANADA)	CODEFENDANT - PERSONAL INJURY CASE NO. 2010-80760	Undetermined	Will Be Sued	1

1 of 2

Debtor	Creditor	Schedule Description	Amount	Status	Footnote
Seahawk Drilling, Inc.	ARENA OFFSHORE WITH ST PAUL SURPLUS LINES INSURANCE	CONTRACT INDEMNIFICATION CLAIM	Undetermined	Will Be Sued

Seahawk Drilling, Inc.	PRIDE INTERNATIONAL, INC.	CONTRACT INDEMNIFICATION CLAIM	Undetermined	Will Be Sued

Seahawk Drilling, Inc.	SUPERIOR WELL SERVICES INC.	CONTRACT INDEMNIFICATION CLAIM	Undetermined	Will Be Sued

Seahawk Drilling, Inc.	BP AMERICA PRODUCTION COMPANY	LITIGATION - NEGLIGENCE AND PROPERTY LOSS - CASE NO. 70 158 Y 00616 09	Undetermined	Will Be Sued	2

Seahawk Drilling, Inc.	BP EXPLORATION & PRODUCTION INC.	LITIGATION - NEGLIGENCE AND PROPERTY LOSS - CASE NO. 70 158 Y 00616 09	Undetermined	Will Be Sued	2

Seahawk Drilling, Inc.	CASTILLE, LEONARD	LITIGATION - PERSONAL INJURY - 3RD PARTY (CGL) - CASE NO. 09-02093	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	ENBRIDGE/NAUTILUS PIPELINE COMPANY LLC	LITIGATION - PROPERTY DAMAGE - CASE NO. H-08-3109	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	TENNESSEE GAS PIPELINE COMPANY	LITIGATION - PROPERTY DAMAGE - CASE NO. H-08-3109	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	THE WILLIAMS COMPANIES, INC.	LITIGATION - PROPERTY DAMAGE - CASE NO. H-08-3109	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	JOHN, CALVIN	PERSONAL INJURY CLAIM - NO. 042690-006020-01	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	CLARK, KENNETH	WORKERS COMPENSATION CLAIM - NO. 042690-002189-01	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	HEBERT, JAMES	WORKERS COMPENSATION CLAIM - NO. 042690-002213-01	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	SMITH, RONALD K	WORKERS COMPENSATION CLAIM - NO. 060799-009954-01	Undetermined	Will Be Sued	1

Seahawk Drilling, Inc.	BLAKE INTERNATIONAL USA RIGS, LLC	LITIGATION - CONTRACT DISPUTE - CASE NO. 50 198 T 00410 10	Undetermined	Will Be Sued	3

Seahawk Drilling, Inc.	BLAKE PLATFORM RIGS, S. DE R.L. DE C.V.	LITIGATION - CONTRACT DISPUTE - CASE NO. 50 198 T 00410 10	Undetermined	Will Be Sued	3

Seahawk Drilling, Inc.	PRIDE INTERNATIONAL, INC.	LITIGATION [INCLUDES ALL PRIDE ITEMS]	$50,241,235	Will Be Sued

Seahawk Drilling, Inc.	LLOYD’S OF LONDON AND SYNDICATES	CLAIM FOR DENIAL OF COVERAGE ON SEAHAWK 3000 DAMAGE CLAIM, CURRENTLY ON APPEAL	$15,000,000	Will Be Sued

Seahawk Drilling, LLC	KEPPEL AMFELS, INC.	REPAIR WORK DONE ON SEAHAWK 3000, RETAINING RIGHTS FOR WARRANTY	Undetermined	Will Be Sued

Footnotes:

1.	To the extent Plaintiffs establish obtain any damage award against Debtors in these pending litigation matters, Debtors, Reorganized Debtors or the Liquidating Trustee will sue their co-defendants for contribution and indemnity.
2.	This claim arising from the Macondo well blow-out is pending as a claim before the Gulf Coast Claims Facility. Debtors, the Reorganized Debtors and the Liquidating Trustee will continue to exercise all of their rights against this entity, including filing suit.
3.	This dispute is currently pending in arbitration before the International Center for Dispute Resolution. Debtors, the Reorganized Debtors and the Liquidating Trustee will continue to exercise all of their rights against this entity, including filing suit.

2 of 2

Plan Schedule I - Retained Causes Of Action (continued)

Seahawk Claims Against Pride

The Debtors have claims against Pride International, Inc. and its affiliates arising based on unbudgeted cash costs, unaccrued liabilities and other disputed items stemming from the August 4, 2009 separation. Several meetings were held between Seahawk and Pride to resolve these matters, but a settlement agreement has not been reached as of date. The Debtors believe that the total value of these claims is in excess of $50 million. The Debtors specifically retain all of their rights relating to these claims and the Debtors, Reorganized Debtors or the Liquidating Trustee will sue to enforce those rights. A brief description of each is set forth below.

•

Legal Expenses - Beginning May 31, 2009, Seahawk continued using its cash to cover legal fees and other consultants’ fees for matters necessary to effect the spin-off (which otherwise should have been performed by Pride’s counsel), totaling $715,834.23. Seahawk also paid on Pride’s behalf (due to administrative convenience) fees for services related to Pride legal work concerning Mexico.

•

Seahawk 2601 Drum Shaft Assembly - The drum shaft assembly spare for the drilling rig, Seahawk 2601, was repaired by the vendor and returned to Pride’s inventory at the Rosharon yard on July 25, 2009. Since this date fell after the working capital settlement date, the repair work was issued on Seahawk purchase orders. Seahawk remitted payment in the amount of $425,125.86 to vendor, but Pride retained the equipment.

•

Seahawk 2600 Mud Pump Repair - The mud pump components for the drilling rig, Seahawk 2600, were requisitioned from the Pride Offshore capital spares inventory in 2008 for repair, but the repair was not authorized by AME group at Pride in the ordinary course of business. Pride sent the spares to the vendor to obtain the quote of approximately $304,000, but never issued a purchase order for the work. Subsequently, the vendor repaired the equipment without a purchase order to ensure the parts were available in case of a mud pump failure. Had Pride issued a purchase order in a timely fashion, the vendor would have been paid well before 5/31/09 and Seahawk would not be liable.

•

Pride International Management Co. Payroll - Seahawk incurred a $135,022.29 payroll cost in September 2009 from a cash dividend of Pride stock payable to Seahawk employees who held Pride shares. As a Pride dividend, Pride is obligated to fund the cost. Pride has indicated that credits for the dividend were made; however, supporting documentation was insufficient and/or failed to verify that Seahawk was credited in full.

•

Rosharon Property Taxes - In 2009, Seahawk was assessed $462,665.65 for personal property tax in Brazoria County, as Pride Offshore, Inc. was listed as the taxpayer of record. Some of the inventory located at the Rosharon yard as of January 1, 2009, however, was that of Pride.

•

Petroleum Supply Company (PSC) Invoices - Seahawk paid approximately $52,918 in charges prior to June 1, 2009 for goods/services received, which should have been paid by PSC in the working capital settlement. Seahawk funded its obligation to Pride, but Pride never paid the invoices, essentially causing a duplicate payment for Seahawk. This inaction caused untimely payments to our vendors and negatively affected our working relationship with same.

•

Foreign Rotation Premiums - Pride overpaid Seahawk expatriates, laid off in August of 2009, leaving Seahawk with no way to collect from the former employees. Seahawk absorbed $10,665 in payroll costs for these expatriates due to overpayment.

•

PEMEX Contract Anomalies - Since 5/31/09, Seahawk has incurred over $1 million in contract penalty adjustments from PEMEX. All of these contract penalties arose during the period in which Pride controlled and managed operations in Mexico. None of these amounts were accrued as of the 5/31/09 working capital calculation.

•

Legacy Claims - There are over 100 historical claims largely comprised of personal injury claims, inherited at 5/31/09 or relating to pre-6/30/09 Pride insurance policies. Seahawk inherited much higher deductibles from Pride which caused these claims to be self-insured claims (i.e. 100% cash to Seahawk). Through application of Seahawk’s insurance coverage levels to date, Seahawk has incurred over $2 million in self-insured cash costs and has a remaining net exposure of potentially over $13 million on the open claims from the Pride policy years.

•

Tax Litigation Expenses - The legal fees and other costs associated with the ongoing Hacienda tax litigation cases filed against what are now Seahawk’s non-Debtor affiliates in Mexico prior to the spin-off are extensive, with no Mexico revenues to offset the costs. Between May and December of 2009, the LLC branches paid $498,419 in legal and consulting fees to various law firms and experts. The LLC branches continue to defend these claims and have expensed over an additional $600,000 to date. Pride assumed these costs could be set off against ongoing business revenue in Mexico, which has not existed since shortly after the spin-off. These fees will continue indefinitely and additional costs will be realized.

•

Penalties & Interest for Late Mexico Filings - Seahawk incurred incremental costs in the amount of $635,811.09 with respect to the 2008 filings for Mexico Offshore Management, S. de R.L. de C.V. and each of the Mexico LLC branches. Pride statutory accounts were not properly maintained in the JD Edwards environment at the time of the spin-off, resulting in interest and penalties for late tax filings under Mexican tax law. Due to these delays and record maintenance issues, Seahawk incurred an additional $69,025 in KPMG fees.

•

Oracle Licenses/Telecom Connection - The annual renewal/maintenance period on the Oracle licenses ended in November 2009. Due to Pride’s inability to transfer the Oracle licenses to Seahawk in a timely fashion, Seahawk was required to pay $172,877.17 in related costs. Also, due to delays in transitioning JDE World electronic books and records to Seahawk, Seahawk was also required to maintain a telecom connection with Pride at Seahawk’s expense. As a result, Seahawk incurred incremental costs of $34,698 for the additional line.

•

Q3 2009 Review Overrun - In preparation of Seahawk’s September 30, 2009 10-Q filing, Pride was charged with preparing the opening balance sheet. During the process of computing the balance, Seahawk received approximately 115 post-closing entries through October 29, 2009, the date of Pride’s Q3 earnings release call. As a result, KPMG incurred incremental time and efforts related to the review of these activities and charged Seahawk an additional $45,000.

•

Blake Litigation Expenses - In June 2010, Blake filed a demand for arbitration, asserting eleven contractual breaches against Seahawk. Blake’s assertions originate from the original management agreement executed between Pride and Blake governing the management of the rigs for the duration of the PEMEX contracts. The contractual breaches alleged by Blake in its demand for arbitration date back to April 2009 and earlier. To date, Seahawk has paid over $40,000 in legal fees defending against these assertions.

•

PEMEX Fines - In October 2006, the Pride marketing team in Mexico violated PEMEX bidding rules by submitting multiple bids on one tender. Pride retained all marketing personnel in Mexico. In October 2010, PEMEX notified the three Mexico LLC branches of the sanctions assessed. The violation of law resulted in fines to Seahawk totaling approximately $17,500 and a 3-month ban from participating in public bids.

•	Mexico Value Erosion - All valuation models, including the H&L solvency opinion from the spin-off, assumed at least a modest level of continuing rig operations in Mexico. However, drilling activity in

Mexican waters subsequently declined substantially after the spin-off. Pride International Inc.’s SVP of Marketing and Business Development was later quoted as saying “We saw this coming, which is why we shed our mat rigs, and our other shallow water fleet.” Seahawk incurred incremental expenses including severance, facility consolidation and closure, movement of rigs and equipment. Seahawk has received no new contracts since the spin-off and all rigs have left the market, adversely affecting near term liquidity and cash flow. The incremental costs incurred for shutdown and relocation total approximately $4,519,232.

•

Seahawk 3000 Repairs - The drilling rig, Seahawk 3000, has incurred approximately $23 million in repairs to date. Damage to the jacking system and related equipment rendered the rig inoperable for nearly all of 2010. Repairs to the vessel were not completed until December 18, 2010.

•

Seahawk 3000 Lost Revenue - Due to unreported damage and wear to the Seahawk 3000, this rig was unavailable for drilling for substantially all of 2010. As this was Seahawk’s most capable and highest dayrate rig, Seahawk suffered lost revenue estimated at a total of over $14.5 million (based on 274 days, 90% utilization, avg. $60,000/day).

•

Termination and Recruitment Fees - Seahawk hired Oscar A. German, Seahawk’s former Senior Vice-President, Human resources and Administration, at the recommendation of Pride management. Upon Mr. German’s separation from Seahawk in January 2009, Seahawk paid him a cash severance of $300,000 and incurred $120,000 in recruitment fees for his replacement.

•

Corporate Severance - At spin-off, the shore based workforce was overstaffed and/or unqualified for separate public company requirements, but, at Pride’s request, no action was taken until after the spin-off. Seahawk effected necessary workforce reductions and incurred $120,188 in severance and termination expenses as of September 2009.

Avoidance Actions

The Liquidating Trustee will have the right to pursue Avoidance Actions (as that term is defined in the Plan). The Plan currently provides that Unsecured Creditors will be paid in full. However, to the extent Unsecured Creditors will not paid in full under the Plan, the Plan provides that the Liquidating Trustee may pursue causes of action for preferences under 11 U.S.C. § 547. Each of the Debtors filed a Statement of Financial Affairs setting forth a list of payments made to creditors within the 90 days prior to the Petition Date and to “insiders” (as that term is defined in the bankruptcy Code) within the year preceding the Petition Date which payments may be pursued as preferences. The Debtors’ Statements of Financial Affairs, and any amendments thereto, are available for viewing at www.kccllc.net/seahawk. Creditors should be aware that all payments received within the 90-day preference period (1 year preference period for insiders) may be recoverable in a subsequent action by the Reorganized Debtors or the Liquidating Trustee. Additionally, the Liquidating Trustee has the right to pursue causes of action under 11 U.S.C. § 548, all existing causes of action, including fraudulent conveyance actions, under applicable state law, against any persons or entities who conducted business with or received transfers from the Debtors within the applicable limitations period.

Directors, Officers and Employees

The Debtors disclosed in the Plan and Disclosure Statement certain material Causes of Action including Avoidance Actions and other actions that they may hold against third parties, including Pride. In addition to those Causes of Action described in the Plan and Disclosure Statement, the Debtors may have Claims and Causes of Action against the Debtors’ former and/or current officers, directors, managers, and employees (and their respective insurers), including, without limitation Randall D. Stilley, James R. Easter, William C. Hoffman, Raymond Gonzales, Steven A. Manz, Alejandro (Alex) Cestero, Oscar A. German, Ricky Hileman, William G. Evans, Robert E. Moore, John Varkey, Maidie Ryan, Rick Storey, Stephen A. Snider, Richard J. Alario, Mark E. Baldwin, Franklin Myers, John T. Nesser, and Edmund P. Segner for, among other claims, conspiracy, conflict of interest, misuse of insider information, negligence, breach or abuse of fiduciary duties, breach of special relationships, breach of conduct or dealing, and breach of contract, including, but not limited to, claims and Causes of Action related to the claims and Causes of Action against Pride described in Exhibit E to the Disclosure Statement, the Spin-Off, the transactions between the Debtors and Pride, and/or the management of the Debtors’ business leading up to and following the Spin-Off. Further, in addition to the claims and Causes of Action against Pride described in Exhibit E, the Debtors may have Claims and Causes of Action against Pride for aiding and abetting the Debtors’ former and/or current officers, directors, managers, and employees in their commission of certain of the above-listed Claims and Causes of Action, and/or for conspiracy to commit the same.

As set forth in the Plan, the Debtors, on behalf of themselves and their respective estates, successors and assigns, any and all Persons or Entities that may purport to claim through, under or for any of the foregoing, including the Reorganized Debtors and the Liquidating

Trustee (collectively, the “Covenanting Parties”), have agreed not record or execute (i.e. seek to collect or recover, directly or indirectly) any judgment against any current or former officer or director of the Debtors for actions taken on or after the Spin-off Date (the “Covered Officers and Directors”) or any of their respective assets and properties, other than insofar as may be specifically permitted by the Plan. Instead, the execution, enforcement or collection of any judgments against the Covered Officers and Directors shall be undertaken by the Covenanting Parties only against the proceeds of any applicable directors’ and officers’ insurance policies, and any such judgments may only be executed, enforced or collected against the Covered Officers and Directors from and to the extent of such proceeds, if any. None of the Covenanting Parties shall otherwise proceed in any manner that does not conform or comply with the provisions of this covenant not to execute. For the avoidance of doubt, the covenant not to execute shall not be deemed to operate as a release of any claims or as a restriction on any party’s right to commence or pursue litigation, except as expressly set forth in the Plan.

The Plan further provides that the Reorganized Debtors shall support and defend the Covered Officers and Directors with respect to the covenant not to execute by enforcing the foregoing provisions in the Bankruptcy Court or any other court of competent jurisdiction, and by paying any and all reasonable and documented out of pocket fees, costs or other expenses incurred in the defense of the Covered Officers and Directors to the extent necessary to effectuate and enforce the covenant not to execute.

Further, the Plan provides that the Covered Officers and Directors shall be entitled to retain their rights to indemnity and their rights for payment or reimbursement of defense costs from the existing or prior directors’ and officers’ insurance policies in accordance with the provisions of such policies and from the Debtors or the Reorganized Debtors, provided however, that in no event shall the Debtors, or the Reorganized Debtors or the Liquidating Trust be liable for any such indemnity obligation or payment or reimbursement of defense costs over and above any amounts reimbursed to the Debtors, Reorganized Debtors or the Liquidating Trust by or under existing or prior directors’ and officers’ insurance policies.

As set forth in the Plan, the Liquidating Trustee shall have the sole authority on behalf of the Debtors’ estates to pursue Causes of Action against the Covered Officers and Directors (as defined in section 14.6 of the Plan). The Liquidating Trustee shall have one hundred and eighty (180) days from the Effective Date to file and/or assert any Causes of Action against any of the Covered Officers and Directors. To the extent the Liquidating Trustee does not file any Causes of Action against the Covered Officers and Directors, such claims shall be unequivocally released, waived, forfeited, abandoned and forever barred.

The claims and Causes of Action listed herein shall be retained by and vest in the Reorganized Debtors and be transferred to the Liquidating Trust whether or not litigation relating thereto is pending on the Effective Date. The Liquidating Trustee is authorized pursue all Causes of Action listed herein that are not resolved by the Debtors prior to the Effective Date. Pursuit of a claim or Cause of Action may include, but not be limited to, service of a demand letter, settlement negotiation, pursuit of litigation, and any other means available to the Liquidating Trustee to obtain a resolution of such claim or Cause of Action. In the event the Liquidating Trustee is not able to resolve any claims and Causes of Action, the Liquidating Trustee may escalate its pursuit of claims and Causes of Action by any means authorized under the Plan, Disclosure Statement, Liquidating Trust Agreement, and applicable law, including litigation in such forum as the Liquidating Trustee deems appropriate. Resolution of the claims and Causes of Action by the Liquidating Trustee shall be in accordance with the requirements and procedures set forth in the Plan and Liquidating Trust Agreement.

The claims and Causes of Action retained herein are additions and supplements to, and expressly not replacements of, the claims and Causes of Action described in the Plan and Disclosure Statement.

Plan Schedule II:

List of Assumed Executory Contracts and Unexpired Leases

Plan Schedule II: List of Assumed Executory Contracts and Unexpired Leases

(as of September 27, 2011)

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Drilling, Inc.	ACCOUNTEMPS	SERVICE AGREEMENT TEMPORARY EMPLOYMENT AGENCY AGREEMENT AND CONDITIONS OF ASSIGNMENT CONTRACT START DATE: 04/05/2010	$0.00
Pride Offshore, Inc.	APPLIED DRILLING TECHNOLOGY, INC.	DRILLING CONTRACT PRIDE WYOMING DRILLING AGREEMENT CONTRACT START DATE: 11/28/07	$0.00
Seahawk Drilling, Inc.	AKII LIMITED	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT CONTRACT START DATE: 10/19/09	$0.00
Seahawk Drilling, Inc.	ALLIS-CHALMERS ENERGY, INC.	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO MEXICAN CEMENTING DIVISION CONTRACT START DATE: 01/15/2010	$0.00
Seahawk Drilling, Inc.	APOLLO MANAGEMENT VII, LP	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 04/30/2010	$0.00
Seahawk Drilling, Inc.	ASPEN INSURANCE UK	INSURANCE POLICY GENERAL LIABILITY POLICY POLICY NO. MS-S3383 (MSW)	$0.00
Seahawk Drilling, Inc.	ASPEN INSURANCE UK	INSURANCE POLICY PRIMARY EXCESS POLICY POLICY NO. MS-S3385 (MSW)	$0.00
Seahawk Drilling, Inc.	ASPEN INSURANCE UK	INSURANCE POLICY PROTECTION & INDEMNITY POLICY POLICY NO. MS-S3384 (MSW)	$0.00
Seahawk Drilling, Inc.	AVISTA CAPITAL HOLDINGS, LP	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 10/12/2010	$0.00
Seahawk Drilling, Inc.	AXIS INSURANCE COMPANY	INSURANCE POLICY EMPLOYMENT PRACTICES LIABILITY POLICY POLICY NO. MHN719759012010	$0.00
Seahawk Drilling, Inc.	BANK OF AMERICA, N.A.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 01/03/2011	$0.00
Seahawk Drilling, Inc.	BASSOE OFFSHORE, INC.	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 12/13/2010	$0.00
Seahawk Drilling, Inc.	BEAZLEY LLOYD’S SYNDICATE	INSURANCE POLICY 2ND EXCESS D&O LIABILITY POLICY POLICY NO. D100123	$0.00
Seahawk Drilling, Inc.	BERKSHIRE PARTNERS LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/11/2010	$0.00

1 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Drilling, Inc.	BLACKROCK FINANCIAL MANAGEMENT, INC.	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 04/28/2010	$0.00
Seahawk Drilling, Inc.	BLUE CROSS AND BLUE SHIELD OF TEXAS	THIRD PARTY PROFESSIONAL AGREEMENT CLAIMS ADMINISTRATION SERVICES AGREEMENT WITH BCBS CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	BONVILLAIN, JILL	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 04/27/2010	$0.00
Seahawk Drilling, Inc.	BUCCANEER RESOURCES	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 05/11/2010	$0.00
Seahawk Drilling, Inc.	CADENT ENERGY PARTNERS LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/24/2010	$0.00
Seahawk Drilling, Inc.	CCMP CAPITAL ADVISORS, LLC	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 04/28/2010	$0.00
Seahawk Drilling, Inc.	CERBERUS CAPITAL MANAGEMENT, L.P.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/09/2010	$0.00
Seahawk Drilling, Inc.	CHAMBERS ENERGY MANAGEMENT, LP	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 01/20/2011	$0.00
Seahawk Drilling, Inc.	CHARLESBANK EQUITY FUND VII, LIMITED PARTNERSHIP	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/08/2010	$0.00
Seahawk Drilling, Inc.	COMPUCYCLE, INC.	PURCHASE AGREEMENT TECHNOLOGICAL SERVICES AGREEMENT CONTRACT START DATE: 08/31/2010	$0.00
Seahawk Drilling, Inc.	COMPUCYCLE, INC.	SERVICE AGREEMENT PROVISION OF CERTAIN ELECTRONICS RECYCLING AND ELECTRONIC ASSET MANAGEMENT SERVICES AGREEMENT CONTRACT START DATE: 08/31/2010	$0.00
Seahawk Drilling, Inc.	CONTINENTAL CASUALTY COMPANY	INSURANCE POLICY BOILER & MACHINERY POLICY POLICY NO. 4015463105	$0.00
Seahawk Drilling, Inc.	CONTINENTAL INSURANCE COMPANY (CNA)	INSURANCE POLICY COMMERCIAL CRIME POLICY POLICY NO. 28742635	$0.00
Seahawk Drilling, Inc.	CSL CAPITAL MANAGEMENT, LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/09/2010	$0.00
Seahawk Drilling, Inc.	D.E. SHAW DIRECT CAPITAL PORTFOLIOS, L.L.C.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 01/21/2011	$0.00
Seahawk Drilling, Inc.	DELL, INC.	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO BUSINESS RELATIONSHIP WITH DELL CONTRACT START DATE: 10/06/2010	$0.00
Seahawk Drilling, Inc.	DENHAM CAPITAL MANAGEMENT LP	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 10/10/2010	$0.00

2 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Drilling, Inc.	DISCOVERY BENEFITS, INC.	SERVICE AGREEMENT AGREEMENT FOR THE ESTABLISHMENT AND OPERATION OF SEAHAWK’S CAFETERIA PLAN, HEALTH FSA AND DEPENDENT CARE FSA CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling Inc	ENCORE BANK	CHECKING ACCOUNT NO. XXXXXX7498	$0.00
Seahawk Drilling, Inc.	ESSAR OILFIELDS SERVICES LTD.	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 05/21/2010	$0.00
Seahawk Drilling, Inc.	ETON PARK CAPITAL MANAGEMENT, LP	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 04/28/2010	$0.00
Seahawk Drilling, Inc.	EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT CONTRACT START DATE: 6/30/09	$0.00
Seahawk Drilling, Inc.	FEDERAL INSURANCE COMPANY	INSURANCE POLICY NON-OWNED AIRCRAFT POLICY POLICY NO. 9958175901	$0.00
Seahawk Drilling, Inc.	FEDERAL INSURANCE COMPANY (CHUBB)	INSURANCE POLICY PRIMARY DIRECTORS & OFFICERS (D&O) LIABILITY POLICY POLICY NO. 82121337	$0.00
Seahawk Drilling, Inc.	FEDERAL INSURANCE COMPANY (CHUBB)	INSURANCE POLICY DIRECTORS & OFFICERS LIABILITY (Post Sale Policy) POLICY NO. 82237163	$0.00
Seahawk Drilling, Inc.	FEDERAL INSURANCE COMPANY (CHUBB)	INSURANCE POLICY RUN-OFF DIRECTORS & OFFICERS LIABILITY POLICY NO. 82121337	$0.00
Seahawk Drilling, Inc.	FIRST RESERVE XII ADVISORS, L.L.C.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 10/15/2010	$0.00
Seahawk Drilling, Inc.	FOCUS ENERGY LIMITED	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 09/17/2010	$0.00
Seahawk Drilling, Inc.	GALLAGHER BENEFIT SERVICES, INC.	SERVICE CONTRACT CONSULTING SERVICES AGREEMENT CONTRACT START DATE: 06/10/2009	$0.00
Seahawk Drilling, Inc.	GOLDEN GATE CAPITAL	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/15/2010	$0.00
Seahawk Drilling, Inc.	HCC SPECIALTY INSURANCE COMPANY	INSURANCE POLICY FIDUCIARY LIABILITY POLICY POLICY NO. 34-SMG-10-A5351	$0.00
Seahawk Drilling, Inc.	HCC SPECIALTY INSURANCE COMPANY (HCC GLOBAL)	INSURANCE POLICY RUN-OFF FIDUCIARY LIABILITY POLICY POLICY NO. 34-SMG-10-A5351	$0.00

3 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Energy Supply International LLC	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling LLC	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling Management LLC	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling USA LLC	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling, Inc.	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling, Inc.	HERCULES OFFSHORE, INC.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/12/2010	$0.00
Seahawk Global Holdings LLC	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Mexico Holdings LLC	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Offshore Management LLC	HERCULES OFFSHORE, INC.	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling, Inc.	HM LIFE INSURANCE COMPANY	INSURANCE POLICY LIFE INSURANCE POLICY	$0.00
Seahawk Drilling, Inc.	HM LIFE INSURANCE COMPANY	INSURANCE POLICY STOP LOSS INSURANCE AGREEMENT CONTRACT START DATE: 01/01/2011	$0.00
Seahawk Drilling, Inc.	ILLINOIS NATIONAL INSURANCE COMPANY (CHARTIS)	INSURANCE POLICY 3RD EXCESS D&O LIABILITY POLICY POLICY NO. 04-778-81-28	$0.00
Seahawk Drilling, Inc.	ILLINOIS NATIONAL INSURANCE COMPANY (CHARTIS)	INSURANCE POLICY RUN-OFF EXCESS D&O LIABILITY POLICY POLICY NO. 04-778-81-28	$0.00
Seahawk Drilling, Inc.	IRON MOUNTAIN INFORMATION MANAGEMENT, INC.	SERVICE CONTRACT CUSTOMER AGREEMENT CONTRACT START DATE: 10/29/2009	$0.00
Seahawk Drilling, Inc.	IRON MOUNTAIN INFORMATION MANAGEMENT, INC.	SERVICE CONTRACT SECURE SHREDDING SERVICES AGREEMENT CONTRACT START DATE: 09/18/2009	$0.00
Seahawk Drilling, Inc.	KAHANEK ADVISORY SERVICES	THIRD PARTY PROFESSIONAL AGREEMENT FINANCIAL ADVISORY SERVICES AGREEMENT CONTRACT START DATE: 06/14/2010	$0.00
Seahawk Drilling, Inc.	LEUCADIA NATIONAL CORPORATION	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 10/22/2010	$0.00
Seahawk Drilling, Inc.	LINCOLNSHIRE MANAGEMENT, INC.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/06/2010	$0.00
Seahawk Drilling, Inc.	LLOYD’S OF LONDON AND SYNDICATES	INSURANCE POLICY $100M XS $100M POLICY POLICY NO. MS-S3395 (MSW)	$0.00

4 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Drilling, Inc.	LLOYD’S OF LONDON AND SYNDICATES	INSURANCE POLICY MARINE PACKAGE (SECT II) POLICY POLICY NO. MS-S3394 (MSW)	$0.00
Seahawk Drilling, Inc.	LLOYD’S OF LONDON AND SYNDICATES	INSURANCE POLICY MARINE PACKAGE POLICY POLICY NO. MS-S3394 (MSW)
Seahawk Drilling, Inc.	MARITIME INDUSTRIAL SERVICES CO. LIMITED	CONFIDENTIALITY AGREEMENT SECRECY & NON-USE UNDERTAKING CONTRACT START DATE: 9/24/09	$0.00
Seahawk Drilling, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	EMPLOYEE BENEFIT PLAN 401(K) BENEFIT PLANNING SERVICES AGREEMENT CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	EMPLOYEE BENEFIT PLAN AGENT COMMISSIONS AND BENEFITS PLAN AGREEMENT CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	EMPLOYEE BENEFIT PLAN INVESTMENT OPTION EVALUATION SERVICES AGREEMENT RELATING TO EMPLOYEE BENEFITS PLAN CONTRACT START DATE: 04/30/2010	$0.00
Seahawk Drilling, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	EMPLOYEE BENEFIT PLAN INVESTMENT SERVICES AGREEMENT CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	EMPLOYEE BENEFITS PLAN PS - 401(K) NONSTANDARDIZED PROTOTYPE PROFITS SHARING PLAN AGREEMENT - CONTRACT NO. 060412-0001-0000 CONTRACT START DATE: 12/2/2009	$0.00
Seahawk Drilling, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	SERVICE AGREEMENT INSURANCE - AUTOMATIC SERVICES AGREEMENT CONTRACT START DATE: 11/24/2009	$0.00
Seahawk Drilling, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	SERVICE AGREEMENT PROVIDES DETAILED OUTLINE OF ALL OF THE ADMINISTRATIVE SERVICES THAT ARE TO BE PERFORMED UNDER THE AGREEMENT CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	MCGRIFF, SEIBELS & WILLIAMS OF TEXAS, INC.	CONFIDENTIALITY AGREEMENT SEAHAWK FORM NDA CONTRACT START DATE: 05/06/2010	$0.00
Seahawk Drilling, Inc.	MCGRIFF, SEIBELS & WILLIAMS OF TEXAS, INC.	INSURANCE POLICY BROKERAGE SERVICE AGREEMENT FOR INSURANCE POLICIES CONTRACT START DATE: 08/24/2010	$0.00
Seahawk Drilling, Inc.	MELLON INVESTOR SERVICES LLC	SERVICE AGREEMENT FOR TRANSFER AGENT SERVICES CONTRACT START DATE: 6/10/2009	$0.00
Seahawk Drilling, Inc.	MERCHANT BANKERS CORPORATION	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/15/2010	$0.00
Seahawk Drilling, Inc.	METLIFE	INSURANCE POLICY DISABILITY INCOME INSURANCE: LONG TERM BENEFITS CONTRACT START DATE: 01/01/2010	$0.00

5 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Drilling, Inc.	METLIFE	INSURANCE POLICY DISABILITY INCOME INSURANCE: SHORT TERM BENEFITS FOR FULL-TIME SHORE BASED EMPLOYEES CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	METLIFE	INSURANCE POLICY GROUP INSURANCE POLICY - LIFE, ACCIDENTAL DEATH, AND DISABILITY BENEFITS CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	METLIFE	INSURANCE POLICY PLAN FOR BASIC LIFE, SUPPLEMENTAL LIFE, DEPENDENT LIFE, ACCIDENTAL DEATH, SUPPLEMENTAL DEATH, AND DEPENDENT DEATH INSURANCE PLANS AND RELATED ADDENDA CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	METROPOLITAN LIFE INSURANCE COMPANY	SERVICE CONTRACT ADMINISTRATIVE SERVICES AGREEMENT CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	MICROSOFT LICENSING, GP	LICENSING AGREEMENT MICROSOFT SOFTWARE LICENSING AGREEMENT CONTRACT START DATE: 06/29/2009	$0.00
Seahawk Drilling, Inc.	MICROSOFT LICENSING, GP	LICENSING AGREEMENT SIGNATURE AGREEMENT FOR THE OTHER MICROSOFT AGREEMENTS AND AMENDMENT TO ENTERPRISE AGREEMENT CONTRACT START DATE: 06/29/2009	$0.00
Seahawk Drilling, Inc.	MICROSOFT LICENSING, GP	SERVICE AGREEMENT MICROSOFT PRODUCT SERVICES AGREEMENT CONTRACT START DATE: 06/29/2009	$0.00
Seahawk Drilling, Inc.	MODUSPEC USA, INC.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 02/17/2010	$0.00
Seahawk Drilling, Inc.	MOUNT KELLETT CAPITAL MANAGEMENT LP	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/18/2010	$0.00
Seahawk Drilling, Inc.	MTP ENERGY MANAGEMENT, LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 05/04/2010	$0.00
Seahawk Drilling, Inc.	MYSKA AND VANDERVOOT LLC	SERVICE CONTRACT PROPERTY TAX ADMINISTRATION SERVICES AGREEMENT CONTRACT START DATE: 04/06/2010	$0.00
Seahawk Drilling, Inc.	NABORS DRILLING INTERNATIONAL LIMITED	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 01/15/2010	$0.00
Seahawk Drilling, Inc.	NOBLE CORPORATION	CONFIDENTIALITY AGREEMENT NON-DISCLOSURE AGREEMENT RELATING TO A POTENTIAL TRANSACTION WITH THE COMPANY CONTRACT START DATE: 08/13/2010	$0.00
Seahawk Drilling, Inc.	OCH-ZIFF CAPITAL INVESTMENTS, LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 04/28/2010	$0.00
Seahawk Drilling, Inc.	PAULSON & CO. INC.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 04/29/2010	$0.00
Seahawk Drilling, Inc.	PETROFAC, INC.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/30/2010	$0.00

6 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Drilling, Inc.	PLATINUM EQUITY ADVISORS, LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/04/2010	$0.00
Seahawk Drilling, Inc.	PLATINUM EQUITY, LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/04/2010	$0.00
Seahawk Drilling, Inc.	POGO PRODUCING COMPANY LLC	LEASE AGREEMENT BUILDING AND LAND LEASE CONTRACT START DATE: 07/27/2009	$0.00
Seahawk Drilling, Inc.	RIGNET, INC.	MASTER PURCHASE AGREEMENT DATA CIRCUITS RIG COMMUNICATION EQUIPMENT CONTRACT START DATE: 04/01/2009	$0.00
Seahawk Drilling, Inc.	RIVERA FOURNIER, FEDERICO PABLO	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 04/27/2010	$0.00
Seahawk Drilling, Inc.	RIVERSTONE EQUITY PARTNERS LP	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 10/14/2010	$0.00
Seahawk Drilling, Inc.	SAGE SOFTWARE, INC.	SERVICE AGREEMENT SAGE FAS PRODUCT SERVICES AGREEMENT CONTRACT START DATE: 12/01/2010	$0.00
Seahawk Drilling, Inc.	SAP AMERICA, INC.	SERVICE AGREEMENT SAP LICENSING AGREEMENT CONTRACT START DATE: 12/18/2009	$0.00
Seahawk Drilling, Inc.	SAVAGE DESIGN	SERVICE AGREEMENT COMPANY WEBSITE DESIGN AND MAINTENANCE SERVICES AGREEMENT CONTRACT START DATE: 02/12/2009	$0.00
Seahawk Drilling, Inc.	SAVAGE DESIGN	SERVICE AGREEMENT FLEXSCAPE HOSTING AGREEMENT FOR WEBSITE CONTRACT START DATE: 07/31/2009	$0.00
Seahawk Drilling, Inc.	SCF PARTNERS	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/08/2010	$0.00
Seahawk Drilling, Inc.	SCRIPT CARE, LTD	SERVICE CONTRACT MANAGED PRESCRIPTION DRUG PROGRAM AGREEMENT CONTRACT START DATE: 01/01/2010	$0.00
Seahawk Drilling, Inc.	SCRIPT CARE, LTD	BUSINESS ASSOCIATE AGREEMENT CONTRACT SIGNED: 04/16/2010	$0.00
Energy Supply International LLC	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling LLC	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling Management LLC	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling USA LLC	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling, Inc.	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Global Holdings LLC	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00

7 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Mexico Holdings LLC	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Offshore Management LLC	SD DRILLING LLC	ASSET PURCHASE AGREEMENT CONTRACT START DATE: 02/11/2011	$0.00
Seahawk Drilling, Inc.	SIMMONS & COMPANY INTERNATIONAL	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 10/05/2010	$0.00
Seahawk Drilling, Inc.	ST. PAUL FIRE AND MARINE INSURANCE COMPANY/TRAVELERS	INSURANCE POLICY AUTOMOBILE LIABILITY POLICY POLICY NO. VA04200142	$0.00
Seahawk Drilling, Inc.	SUNGARD AVAILABILITY SERVICES, LP	MASTER SERVICE AGREEMENT (INCLUDING ALL ACTIVE SCHEDULES THERETO) VPN, INTERNET, SAN HOSTING SERVICES AGREEMENT CONTRACT START DATE: 08/01/2009 - Assumed as modified per agreement	$0.00
Seahawk Drilling, Inc.	SYNACTIVE, INC.	SERVICE AGREEMENT GUIXT SOFTWARE LICENSING AGREEMENT CONTRACT START DATE: 02/25/2010	$0.00
Seahawk Drilling, Inc.	THE JORDAN COMPANY, L.P.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/22/2010	$0.00
Seahawk Drilling, Inc.	THE PHOENIX INSURANCE COMPANY	INSURANCE POLICY WORKERS’ COMPENSATION/EMPLOYERS LIABILITY/USLH POLICY POLICY NO. HN-UB-3269R14110	$0.00
Seahawk Drilling, Inc.	THE ULTIMATE SOFTWARE GROUP, INC.	SERVICE AGREEMENT COMPUTER INTEGRATION TRAINING AND CONSULTING SERVICES CONTRACT START DATE: 04/08/2009	$0.00
Seahawk Drilling, Inc.	THE ULTIMATE SOFTWARE GROUP, INC.	SERVICE AGREEMENT ULTIPRO SOFTWARE, AND AMENDMENTS RELATING TO DATA EXCHANGE SERVICES AND TESTING ENVIRONMENT SERVICES AGREEMENT CONTRACT START DATE: 04/08/2009	$0.00
Seahawk Drilling, Inc.	THOMSON FINANCIAL CORPORATE SERVICES	SERVICE AGREEMENT IR WEBSITE SERVICING AGREEMENT CONTRACT START DATE: 02/25/2009	$0.00
Seahawk Drilling, Inc.	THOMSON FINANCIAL CORPORATE SERVICES	SERVICE AGREEMENT THOMSON SOFTWARE LICENSING AGREEMENT CONTRACT START DATE: 02/25/2009	$0.00
Seahawk Drilling, Inc.	THOMSON FINANCIAL CORPORATE SERVICES	SERVICE CONTRACT THOMSON FINANCIAL CORPORATE COMMUNICATIONS SERVICES AGREEMENT CONTRACT START DATE: 10/01/2009	$0.00
Seahawk Drilling, Inc.	THOMSON FINANCIAL CORPORATE SERVICES	SERVICE CONTRACT THOMSON FINANCIAL CORPORATE SERVICES CLIENT AGREEMENT CONTRACT START DATE: 02/25/2009	$0.00
Seahawk Drilling, Inc.	TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC	SERVICE AGREEMENT WYOMING REMEDIATION SERVICES AGREEMENT CONTRACT START DATE: 07/20/2010	$0.00
Seahawk Drilling, Inc.	TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC	SETTLEMENT AGREEMENT SETTLEMENT AGREEMENT RE: WYOMING DAMAGES CONTRACT START DATE: 07/29/2010	$0.00
Seahawk Drilling, Inc.	TRANSOCEAN, INC.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 1/20/10	$0.00

8 of 9

Debtor	Counterparty	Schedule Description	Cure Amount
Seahawk Drilling, Inc.	UNDERWRITERS AT LLOYDS OF LONDON (BEAZLEY)	INSURANCE POLICY RUN-OFF EXCESS DIRECTORS & OFFICERS LIABILITY POLICY POLICY NO. D100123	$0.00
Seahawk Drilling, Inc.	U.S. SPECIALTY INSURANCE COMPANY (THROUGH PIA)	INSURANCE POLICY SPECIAL CRIME COVERAGE POLICY POLICY NO. U7985690	$0.00
Seahawk Drilling, Inc.	US SPECIALTY INSURANCE COMPANY (HCC GLOBAL)	INSURANCE POLICY 1ST EXCESS D&O LIABILITY POLICY POLICY NO. 34MGU10A22073	$0.00
Seahawk Drilling, Inc.	US SPECIALTY INSURANCE COMPANY (HCC GLOBAL)	INSURANCE POLICY RUN-OFF EXCESS D&O LIABILITY POLICY POLICY NO. 34MGU10A22073	$0.00
Seahawk Drilling, Inc.	WARBURG PINCUS LLC	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/22/2010	$0.00
Seahawk Drilling, Inc.	WAYPOINT BUSINESS SOLUTIONS, LP	SERVICE AGREEMENT CONSULTING SERVICES AGREEMENT	$0.00
Seahawk Drilling, Inc.	WYNNCHURCH CAPITAL, LTD.	CONFIDENTIALITY AGREEMENT CONTRACT START DATE: 11/10/2010	$0.00
Seahawk Drilling, Inc.	XL SPECIALTY INSURANCE COMPANY	INSURANCE POLICY EXCESS CLASSIC A - SIDE MANAGEMENT LIABILITY POLICY POLICY NO. ELU118343-10	$0.00
Seahawk Drilling, Inc.	XL SPECIALTY INSURANCE COMPANY	INSURANCE POLICY RUN-OFF CLASSIC A - SIDE MANAGEMENT LIABILITY POLICY POLICY NO. ELU118343-10	$0.00
Seahawk Drilling, Inc.	ZURICH AMERICAN INSURANCE COMPANY	INDEMNITY AGREEMENT BONDS RELATING TO HACIENDA, INDEMNIFICATION AGREEMENT CONTRACT START DATE: 06/23/2009	$0.00

Note: The Debtors’ contract with Great Gulf Can has been assigned to Hercules, however, Seahawk has retained all accounts receivable rights thereunder.

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Plan Schedule III: Liquidating Trust Agreement

SEAHAWK LIQUIDATING TRUST AGREEMENT

This trust agreement (the “Seahawk Liquidating Trust Agreement”), dated as of                     , 2011, by and among Seahawk Drilling, Inc., Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC (collectively, “Seahawk” or “Debtors”), as Settlors (the “Settlors”), and Eugene Davis, as Liquidating Trustee (the “Liquidating Trustee”), is executed pursuant to Article XII of the Plan (as defined below). The trust created by the Seahawk Liquidating Trust Agreement shall be referred to as the “Seahawk Liquidating Trust.”

RECITALS

Commencement of the Bankruptcy Case. On February 11, 2011, the Settlors filed voluntary petitions under the Bankruptcy Code (as defined in the Plan) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), Jointly Administered under Case No. 11-20089.

The Plan. On July 9, 2011, the First Amended Joint Plan of Reorganization of the Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code (as modified through July 8, 2011)(the “Plan”) was filed in the Bankruptcy Court. By order entered on                     , 2011, the Bankruptcy Court confirmed the Plan.

Meaning of Terms. Unless otherwise indicated, capitalized terms used in this Seahawk Liquidating Trust Agreement shall have the same meaning ascribed to such terms in the Plan.

Liquidating Trust Assets and Beneficiaries. Pursuant to Article 7.5 of the Plan, (i) the Excluded Assets, (ii) the Retained Causes of Action, (iii) Cash remaining on the Effective Date, (iv) the New Common Stock of Reorganized Seahawk, (v) Debtors’ rights under the APA to the extent they survive the Closing, and (vi) the proceeds of each of the foregoing, including, without limitation, any interest earned thereon, less any assets distributed or Trust Administrative Expenses incurred by the Liquidating Trustee (collectively, the “Liquidating Trust Assets”), shall be transferred to and shall vest in the Seahawk Liquidating Trust, which shall hold such property in its exclusive possession, custody, and control in trust for the benefit of the holders of Allowed Claims and holders in Allowed Interests entitled to payment under the Plan as provided in the Plan (the “Beneficiaries”, any single such holder, a “Beneficiary”).

Desire to Create the Seahawk Liquidating Trust. In accordance with the Plan, the parties hereto desire to establish the Seahawk Liquidating Trust for the benefit of the Beneficiaries and for the purposes of (i) receiving, holding, administering and liquidating the Liquidating Trust Assets for the benefit of the Beneficiaries, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business, (ii) distributing the Liquidating Trust Assets and all other property held from time to time by the Seahawk Liquidating Trust under this Seahawk Liquidating Trust Agreement and any earnings or proceeds, including, without limitation, interest, on any of the foregoing to the Beneficiaries, as described in the Plan and as set forth in this Seahawk Liquidating Trust Agreement, and (iii) otherwise implementing the Plan and finally administering the Estate, all in accordance with the Plan and this Seahawk Liquidating Trust Agreement.

Liquidating Trust for Federal Income Tax Purposes. For all federal income tax purposes, the Seahawk Liquidating Trust is intended to be treated as a liquidating trust pursuant under the Internal Revenue Code of 1986, as amended (the “Tax Code”) and the regulations promulgated thereunder (the “Treasury Regulations”), specifically Treasury Regulations Section 301.7701-4(d) and, as such, as a “grantor trust” for United States federal income tax purposes, with the Beneficiaries treated as the grantors of the Seahawk Liquidating Trust as deemed owner’s of the Liquidating Trust Assets; provided, however, neither Pride International, Inc. (“Pride”) nor any of its affiliates (each a “Pride Entity” and collectively, the “Pride Entities”) shall ever receive or be deemed the owner of any of the new Common Stock of Reorganized Seahawk (subject to the provision below). As such, any New Common Stock of Reorganized Seahawk otherwise allocable to a Pride Entity under the Plan or this Seahawk Liquidating trust Agreement (the “Share Benefit”) shall instead be allocated proportionately among Beneficiaries other than the Pride Entities; provided, further, however, that, notwithstanding the foregoing, Pride, at its sole and absolute discretion, may elect to receive any amount of the Share Benefit. If Pride makes such an election, Pride may choose to receive any amount below or up to the full amount of the Share Benefit by providing written notice to the Liquidating Trustee of Pride’s election to receive such stock.

Failure to Qualify as a Liquidating Trust. In the event the Seahawk Liquidating Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), the parties intend that the Liquidating Trustee take such action as it shall deem appropriate to have the Seahawk Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under Tax Code section 7704), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified; and

NOW, THEREFORE, in consideration of the promises of and the acceptance by the Liquidating Trustee of the Seahawk Liquidating Trust hereby created, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

ESTABLISHMENT OF TRUST

1.1 Transfer in Trust. In order to declare the terms and conditions hereof and in consideration of the confirmation of the Plan under the Bankruptcy Code, the Settlors hereby absolutely and irrevocably assign to the Liquidating Trustee and to his or her successors and assigns, all right, title and interest to and in the Liquidating Trust Assets to have and to hold unto the Liquidating Trustee and his or her successors and assigns forever, in trust nevertheless, under and subject to the terms and conditions set forth herein and in the Plan for the benefit of the Beneficiaries, their successors and permitted assigns as provided for herein and in the Plan.

For all federal, state and local income tax purposes, all parties (including, without limitation, the Settlors, the Liquidating Trustee and the Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Seahawk Liquidating Trust, as set forth in this Section 1.1 and in accordance with the Plan, as a transfer to the Beneficiaries, followed by a transfer by them to the Seahawk Liquidating Trust, and the Beneficiaries shall be treated as the grantors of the Seahawk Liquidating Trust as deemed owner’s of the Liquidating Trust Assets; provided, however, neither Pride International, Inc. (“Pride”) nor any of its affiliates (each a “Pride Entity” and collectively, the “Pride Entities”) shall ever receive or be deemed the owner of any of the new Common Stock of Reorganized Seahawk (subject to the provision below). As such, any New Common Stock of Reorganized Seahawk otherwise allocable to a Pride Entity under the Plan or this Seahawk Liquidating trust Agreement (the “Share Benefit”) shall instead be allocated proportionately among Beneficiaries other than the Pride Entities; provided, further, however, that, notwithstanding the foregoing, Pride, at its sole and absolute discretion, may elect to receive any amount of the Share Benefit. If Pride makes such an election, Pride may choose to receive any amount below or up to the full amount of the Share Benefit by providing written notice to the Liquidating Trustee of Pride’s election to receive such stock.

1.2 Liquidating Trustee Acceptance. The Liquidating Trustee hereby accepts the Liquidating Trust Assets, and agrees to observe and perform the duties and obligations imposed upon him or her by this Seahawk Liquidating Trust Agreement upon and subject to the terms and conditions set forth herein and under the Plan.

1.3 Title. The Liquidating Trustee shall hold legal title to all Liquidating Trust Assets provided that the Liquidating Trustee may cause legal title or evidence of title to any of the Liquidating Trust Assets (except for any causes of action, including any Avoidance Actions) to be held by any nominee or other Person, on such terms, in such manner, and with such power as the Liquidating Trustee may determine in his or her sole and absolute discretion. In no event shall any or all of the Liquidating Trust Assets revert to the Settlor.

1.4 Liquidating Trust Assets Held Free and Clear of Claims. Pursuant to the Plan and the Confirmation Order, except for the rights of Beneficiaries hereunder, all property transferred to the Seahawk Liquidating Trust from the Estate shall be free and clear of all Claims, interests, Liens and encumbrances, except as otherwise expressly provided in the Plan.

1.5 Certification and Non-transferability. No certificate or other tangible evidence of ownership of a right or interest in the Liquidating Trust Assets or the Hercules Common Stock Escrow Account shall be issued by the Liquidating Trust to any Beneficiary. No Beneficiary may assign, convey or otherwise transfer any of its rights or interests as a Beneficiary, except for any such assignment, conveyance or transfer that occurs by will, the laws of descent and distribution or by operation of law.

1.6 Purpose. The sole purpose of this Seahawk Liquidating Trust Agreement and the Seahawk Liquidating Trust is to liquidate the Liquidating Trust Assets in an orderly and timely manner and to distribute those assets to the Beneficiaries in accordance with the provisions of this Seahawk Liquidating Trust Agreement and the Plan and the Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. The Liquidating Trustee will not hold itself out as an investment company and will not conduct a trade or business. The Liquidating Trustee will distribute the assets to the Beneficiaries in accordance with this Seahawk Liquidating Trust Agreement, the Plan and the Confirmation Order.

ARTICLE 2

GENERAL POWERS, RIGHTS AND OBLIGATIONS

OF THE LIQUIDATING TRUSTEE

2.1 General Powers. The Liquidating Trustee shall be vested with all the power and authority granted to a trustee pursuant to sections 1106(a) and 1123(b)(3)(B) of the Bankruptcy Code. In all circumstances, when dealing with the Liquidating Trust Assets, the Liquidating Trustee shall act as the fiduciary of the Beneficiaries.

2.2 Employment of Attorneys and Other Professionals.

2.2.1 The Liquidating Trustee may retain on behalf of the Seahawk Liquidating Trust such law firms or attorneys, experts, advisors, consultants, investigators, appraisers, auctioneers, corporate management services or other professionals as the Liquidating Trustee, in his or her sole discretion, may deem necessary or appropriate to assist the Liquidating Trustee in carrying out his or her powers and duties under the Plan and this Seahawk Liquidating Trust Agreement. Such professionals may also be retained by either of the Committees while being retained by the Liquidating Trustee.

2.2.2 Employees of the Debtors, at the discretion of the Liquidating Trustee, may become employees, contractors or consultants to the Seahawk Liquidating Trust pursuant to reasonable terms to be negotiated between the Liquidating Trustee and the applicable employee.

2.2.3 The Liquidating Trustee may commit the Seahawk Liquidating Trust to and shall pay all such Persons retained by the Liquidating Trustee reasonable compensation for services rendered and expenses incurred.

2.2.4 The Liquidating Trustee shall have the rights and powers and shall perform all the functions, duties and obligations set forth in this Seahawk Liquidating Trust Agreement and the Plan.

2.3 Duties of the Liquidating Trustee. In particular, and without limitation, the Liquidating Trustee shall, and in the case of subparagraph (x) below may after the Initial Distribution Date, do the following:

a.	carry out the terms of the Plan with respect to payments of the Beneficiaries and the Trust;

b.	accept the Liquidating Trust Assets transferred and provided to the Liquidating Trust pursuant to the Liquidating Trust Agreement and the Plan;

c.	act as the Plan Agent in respect to the Reorganized Debtors, including as sole officer and director of each Reorganized Debtor;

d.	pay Administrative Claims and Professional Fee Claims as provided in the Plan and this Seahawk Liquidating Trust Agreement;

e.	file any and all tax returns with respect to the Seahawk Liquidating Trust and pay taxes properly payable by the Seahawk Liquidating Trust, if any

f.	pay the fees, costs and expenses of the Seahawk Liquidating Trust and the Committees incurred after the Effective Date (without the necessity of Bankruptcy Court approval) including any insurance insuring the Liquidating Trustee or the Trust Advisory Board from the Liquidating Trust Assets as provided in the Plan and this Seahawk Liquidating Trust Agreement;

g.	perfect and secure his/her right, title and interest to any and all Liquidating Trust Assets;

h.	act as custodian of the Liquidating Trust Assets and liquidate and reduce such assets to Cash at such times as the Liquidating Trustee deems appropriate to accomplish the purpose of the Seahawk Liquidating Trust, in accordance with the Plan and this Seahawk Liquidating Trust Agreement;

i.	invest monies received by the Seahawk Liquidating Trust, Liquidating Trustee or otherwise held by the Seahawk Liquidating Trust or Liquidating Trustee in accordance with Section 3.7 hereof, limited, however, to such investments that are consistent with the Seahawk Liquidating Trust’s status as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and which actions are merely incidental to its liquidation and dissolution;

j.	prosecute objections to Claims in his or her name or the name of the Debtors;

k.	pursue Avoidance Actions and other Causes of Action and claims of the Estates pursuant to this Seahawk Liquidating Trust Agreement and the Plan, including, without limitation, analyzing, resolving and, if necessary, prosecuting all known claims and Causes of Action that the Estates may have against third parties;

l.	enter into and consummate agreements to liquidate the Liquidating Trust Assets and such other agreements as the Liquidating Trustee deems appropriate;

m.	enforce contract rights in favor of the Seahawk Liquidating Trust as the Liquidating Trustee deems appropriate;

n.	enter into modifications or terminate existing contracts as the Liquidating Trustee deems appropriate;

o.	make distributions from the Liquidating Trust Assets or direct the escrow agent to holders of unpaid Allowed Claims as they become Allowed and to holders of Allowed Interests in accordance with the terms of the Plan and this Seahawk Liquidating Trust Agreement;

p.	inform the Reorganized Debtors of the identity of the holders of Allowed Claims and Allowed Interests and the number of shares of Hercules Common Stock to be distributed by the Escrow Agent on behalf of the Reorganized Debtors to such holders in exchange for such Allowed Claims and Allowed Interests in accordance with the terms of the Plan and this Seahawk Liquidating Trust Agreement;

q.	comply with all applicable laws and file any returns or audits required by federal and state law or regulation;

r.	pay amounts owed to the Office of the U.S. Trustee when due;

s.	in the event that the Liquidating Trustee determines that the Beneficiaries or the Seahawk Liquidating Trust may, will or have become subject to adverse tax consequences, take such commercially reasonable actions that will, or are reasonably intended to, alleviate such adverse tax consequences;

t.	take any and all necessary actions as it shall deem appropriate to have the Seahawk Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under Tax Code section 7704), including, if necessary, creating or merging in to a Delaware limited liability partnership or limited liability company that is so classified, in the event that the Seahawk Liquidating Trust shall fail or cease to qualify as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d);

u.	request any appropriate tax determination, including, without limitation, a determination pursuant to Section 505 of the Bankruptcy Code;

v.	prepare the annual and final reports regarding the Seahawk Liquidating Trust in accordance with the terms of the Plan and this Seahawk Liquidating Trust Agreement;

w.	consult with and report to the Liquidating Trust Board;

x.	in his capacity as Plan Agent and in accordance with the Plan and applicable nonbankruptcy law, may dispose of in accordance with applicable law or take such steps as may be necessary or appropriate to file with governmental or regulatory authorities any and all necessary documentation or filings in connection with the wind down and dissolution of the Debtors and their non-debtor subsidiaries and branches including, by way of illustration but not limitation, the actions described in Exhibit 1 hereto; and

y.	take any and all other actions that may be necessary and appropriate to accomplish the purpose of and carry out the provisions of this Seahawk Liquidating Trust Agreement and the Plan, including, without limitation, retaining and maintaining the books and records of the Debtors and making such books and records available to other parties in interest, upon reasonable request.

2.4 Limitations on the Liquidating Trustee. Notwithstanding anything contained herein to the contrary, the Liquidating Trustee shall not conduct any trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Seahawk Liquidating Trust. The Liquidating Trustee shall, on behalf of the Seahawk Liquidating Trust, hold the Seahawk Liquidating Trust out as a trust in the process of liquidation and not as an investment company. The Liquidating Trustee shall not engage in any investments or activities inconsistent with the treatment of the Seahawk Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) while the Seahawk Liquidating Trust qualifies as a liquidating trust, provided, however, that if the Liquidating Trust (or a Delaware limited liability or limited liability partnership into which it shall be converted) shall be classified as a partnership for federal tax purposes under Treasury Regulations 301.7701-3, the foregoing restrictions shall not apply. The Liquidating Trustee shall not become a market-maker for the Liquidating Trust Interests or otherwise attempt to create a secondary market for the Liquidating Trust Interests. The Liquidating Trustee shall be restricted to the liquidation of the Liquidating Trust Assets on behalf, and for the benefit, of the Beneficiaries and the distribution and application of assets of the Seahawk Liquidating Trust for the purposes set forth in this Seahawk Liquidating Trust Agreement, the Plan and the Confirmation Order, and the conservation and protection of the assets of the Seahawk Liquidating Trust and the administration thereof in accordance with the provisions of this Seahawk Liquidating Trust Agreement, the Plan, and the Confirmation Order.

2.5 Litigation of Claims; Prosecution of Actions.

2.5.1 The Liquidating Trustee is authorized to investigate, settle, abandon and/or prosecute any and all objections to Claims, to investigate and prosecute claims, Causes of Action, choses of action and the like, of any nature whatsoever, that arise or exist on behalf of the Estates, and may defend and/or settle all counterclaims, if any.

2.5.2 The Liquidating Trustee, acting on behalf of the Seahawk Liquidating Trust, is authorized to compromise and settle any disputes claims, Causes of Action and the like where the amount in controversy is fifty thousand dollars ($50,000) or less without the need for Bankruptcy Court approval, unless the Liquidating Trustee deems such approval appropriate or the dispute concerns the Liquidating Trustee. For disputes where the amount in controversy exceeds fifty thousand dollars ($50,000) or the dispute concerns the Liquidating Trustee, the Liquidating Trustee may settle such disputes only after notice to the U.S. Trustee and the Committees if they are still in existence and approval of the Bankruptcy Court.

2.5.3 The Liquidating Trustee may commence or continue any litigation or other proceeding in his own name or in the name of the Debtors as he or she deems appropriate and the Liquidating Trustee shall not be required to substitute himself or herself as the real party in interest in litigation assigned to the Seahawk Liquidating Trust on the Effective Date.

ARTICLE 3

MANAGEMENT OF LIQUIDATING TRUST ASSETS, DISTRIBUTIONS TO

BENEFICIARIES, REPORTING AND TAX INFORMATION

3.1 Management of Liquidating Trust Assets.

3.1.1 Except as otherwise provided in this Seahawk Liquidating Trust Agreement including the provisions relating to the Liquidating Trust Board or in the Plan, and subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, but without prior or further authorization, the Liquidating Trustee shall be empowered to administer and liquidate any and all Liquidating Trust Assets transferred to the Seahawk Liquidating Trust. Subject to the limitations in Section 2.4, the Liquidating Trustee shall control and exercise authority over the Liquidating Trust Assets, over the acquisition, management, and disposition thereof, and over the management and conduct of the business of the Seahawk Liquidating Trust to the same extent as if the Liquidating Trustee were the sole owner thereof in his or her own right. No Person dealing with the Seahawk Liquidating Trust shall be obligated to inquire into the authority of the Liquidating Trustee in connection with the acquisition, management, or disposition of Liquidating Trust Assets.

3.1.2 In connection with the management and use of the Liquidating Trust Assets, the Liquidating Trustee, except as otherwise expressly limited in this Seahawk Liquidating Trust Agreement, shall, and in the case of subparagraph (bb) below may after the Initial Distribution Date, without limitation of his or her power and authority, do the following:

(a) accept the Liquidating Trust Assets transferred and provided to the Seahawk Liquidating Trust pursuant to the Seahawk Liquidating Trust Agreement and the Plan;

(b) fund or arrange for the funding of the Plan and administration of the Reorganized Debtors as may be necessary to pay obligations to holders of Allowed Claims and Allowed Interests under the Plan;

(c) act as the Plan Agent in respect of the Reorganized Debtors;

(d) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims;

(e) file, settle, compromise, withdraw, or litigate to judgment any motions, applications, adversary proceedings, contested matters and other litigation matters, whether filed or commenced by the Debtors after the Petition Date or by the Liquidating Trustee after the Effective Date, including proceedings with respect to the rights and claims of the Debtors to recover property in Avoidance Actions, or the prosecution of any Causes of Action, or otherwise seeking to collect or recover on account of any Causes of Action;

(f) inform the Reorganized Debtors when Claims and Interests have been Allowed so that the Escrow Agent, acting on behalf of the Reorganized Debtors, may make Distributions of Hercules Common Stock to the holders of such Allowed Claims and Interests;

(g) pay and discharge any costs, expenses, fees or obligations of the Escrow Agent incurred by the Reorganized Debtors in connection with the Distributions of Hercules Common Stock in accordance with the Plan;

(h) distribute Liquidating Trust Assets to Beneficiaries in accordance with the terms of the Seahawk Liquidating Trust Agreement;

(i) perfect and secure his/her right, title and interest to any and all Liquidating Trust Assets;

(j) reduce all of the Liquidating Trust Assets to his possession and conserve, protect, collect and liquidate or otherwise convert all Liquidating Trust Assets, with the exception of the New Common Stock of Reorganized Seahawk, into Cash;

(k) distribute the net proceeds of Liquidating Trust Assets in accordance with the terms of the Plan and this Seahawk Liquidating Trust Agreement;

(l) release, convey, subordinate or assign any right, title or interest in or to the Liquidating Trust Assets;

(m) pay and discharge any costs, expenses, fees or obligations deemed necessary to preserve the Liquidating Trust Assets, and to protect the Seahawk Liquidating Trust and the Liquidating Trustee from liability;

(n) deposit Seahawk Liquidating Trust funds and draw checks and make disbursements thereof;

(o) endorse the payment of notes or other obligations of any Person or to make contracts with respect thereto;

(p) employ such attorneys, accountants, engineers, agents, tax specialists, other professionals, and clerical assistance as the Liquidating Trustee may deem necessary. The Liquidating Trustee shall be entitled to rely upon the advice of retained professionals and shall not be liable for any action taken in reliance of such advice. The fees and expenses of all such professionals shall be charges as expenses of the Seahawk Liquidating Trust and shall be paid upon approval of the Liquidating Trustee;

(q) employ brokers, investment brokers, sales representatives or agents, or other Persons necessary to manage the Liquidating Trust Assets;

(r) exercise any and all powers granted the Liquidating Trustee by any agreements or by Texas common law or any statute that serves to increase the extent of the powers granted to the Liquidating Trustee hereunder;

(s) take any action required or permitted by the Plan or the Seahawk Liquidating Trust Agreement;

(t) execute obligations, whether negotiable or non-negotiable;

(u) sue and be sued;

(v) settle, compromise or adjust by arbitration, or otherwise, any disputes or controversies in favor or against the Seahawk Liquidating Trust;

(w) waive or release rights of any kind;

(x) appoint, remove and act through agents, managers and employees and confer upon them such power an authority as may be necessary or advisable;

(y) negotiate, renegotiate or enter into any contract or agreements binding the Seahawk Liquidating Trust, and to execute, acknowledge and deliver any and all investments that are necessary, required or deemed by the Liquidating Trustee to be advisable in connection with the performance of his/her duties;

(z) borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations (including any fiduciary hereunder) for such purposes as may be deemed advisable, and secure such loans with any of the Liquidating Trust Assets, so long as the terms of any such borrowing provide that no recourse shall be had to the Liquidating Trustee, or any Reorganized Debtors or Beneficiary on any such debt;

(aa) in connection with any property held hereunder which is distributable or payable to a minor, transfer and pay over all or any portion thereof to such minor, or to a guardian of the property of such minor whenever appointed without requiring ancillary guardianship, or to a parent of such minor or the person with whom such minor resides, or to any custodian under any Uniform Gifts to Minors Act or Uniform Transfers to Minors Act with power to select any Person (including any fiduciary hereunder) to be such custodian and with power to extend such custodianship to age twenty-one (21) years, without any obligation to see to the use or application thereof or to make inquiry with respect to any other property available for the use of such minor, the receipt of such minor, guardian, parent, person or custodian to be a complete discharge as to such transfer or payment;

(bb) in his capacity as Plan Agent and in accordance with the Plan and applicable nonbankruptcy law, may dispose of in accordance with applicable law or take such steps as may be necessary or appropriate to file with governmental or regulatory authorities any and all necessary documentation or filings in connection with the wind down and dissolution of the Debtors and their non-debtor subsidiaries and branches including, by way of illustration but not limitation, the actions described in Exhibit 1 hereto; and

(cc) in general, without in any manner limiting any of the foregoing, deal with the Liquidating Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owing the same to deal therewith, whether similar to or different from the ways above specified, at any time or times hereafter.

3.1.3 When the Liquidating Trustee deems it appropriate in order to maximize the value of Liquidating Trust Assets, the Liquidating Trustee shall liquidate any or all Liquidating Trust Assets to Cash in order to effectuate the purpose of the Seahawk Liquidating Trust as set forth in Article 2 herein.

3.1.4 Prior to liquidating any Liquidating Trust Assets for an aggregate value of greater than $250,000, the Liquidating Trustee shall market those assets in such a way as to insure the Seahawk Liquidating Trust is receiving the best price under the circumstances. The Liquidating Trustee may, in his or her sole discretion, employ consultants, brokers, investment bankers and other professionals to assist in the marketing of the assets, and the Liquidating Trustee may sell the assets by means of a private sale, public sale or auction with overbidding as the Liquidating Trustee deems appropriate.

3.1.5 Notwithstanding anything contained herein to the contrary, prior to selling any Liquidating Trust Assets for consideration in excess of $250,000, the Liquidating Trustee shall obtain the consent of a majority of the Liquidating Trust Board.

3.2 Establishment of the Liquidating Trust Board.

(a) The Liquidating Trust Board shall have three members and be comprised of the Persons identified on Annex A hereto. The Liquidating Trust Board shall be comprised of two members selected by the Equity Committee and one member selected by the Creditors’ Committee; provided, however, that the failure by any of the Equity Committee or Creditors’ Committee to select its representative member(s) to the Liquidating Trust Board on the Effective Date or thereafter shall not prevent the establishment of the Liquidating Trust Board on the Effective Date or such Liquidating Trust Board’s authority under the Plan, Confirmation Order and this Agreement.

(b) As soon as practicable after the creation of the trust the Liquidating Trust Board shall adopt bylaws approved by all of the members that are consistent with the terms and conditions of this Agreement and include such other provisions as the Liquidating Trust Board deems necessary or appropriate. Such bylaws may include, but shall not necessarily be limited to, guidelines for, among other matters, participation by Liquidating Trust Board members in meetings and for removal of Liquidating Trust Board members.

(c) Each Liquidating Trust Board member shall designate (i) one or more representatives who shall attend meetings of and participate in other activities of the Liquidating Trust Board when the representatives designated pursuant to clause (i) above are unavailable to participate in such meetings and activities.

(d) The purpose of the Liquidating Trust Board shall be to oversee the liquidation and distribution of the Trust Assets by the Liquidating Trustee, in accordance with the terms of this Agreement, the Plan and the Confirmation Order.

(e) A quorum for meetings of the Liquidating Trust Board shall consist of a majority of the non-recused members of the Liquidating Trust Board then serving; provided, however, that, for purposes of determining whether a quorum is present at such a meeting, a member of the Liquidating Trust Board shall be deemed present if a representative of the member is attending in person, by telephone or by proxy.

(f) Except as expressly provided herein, the affirmative vote of a majority of the non-recused members of the Liquidating Trust Board shall be the act of the Liquidating Trust Board with respect to any matter that requires the determination, consent, approval or agreement of the Liquidating Trust Board. In all matters submitted to a vote of the Liquidating Trust Board, each Liquidating Trust Board member shall be entitled to cast one vote, which vote shall be cast personally by such Liquidating Trust Board member or by proxy. In a matter in which the Liquidating Trustee cannot obtain direction or authority from the Liquidating

Trust Board, the Liquidating Trustee may file a motion, on notice to the Liquidating Trust Board members, requesting such direction or authority from the Bankruptcy Court.

(g) A Liquidating Trust Board member and its representative shall be recused from the Liquidating Trust Board’s deliberations and votes on any matters as to which such member has a conflicting interest. Merely having an Allowed Claim or Interest will not be considered a conflicting interest. If a Liquidating Trust Board member or its representative does not recuse itself from any such matter, that Liquidating Trust Board member and its representative may be recused from such matter by the majority vote of the remaining members of the Liquidating Trust Board that are not recused from the matter. In such event, such recused member of the Liquidating Trust Board can challenge such decision of the non-recused members of the Liquidating Trust Board with the Bankruptcy Court and such Court shall have jurisdiction under the Plans to adjudicate such matter.

(h) Liquidating Trust Board members shall be reimbursed by the Trust for reasonable, documented out-of-pocket business expenses, other than attorneys’ and other professionals’ fees and expenses, incurred in connection with their service on the Liquidating Trust Board. Liquidating Trust Board members shall receive reasonable compensation from the Trust for their services as Liquidating Trust Board members as determined by a majority of the Liquidating Trust Board.

3.3 Approval of the Liquidating Trust Board. Notwithstanding anything in this Agreement to the contrary, the Liquidating Trustee shall submit to the Liquidating Trust Board for its review and prior approval the following matters and any other matters that the Liquidating Trust Board may direct the Liquidating Trustee to submit for its approval or that expressly require the approval of the Liquidating Trust Board pursuant to the terms of this Agreement:

(a) Any proposed final settlement or disposition in connection with a Trust Asset that has an asserted value of less than $250,000 net of defenses, if any, which have been demonstrated to the reasonable satisfaction of the Liquidating Trustee; provided, that the Liquidating Trustee will be authorized and empowered to take such action without any further (i) action by the Liquidating Trust Board or (ii) order of the Bankruptcy Court, after at least four business days written notice to the members of the Liquidating Trust Board and either (A) no objection is received from any member of the Liquidating Trust Board or (B) subject to a further written agreement between the Liquidating Trustee and the Liquidating Trust Board;

(b) Any proposed final settlement or disposition in connection with the litigation or any other Trust Asset that has an asserted value of equal to or more than $250,000 net of defenses, if any, which have been demonstrated to the reasonable satisfaction of the Litigation Trustee;

(c) Any transaction to sell, assign, transfer or abandon any other Trust Assets in which the amount of the transaction exceeds such amount as may be determined from time to time by the Liquidating Trust Board;

(d) Determinations of the amounts of the Expense Reserve and the Trust Assets Available for Distribution;

(e) Determinations of the date and amount of all distributions made on dates other than a Periodic Distribution Date and determinations to defer distributions otherwise required on a Periodic Distribution Date;

(f) Any determinations to retain attorneys, accountants or other professionals;

(g) Any determinations to initiate lawsuits or proceedings other than objections to disputed claims;

(h) Any actions that would give rise to or alleviate adverse tax consequences to the Trust or the Liquidating Trust Beneficiaries; and

(i) The reports and budgets described in Section 3.11.

Notwithstanding anything in this Section 3.3, the Liquidating Trust Board shall not take any action which will cause the Seahawk Liquidating Trust to fail to qualify as a “liquidating trust” for United States federal income tax purposes.

3.4 Control Over Accounts Established Under the Plan. Pursuant to the Plan, the Reorganized Debtors have established various reserves, including Disputed Claim Reserves, Disputed Cure Reserves, Tax Reserves and the Administrative Claims Reserve. Upon execution of the Seahawk Liquidating Trust Agreement, the rights of the Reorganized Debtors in all bank accounts shall be transferred to the Seahawk Liquidating Trust and the Liquidating Trustee shall have authority and control over and be empowered to act as a signatory on all such accounts.

3.5 Other Accounts. The Liquidating Trustee may establish and maintain such other accounts as he or she deems necessary and appropriate to carry forth the terms of the Plan and the Seahawk Liquidating Trust.

3.6 Treatment of Accounts. For purposes of this Seahawk Liquidating Trust Agreement, the Liquidating Trustee may pool for investment purposes any funds required to be “maintained” in “a separate account,” but, in such event, the Liquidating Trustee shall treat such funds as existing within a segregated account in the books and records of the Seahawk Liquidating Trust. In addition, notwithstanding any requirement that distributions hereunder to any Person on a single day be made from a separate account, the Liquidating Trustee may make distributions from pooled funds to such Person, but, in such event, the Liquidating Trustee shall treat the funds so distributed as having been distributed from the applicable segregated account in the Seahawk Liquidating Trust’s books and records.

3.7 Investment Obligations. The Liquidating Trustee shall (a) invest all Cash in “government securities” (as such term is defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or (b) deposit such Cash in demand deposits at any FDIC-insured financial institution approved as a depository for debtor-in-possession accounts by the U.S. Trustee. The Liquidating Trustee shall make such investments or deposits, as the case may be, in such amounts and at such times as may be deemed necessary by the Liquidating Trustee, in his or her sole discretion, to provide funds when needed to make payments from the Seahawk Liquidating Trust, provided that the Liquidating Trustee shall invest funds held in only demand and time deposits, such as short-term certificates of deposit, in banks or savings institutions, or other temporary, liquid and low-risk investments, such as Treasury bills, and provided further, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d), may be permitted to invest in, pursuant to the Treasury Regulations, or any modification in the Internal Revenue Service (the “IRS”) guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. If at any time it shall become necessary that some or all of the investments constituting Liquidating Trust Assets be redeemed or sold in order to raise money necessary to comply with the provisions of this Seahawk Liquidating Trust Agreement or the Plan, the Liquidating Trustee shall effect such redemption or sale, in such manner and at such time as the Liquidating Trustee, in his or her sole discretion, deems reasonable.

3.8 Distributions. The Liquidating Trustee shall make distributions of Liquidating Trust Assets in the same manner and in the same priority as provided for in the Plan. The Liquidating Trustee shall make distributions as the Liquidating Trustee deems appropriate but, in any event, not less frequently than once every twelve (12) months and continuing until the termination of the Seahawk Liquidating Trust, provided, however, in an effort to save costs, (i) no distribution shall be required where the aggregate distribution of Liquidating Trust Assets to be made to all Beneficiaries is less than $250,000; or (ii) no individual Claimant shall be entitled to a distribution where his, her or its individual distribution would be less than $200. Any distribution not made as a result of these provisions will be accrued and accumulated for future distributions.

3.9 Frequency of Distributions; Annual Distribution Obligation; Prohibition on Excess Cash. Notwithstanding the foregoing, the Seahawk Liquidating Trust shall distribute at least annually to the Beneficiaries its net income plus all net proceeds from the liquidation of Liquidating Trust Assets, except that the Seahawk Liquidating Trust may retain an amount of net income or net proceeds reasonably necessary to maintain the value of the Liquidating Trust Assets, to meet anticipated fees, costs and expenses of the Seahawk Liquidating Trust or to meet Claims and contingent liabilities (including Disputed Claims). Further, the Seahawk Liquidating Trust shall not be permitted to receive or retain cash or cash equivalents in excess of a reasonable amount to meet Claims and contingent liabilities (including Disputed Claims) or to maintain the value of the Liquidating Trust Assets during liquidation.

3.10 Undeliverable and Unclaimed Distributions.

3.10.1 If any distribution to a Beneficiary is returned as undeliverable, no further distributions to that Beneficiary shall be made unless and until the Seahawk Liquidating Trust receives notice of the Beneficiary’s then-current address, at which time all outstanding distributions shall be made to such Beneficiary. Undeliverable distributions made through the Seahawk Liquidating Trust shall be returned to the Seahawk Liquidating Trust until such distributions are claimed. The Liquidating Trustee shall establish a segregated account to serve as the “Undeliverable/Unclaimed Distribution Reserve”, and all undeliverable and unclaimed distributions shall be deposited therein, for the benefit of all similarly situated Beneficiaries until such time as a distribution becomes deliverable or is claimed.

3.10.2 Notwithstanding the foregoing, if any distribution by the Liquidating Trustee remains undeliverable or unclaimed for a period of six (6) months after delivery (or delivery has been attempted) or has otherwise been made available, such undeliverable or unclaimed property shall be forfeited and waived by the Person entitled to receive the undeliverable property and the unclaimed property and the right to receive it shall revert to and vest in the Seahawk Liquidating Trust free and clear of any rights, claims or interests of such Person and such Person otherwise entitled thereto shall be forever barred and enjoined from asserting that Claim and all other Claims against, or seeking to recover such distribution from, the Debtors, the Liquidating Trustee, the Seahawk Liquidating Trust, or their property. The use of regular mail, postage prepaid, to the last known address of a Beneficiary shall constitute delivery for purposes of this Section 3.10. One (1) year following the applicable distribution date, the Liquidating Trustee shall withdraw any amounts remaining in the Undeliverable/Unclaimed Distribution Reserve for distribution in accordance with the Plan.

3.11 Reports and Notices.

3.11.1 The Liquidating Trustee shall maintain books and records relating to the Liquidating Trust Assets, the proceeds thereof, reserves and expenses incurred, to fulfill the reporting requirements hereunder and provide a full and proper accounting thereof. Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting requirements of the Seahawk Liquidating Trust. The Liquidating Trustee shall produce and furnish to the Bankruptcy Court, as long as the Chapter 11 Case remains pending, and the U.S. Trustee and the Committees, at periodic intervals not less frequently than monthly, commencing no later than sixty (60) days after the Effective Date, as the Liquidating Trustee shall in his or her sole discretion determine, a report showing all transactions consummated by the Liquidating Trustee during the report period, including all dispositions of assets held hereunder, all resolutions of Claims, payments made or received in respect thereof, and all other receipts or disbursements, as well as the time and other resources expended by the Liquidating Trustee and his agents, if any, on matters relating to the Seahawk Liquidating Trust during the report period. Such reports shall be prepared by the Liquidating Trustee in accordance with such accounting principles as may be applicable to an entity such as the Seahawk Liquidating Trust.

3.11.2 Within forty-five (45) days after the end of each calendar year following the creation of the Seahawk Liquidating Trust, and after termination of the Seahawk Liquidating Trust, the Liquidating Trustee shall issue an annual report to the Liquidating Trust Board and the Beneficiaries, which report shall include the following information:

a.	a general report regarding the actions of the Liquidating Trustee to maintain and collect the assets of the Liquidating Trust, including any changes in the Liquidating Trust Assets which have not been previously reported, and any action taken by the Liquidating Trustee in the performance of his or duties under this Seahawk Liquidating Trust Agreement, which have not been previously reported, and which, in the opinion of the Liquidating Trustee, materially affects the Liquidating Trust Assets; and

b.	a statement of the assets and liabilities of the Seahawk Liquidating Trust as of the end of such period, and the receipts and disbursements for such period, each prepared using generally accepted accounting principles. The Liquidating Trustee may submit similar reports for such interim periods as the Liquidating Trustee deems advisable.

3.12 Income Tax Information.

3.12.1 This Seahawk Liquidating Trust Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust. Any ambiguity herein shall be construed consistent herewith and, if necessary, this Seahawk Liquidating Trust Agreement may be amended by the Liquidating Trustee, with the consent of the Liquidating Trust Board, to comply with federal income tax laws, which amendments may apply retroactively. In the alternative, if the Seahawk Liquidating Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), then this Seahawk Liquidating Trust Agreement is intended to empower the Liquidating Trustee to take such action as it shall deem appropriate to have the Seahawk Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3, including, if necessary, merging or converting it into a Delaware limited liability partnership or limited liability company that is so classified.

3.12.2 The Liquidating Trustee shall ensure that, for all federal income tax purposes, consistent valuations are used by the Liquidating Trustee and Beneficiaries for all transferred Liquidating Trust Assets. For all federal, state, and local income tax purposes, all parties shall treat the Seahawk Liquidating Trust as a liquidating trust pursuant to Treasury Regulations § 301.7701-4(d), and as a grantor trust for federal, state, and local income tax purposes, owned by the Beneficiaries as grantors. Any and all items of income, deduction, credit, or loss of the Seahawk Liquidating Trust shall be treated as subject to federal income tax on a current basis. The Liquidating Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Beneficiaries arising out of the operations of the Seahawk Liquidating Trust. Consistent with this treatment, for all federal, state and local income tax purposes, each Beneficiary shall be treated as transferring its Allowed Claim to the Settlors in exchange for the Beneficiary’s pro rata share of the Liquidating Trust Assets, in addition to other distributions to which the Beneficiary may be entitled to under the Plan, and then as transferring the Beneficiary’s pro rata share of the Liquidating Trust Assets to the Seahawk Liquidating Trust in exchange for the Beneficiary’s interest in the Seahawk Liquidating Trust. The Beneficiaries will be treated for federal income tax purposes as the grantors of the Seahawk Liquidating Trust and deemed owners of the Liquidating Trust Assets; provided, however, neither Pride International, Inc. (“Pride”) nor any of its affiliates (each a “Pride Entity” and collectively, the “Pride Entities”) shall ever receive or be deemed the owner of any of the new Common Stock of Reorganized Seahawk (subject to the provision below). As such, any New Common Stock of Reorganized Seahawk otherwise allocable to a Pride Entity under the Plan or this Seahawk Liquidating Trust Agreement (the “Share Benefit”) shall instead be allocated proportionately among Beneficiaries other than the Pride Entities; provided, further, however, that, notwithstanding the foregoing, Pride, at its sole and absolute discretion, may elect to receive any amount of the Share Benefit. If Pride makes such an election, Pride may choose to receive any amount below or up to the full amount of the Share Benefit by providing written notice to the Liquidating Trustee of Pride’s election to receive such stock.

3.12.3 The “taxable year” of the Liquidating Trust shall be the “calendar year” as those terms are defined in Section 441 of the Tax Code. In accordance with Treasury Regulations § 1.671-4(a), the Liquidating Trustee shall cause to be prepared and filed, at the cost and expense of the Seahawk Liquidating Trust, an annual information tax return (Form 1041) with the IRS, with a schedule attached showing the item of income, deduction, and credit attributable to the Seahawk Liquidating Trust and detailing the allocation of such items of income, deduction, and credit among the Beneficiaries (subject to provisions of the Plan relating to Disputed Claims) as required pursuant to the Form 1041 instructions for grantor. Copies of such Form 1041 and attached schedules will be mailed promptly to each Beneficiary. In addition, the Liquidating Trustee shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Seahawk Liquidating Trust and shall pay any taxes shown as due thereon. Within thirty (30) days after the end of each calendar year, the Liquidating Trustee shall cause to be prepared and mailed to a Beneficiary such other information as may be requested by such Beneficiary in writing to enable such Beneficiary to complete and file his, her or its federal, state and local income and/or other tax returns. Such reporting shall also occur within sixty (60) days of the dissolution of the Seahawk Liquidating Trust. In addition, the Liquidating Trustee shall furnish to the Beneficiaries such information and returns with respect to any federal or state tax as shall be required by law.

3.12.4 Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Seahawk Liquidating Trust of a private letter ruling if requested, or the receipt of an adverse determination by the IRS upon audit if not contested), the Seahawk Liquidating Trust shall (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by the Disputed Claims Reserve, which shall be composed of one or more discrete trusts for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in accordance with the trust provisions of the Tax Code (sections 641 et seq.), (ii) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Seahawk Liquidating Trust that would have been allocated to holders of Disputed Claims had such claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such claims are unresolved), (iii) treat as a distribution from the Seahawk Liquidating Trust for Disputed Claims resolved earlier in the taxable year, to the extent that such distributions related to taxable income or loss of the Seahawk Liquidating Trust for Disputed Claims determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All Beneficiaries shall report, for tax purposes, consistent with the foregoing.

3.12.5 The Liquidating Trustee shall be responsible for payments, out of the Liquidating Trust Assets, of any taxes imposed on the Seahawk Liquidating Trust or the Liquidating Trust Assets, including the Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay any portion of such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts distributable by the Liquidating Trustee as a result of the resolutions of such Disputed Claims.

3.12.6 The Liquidating Trustee may request an expedited determination of the taxes of the Seahawk Liquidating Trust, including the Disputed Claims Reserve, under Bankruptcy Code section 505(b) for all returns for, or on behalf of the Seahawk Liquidating Trust, for all taxable periods through the dissolution of the Seahawk Liquidating Trust.

3.12.7 The Liquidating Trustee shall be authorized to collect such tax information from the Beneficiaries (including, without limitation, social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Seahawk Liquidating Trust Agreement. The Liquidating Trustee may require any of the Beneficiaries to furnish to the Liquidating Trustee (i) its, his or her employer or taxpayer identification number (“TIN”) as assigned by the IRS, or (ii) in the case of Beneficiaries that are not United States persons for federal income tax purposes, certification of foreign status on IRS Form W-8BEN or W-8ECI, and the Liquidating Trustee may condition any distribution to any of the Beneficiaries upon receipt of such identification number or certification. If any of the Beneficiaries shall fail to provide the Liquidating Trustee with any requested TIN or certification of foreign status within ninety (90) days after the request, such failure shall be deemed a waiver of all of such Beneficiary’s interests in the Seahawk Liquidating Trust and rights to distribution hereunder or under the Plan. Proceeds that would have been distributed to said Beneficiaries shall be distributed to the other Beneficiaries based on their pro rata interests in the Seahawk Liquidating Trust.

3.12.8 In connection with the Seahawk Liquidating Trust and all distributions made pursuant hereto, the Liquidating Trustee and the Seahawk Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements provided, however, that no further reporting by the Seahawk Liquidating Trust shall be required under the Security and Exchange Act of 1934, applicable resolution, or other security laws. All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such Beneficiaries for all purposes of this Seahawk Liquidating Trust Agreement. The Liquidating Trustee may refuse to make a distribution to any Beneficiary that fails to furnish such tax information in a timely manner, until such information is delivered; provided, however, that upon the Beneficiary’s delivery of such information, the Liquidating Trustee shall make such distribution to which the Beneficiary is entitled, together with any interest and income actually earned thereon. The distribution amount of a Beneficiary who fails to provide the required tax information will be classified as an undeliverable Distribution subject to the same treatment described in Section 3.10.

3.12.9 The Liquidating Trustee shall file, or cause to be filed, any other statements, returns or disclosures relating to the Seahawk Liquidating Trust that are required by any governmental unit or applicable law.

3.12.10 No later than 90 days following the Effective Date, the Liquidating Trustee and the Debtors, in reliance upon such professionals as the Litigation Trustee and the Debtors may retain, shall make a good faith valuation of the Trust Assets (and liabilities) as of the Effective Date and shall provide such valuation in writing to each Litigation Trust Beneficiary (which may include posting such valuation on a website established by the Trust). Subject to the proceeding sentence, such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) for federal and other income tax purposes. Litigation Claims may be valued of the full amount sought in the litigation.

ARTICLE 4

THE LIQUIDATING TRUSTEE

4.1 Appointment of Trustee. The initial Liquidating Trustee of the Seahawk Liquidating Trust shall be Eugene Davis. The Liquidating Trustee shall report to the Liquidating Trust Board created under the Plan.

4.2 Resignation. The Liquidating Trustee may resign as such at any time by executing and delivering to the Liquidating Trust Board an instrument in writing and filing that instrument with the Bankruptcy Court, and giving notice promptly to the U.S. Trustee; provided, however, such resignation shall not be effective until the time when the appointment of a successor Liquidating Trustee shall become effective in accordance with Section 4.4 hereof.

4.3 Removal. With or without cause, the Liquidating Trust Board may remove and replace the Liquidating Trustee by majority vote.

4.4 Appointment of Successor Liquidating Trustee. In the event of the death (in the case of a trustee that is a natural person), dissolution (in the case of a trustee that is a corporation or other entity), resignation, incompetency or removal of a Liquidating Trustee, replacements shall be appointed by the Liquidating Trust Board. Every successor Liquidating Trustee appointed shall execute, acknowledge and deliver to the Bankruptcy Court and to the resigning or removed Liquidating Trustee, if applicable, an instrument accepting such appointment, and thereupon such successor Liquidating Trustee, without any further act, deed or conveyance, shall become vested with all the rights, privileges, powers, trusts and duties of the resigning or removed Liquidating Trustee, including the authority to act as the Plan Agent, except that the successor Liquidating Trustee shall not be liable for the acts or omissions of his predecessor(s). Each succeeding Liquidating Trustee may in like manner resign and another may in like manner be appointed in his place.

4.5 Trust Continuance. The death, dissolution, resignation, incompetency or removal of a Liquidating Trustee shall not operate to terminate the Seahawk Liquidating Trust created by this Seahawk Liquidating Trust Agreement or to revoke any existing agency created pursuant to the terms of this Seahawk Liquidating Trust Agreement or invalidate any action theretofore taken by the Liquidating Trustee. In the event of the resignation or removal of the Liquidating Trustee, such Liquidating Trustee shall promptly:

a.	execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy Court or reasonably requested by the successor Liquidating Trustee to effect the termination of the Liquidating Trustee’s capacity under this Seahawk Liquidating Trust Agreement and the conveyance of the Liquidating Trust Assets then held by the Liquidating Trustee to the successor Liquidating Trustee;

b.	deliver to the Bankruptcy Court or the successor Liquidating Trustee all documents, instruments, records and other writings related to the Seahawk Liquidating Trust as may be in the possession of the Liquidating Trustee; and

c.	otherwise assist and cooperate in effecting the assumption of his obligations and functions by such successor Liquidating Trustee.

4.6 Compensation. Fees in connection with the Liquidating Trustee’s engagement will consist of a monthly fee of $20,000 (the “Monthly Fee”) for the first 12 months after the Effective Date. At (a) the conclusion of 12 months of service by the Liquidating Trustee, or (b) the appointment of a Successor Trustee, the Monthly Fee shall be subject to revisitation by the Liquidating Trust Board and any such adjustment to the Monthly Fee or other compensation must be approved by the affirmative vote of the majority of the Liquidating Trust Board. In addition to the fees outlined above, the Liquidating Trustee will charge for reasonable, documented out-of-pocket expenses that are incurred on the Trust’s behalf during its services as Liquidating Trustee, including, but not limited to, counsel fees, airfare, meals, hotel accommodations, telephone, industry research, duplicating and printing, etc. Such reimbursable out-of-pocket expenses shall also include contract services for accounting services, disbursements, preparation of tax returns, etc. Invoices for fees and expenses incurred in connection with services as Liquidating Trustee will be billed monthly or quarterly, and are due within a reasonable period following receipt; provided, however, that the fees and expenses of the Liquidating Trustee are subject to the review and final approval of the Liquidating Trust Board. The Liquidating Trustee shall not be required to seek or obtain approval of its compensation by the Bankruptcy Court. For the avoidance of doubt, the foregoing compensation shall constitute all of the compensation to be provided to the Liquidating Trustee and all other members and employees of this firm other than specialists (e.g., tax specialists) that the Liquidating Trustee would otherwise be required to engage from an outside firm in any event. Compensation and reimbursement pursuant to this Section 4.6 shall be deemed to be trust administrative expenses and paid from the Liquidating Trust Assets in accordance with the terms of this Seahawk Liquidating Trust Agreement and the Plan. The compensation set forth in this Section 4.6 shall be the only compensation the Liquidating Trustee shall receive for his or her services in such position.

4.7 Standard of Care; Exculpation. Notwithstanding anything contained herein to the contrary, the Liquidating Trustee shall perform the duties and obligations imposed on the Liquidating Trustee and the Liquidating Trust Board by this Seahawk Liquidating Trust Agreement and the Plan with reasonable diligence and care under the circumstances. The Liquidating Trustee and the Liquidating Trust Board shall not be personally liable, however, to this Seahawk Liquidating Trust or to any other Person, except for such of his or her own acts as shall constitute bad faith, willful misconduct, gross negligence or willful disregard of duties or breach of this Seahawk Liquidating Trust Agreement. Subject to the foregoing, the Liquidating Trustee and Liquidating Trust Board shall be defended, held harmless and indemnified from time to time from the Liquidating Trust Assets against any and all losses, claims, costs, expenses and liabilities to which the Liquidating Trustee and Liquidating Trust Board may be subject by reason of the Liquidating Trustee’s and Liquidating Trust Board’s execution in good faith of his or her duties under the Plan or this Seahawk Liquidating Trust Agreement. The officers, employees and agents of the Liquidating Trustee and Liquidating Trust Board shall be likewise defended, held harmless and indemnified. The Liquidating Trustee and Liquidating Trust Board may obtain for his or her benefit and the benefit of his or her officers, agents and employees, if any, and for the benefit of the Seahawk Liquidating Trust, at the expense of the Seahawk Liquidating Trust, insurance against Claims of liability, damage awards and settlement that may be indemnified hereunder. The Liquidating Trustee and Liquidating Trust Board shall not be obligated to give any bond or surety or other security for the performance of any of his duties, unless otherwise ordered by the Bankruptcy Court; and if so ordered, all costs and expenses of procuring any such bond shall be deemed trust administrative expenses and paid from the Liquidating Trust Assets.

4.8 Reliance by Liquidating Trustee. The Liquidating Trustee and Liquidating Trust Board may rely on, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document which he or she has no reason to believe to be other than genuine and to have been signed or presented other than by the proper Person or Persons or, in the case of digital facsimile transmissions, to have been sent other than by the proper Person or Persons, in each case without obligation to satisfy him or her that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt. In the absence of bad faith, willful misconduct, gross negligence, willful disregard of duties or breach of this Seahawk Liquidating Trust Agreement, the Liquidating Trustee and Liquidating Trust Board may rely on the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Liquidating Trustee and Liquidating Trust Board may consult with legal counsel and shall be fully protected in respect of any action taken or suffered by him or her in accordance with the written opinion of legal counsel. The Liquidating Trustee and Liquidating Trust Board may at any time seek instructions from the Bankruptcy Court concerning the acquisition, management, or disposition of the Liquidating Trust Assets.

ARTICLE 5

RETENTION OF JURISDICTION, MODIFICATION

5.1 Retention of Jurisdiction. The Bankruptcy Court shall retain jurisdiction for all lawful purposes, as provided for in the Plan, including, without limitation, the determination of all controversies and disputes arising under or in connection with this Seahawk Liquidating Trust Agreement.

5.2 Modification of the Seahawk Liquidating Trust.

5.2.1 For cause, any party in interest may move the Bankruptcy Court to modify the terms of this Seahawk Liquidating Trust Agreement in a manner not materially inconsistent with the Plan. Any such motion shall be served on the U.S. Trustee and the Liquidating Trustee.

5.2.2 In the event that the Seahawk Liquidating Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), this Seahawk Liquidating Trust Agreement may be amended by the Liquidating Trustee, with the consent of the Trust Advisory Board, to the extent necessary for the Liquidating Trustee to take such action as it shall deem appropriate to have the Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under IRC section 7704), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified.

5.2.3 Any amendments to this Seahawk Liquidating Trust Agreement shall not be inconsistent with the purpose and intention of the Seahawk Liquidating Trust to liquidate in an orderly manner the Trust Property (which will maximize the value of such assets) in accordance with Treasury Regulations Section 301.7701-4(d) and Section 1.6 hereof, or in the event that 5.2.2 applies, as allowed under Delaware law applicable to limited liability companies or limited liability partnerships.

ARTICLE 6

TERMINATION

6.1 The Seahawk Liquidating Trust shall become effective upon the Effective Date and shall remain and continue in full force and effect until terminated as provided herein. The Seahawk Liquidating Trust shall automatically terminate on the date on which (1) all Liquidating Trust Assets have been distributed and all the Hercules Common Stock has been distributed by the Escrow Agent on behalf of the Reorganized Debtors, (2) all costs, expenses, and obligations incurred in administering the Liquidating Trust have been fully paid, and (3) all remaining income and proceeds of the Liquidating Trust Assets have been distributed in accordance with the provisions of the Plan, but no later than at the end of three (3) years from the Effective Date; provided, however, that, on or prior to a date less than six (6) months prior to such termination, the Bankruptcy Court upon motion may extend the term of the Liquidating Trust if it is necessary to the liquidation of the Liquidating Trust Assets (in a manner that would maximize the value of such assets) Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained on a date within the period of six (6) months prior to the expiration of each extended term. The aggregate of all extensions shall not exceed two (2) years, unless the Liquidating Trustee and the Trust Advisory Board receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) for federal income tax purposes. Upon termination of the Seahawk Liquidating Trust, the Liquidating Trustee shall advise the Bankruptcy Court, if the Chapter 11 Case remains open, and the U.S. Trustee in writing of its termination. Notwithstanding the foregoing, after the termination of the Seahawk Liquidating Trust, the Liquidating Trustee shall have the power to exercise all powers, authorities and discretions herein conferred until the complete distribution of the Liquidating Trust Assets to the Beneficiaries. Upon termination, the Liquidating Trustee shall provide a final distribution and final report to Beneficiaries and the U.S. Trustee. Notwithstanding the

foregoing, the Liquidating Trustee shall not unduly prolong the duration of the Seahawk Liquidating Trust and shall at all times endeavor to dispose of and resolve all Liquidating Trust Assets and Claims to effect a final distribution of the Liquidating Trust Assets to the Beneficiaries as soon as practicable. Upon termination and complete satisfaction of its duties under the Seahawk Liquidating Trust Agreement, the Liquidating Trustee will be forever discharged and released from all power, duties, responsibilities and liabilities pursuant to the Liquidating Trust other than those attributable to fraud, gross negligence or willful misconduct of the Liquidating Trustee.

6.2 After the termination of the Seahawk Liquidating Trust and solely for the purpose of liquidating and winding up the affairs of the Liquidating Trust, the Liquidating Trustee shall continue to act as such until its duties have been fully performed. Upon distribution of all the Liquidating Trust Assets, the Liquidating Trustee shall retain the books, records and files that shall have been delivered to or created by the Liquidating Trustee. At the Liquidating Trustee’s discretion, all of such records and documents may be destroyed at any time following the date that is six (6) years after the final distribution of Liquidating Trust Assets (unless such records and documents are necessary to fulfill the Liquidating Trustee’s obligations pursuant to Section 3.12 hereof) subject to the terms of any joint prosecution and common interests agreement(s) to which the Liquidating Trustee may be a party. Except as otherwise specifically provided herein, upon the final distribution of Liquidating Trust Assets, the Liquidating Trustee shall be deemed discharged and have no further duties or obligations hereunder, except to account to the Beneficiaries as provided in Section 4.4 hereof and as may be imposed on the Liquidating Trustee by virtue of Section 6.1 hereof, the Beneficial Interests shall be cancelled and the Trust will be deemed to have been dissolved. In the event that there are de minimus Liquidating Trust Assets at termination, the Liquidating Trustee may donate such Liquidating Trust Assets to a charitable organization of the Liquidating Trustee’s choice. Likewise to the extent that New Common Stock of Reorganized Seahawk is held in amounts termination which cannot be distributed on a pro rata basis in whole shares the Liquidating Trustee may direct the Escrow Agent to dispose of such shares in any manner authorized by law, including cancellation of such shares.

ARTICLE 7

MISCELLANEOUS

7.1 Notices.

7.1.1 All notices, requests or other communications required or permitted to be made in accordance with this Seahawk Liquidating Trust Agreement shall be in writing and shall be mailed by first class mail:

(i) if to the Liquidating Trustee, at:

Eugene I. Davis

PIRINATE Consulting Group, LLC

5 Canoe Brook Drive

Livingston, NJ 07039

Fax No.: 973.535.1843

Phone No.: 973.533.9027

with a copy to:

Charles R. Gibbs

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, TX 75201

Telephone: 214.969.2800

Facsimile: 214.969.4343

(ii) if to the Committees:

Official Committee of Unsecured Creditors

c/o William H. Patrick, III

Heller Draper Hayden Patrick & Horn LLC

650 Poydras Street, Suite 2500

New Orleans, LA 70130

Telephone: 504.299.3300

Facsimile: 504.299.3399

Official Committee of Equity Security Holders

c/o Charles R. Gibbs

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, TX 75201

Telephone: 214.969.2800

Facsimile: 214.969.4343

Notices sent by first class mail shall be deemed delivered three (3) business days after mailing.

7.1.2 Any Person or entity may change the address at which it is to receive notices under this Seahawk Liquidating Trust Agreement by furnishing written notice in accordance with this section to the Person to be charged with knowledge of such change. In addition, upon the appointment of a successor trustee the address listed above for the Liquidating Trustee is subject to change.

7.2 Effectiveness. This Seahawk Liquidating Trust Agreement shall become effective on the Effective Date.

7.3 Counterparts. This Seahawk Liquidating Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one and the same instrument.

7.4 Governing Law. This Seahawk Liquidating Trust Agreement shall be governed by, construed under and interpreted in accordance with the laws of the State of Texas without giving effect to its conflicts of laws provisions to the extent not inconsistent with United States Bankruptcy Law.

7.5 Headings. Sections, subheadings, and other headings used in this Seahawk Liquidating Trust Agreement are for convenience only and shall not affect the construction of this Seahawk Liquidating Trust Agreement.

7.6 Severability. Any provision of this Seahawk Liquidating Trust Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof provided that such remaining provisions do not alter the rights or obligations set forth herein, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

7.7 Successors. This Seahawk Liquidating Trust Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.8 Incorporation of Plan. The Plan is hereby incorporated into this Seahawk Liquidating Trust Agreement by this reference, provided however, in the event of any conflict between the terms of the Plan and this Seahawk Liquidating Trust Agreement, the terms of the Plan will control.

IN WITNESS WHEREOF, the parties hereto have executed this Seahawk Liquidating Trust Agreement or caused this Seahawk Liquidating Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SETTLORS
Seahawk Drilling, Inc., et al.

By:
Name:
Title:	Plan Agent

LIQUIDATING TRUSTEE

Plan Schedule IV:

List of Litigation and Other Contingent Unsecured Claims

The attached list sets forth the Litigation and Other Contingent Unsecured Claims that, with the exception of the Claims relating to Pride International, Inc. and its affiliates, are classified in Class 5 under the Plan. The Claims relating to Pride International, Inc. and its affiliates, are classified in Class 6 under the Plan. This Schedule is subject to modification by the addition or deletion of Litigation and Other Contingent Unsecured Claims. Any such modifications will be set forth in one or more Plan Supplements to be filed in accordance with the Plan.

Plan Schedule IV: List of Litigation and Other Contingent Unsecured Claims

Claim Number	Name	Debtor	Claim Type	Total Filed Claim Amount
41	DYNAMIC PT SERVICES	Seahawk Drilling, Inc.	Accounts Payable	$0.00
49	DYNAMIC PT SERVICES	Seahawk Drilling, Inc.	Accounts Payable	$0.00
73	DYNAMIC PT SERVICES	Seahawk Drilling, Inc.	Accounts Payable	$0.00
300	LOUISIANA UROLOGY LLC	Seahawk Drilling, Inc.	Accounts Payable	$0.00
29	WEST ISLE URGENT CARE	Seahawk Drilling, Inc.	Accounts Payable	$0.00
426	INMOBILIARIA RECREO LAGUNERO SA, DE C V	Seahawk Drilling, Inc.	Accounts Payable	$0.00
76	MASTER RIG INTERNATIONAL LLC	Seahawk Drilling, Inc.	Accounts Payable	$0.00
423	US CUSTOMS AND BORDER PROTECTION	Energy Supply International LLC	Accounts Payable	$0.00
345	ADAMS, ALTON O	Seahawk Drilling, Inc.	Human Resources	$4,000,000.00
330	FOSTER, WAYNE D	Seahawk Drilling, Inc.	Human Resources	$511.96
427	POLK, MD, JONATHAN	Seahawk Drilling, Inc.	Human Resources	$0.00
278	BLAKE INTERNATIONAL USA RIGS LLC AND BLAKE PLATFORM RIGS S DE RL DE CV	Seahawk Drilling, Inc.	Legal	$9,996,400.00
57	GECITS DBA IKON FINANCIAL SERVICES AS AUTHORIZED SERVICING AGENT OF BANC OF AMERICA & LEASING CAPITAL LLC	Seahawk Drilling, Inc.	Legal	$33,164.22
436	DIAZ, DANIEL	Seahawk Drilling, Inc.	Legal	$1,003,986.92
179	EVANS, RODNEY	Seahawk Drilling, Inc.	Legal	$200,000.00
63	FOSTER SR, WAYNE	Seahawk Drilling, Inc.	Legal	$200,000.00
174	FRANCOIS, MICHAEL	Seahawk Drilling, Inc.	Legal	$1,800,000.00
303	HILEMAN, RICHARD	Seahawk Drilling, Inc.	Legal	$346,800.00
296	HOGUE, CLAYTON AND THE YOUNG FIRM	Seahawk Drilling, Inc.	Legal	$400,000.00
285	JONES, ONDREA C	Seahawk Drilling, Inc.	Legal	$1,000,000.00
255	KAVANAGH & RENDEIRO	Seahawk Drilling, Inc.	Legal	$1,000,000.00
26	NELSON, DAVID	Seahawk Drilling, Inc.	Legal	$0.00
405	NELSON, DAVID	Seahawk Drilling, Inc.	Legal	$0.00
205	NELSON, DAVID AND ATTORNEY GINO J RENDEIRO	Seahawk Drilling, Inc.	Legal	$2,500,000.00
424	POWELL, GREGORY	Seahawk Drilling, Inc.	Legal	$1,500,000.00
379	RODRIGUEZ, MARIA L	Seahawk Drilling, Inc.	Legal	$150,000.00
341	SANCHEZ, NORMAN	Seahawk Drilling, Inc.	Legal	$0.00
346	HERCULES OFFSHORE INC	Seahawk Drilling, Inc.	Legal	$0.00
392	SD DRILLING LLC	Seahawk Drilling, Inc.	Legal	$0.00
389	SUPERIOR WELL SERVICES INC	Seahawk Drilling LLC	Legal	$1,000,000.00
441	ASHMORE, JERRY	Seahawk Drilling, Inc.	Legal	$1,050,000.00
447	David Nelson	Seahawk Drilling, Inc.	Legal	$0.00
446	DEPARTMENT OF VETERANS AFFAIRS	Seahawk Drilling, Inc.	Legal	$1,050,000.00
251	MALIN INTERNATIONAL SHIP REPAIR AND DRYDOCK	Seahawk Drilling, Inc.	Legal	$41,078.29

368	PRIDE INTERNATIONAL INC	Seahawk Drilling, Inc.	Legal	$53,988,878.82
377	PRIDE INTERNATIONAL INC ON BEHALF OF ITSELF AND ALL PRIDE INDEMNITEES	Seahawk Drilling, Inc.	Legal	$0.00
371	PRIDE INTERNATIONAL INC ON BEHALF OF ITSELF AND ALL PRIDE INDEMNITEES AND PRIDE INTERNATIONAL MANAGEMENT COMPANY LP	Seahawk Drilling, Inc.	Legal	$18,926,683.00
211	ARCH INSURANCE COMPANY	Seahawk Drilling, Inc.	Treasury	$0.00
397	ASPEN INSURANCE UK LIMITED	Seahawk Drilling, Inc.	Treasury	$0.00
231	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH PA ILLINOIS NATIONAL INSURANCE COMPANY AND CERTAIN OTHER ENTITIES RELATED	Seahawk Drilling, Inc.	Treasury	$0.00

Plan Schedule V:

Form of Guaranty from Ensco International Incorporated,

[Date]

[Address]

Attn:

Re:	Affiliate Company Guarantee – Seahawk Drilling Liquidating Trust (the “Liquidating Trust”) established under the First Amended Joint Plan of Reorganization of the Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code, as further modified or supplemented through September , 2011 (the “Plan”), and confirmed by confirmation order (“Confirmation Order”) of the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (“Bankruptcy Court”) on September , 2011 (the “Confirmation Date”) in the chapter 11 cases of Seahawk Drilling, Inc. and certain of its direct and indirect subsidiaries (collectively, the “Debtors”), styled In re Seahawk Drilling, Inc., et al., Case No. 11-20089-RSS (the “Bankruptcy Cases”)

Dear                             :

This is the guarantee referenced in Article 5.1(f) of the Plan. Capitalized terms not otherwise defined in this guarantee shall have the meaning assigned to such terms in the Plan.

Article 5.1(f) of the Plan provides in relevant part:

Notwithstanding anything in this Plan to the contrary, including without limitation the inclusion of the term Final Order in the definition of Allowed Claim in Article I above, if the Bankruptcy Court allows some or all of any of the Disputed Pride Claims in the Pride Adversary Proceeding, such claims shall be deemed Allowed Claims at such amounts and will receive the treatment provided in paragraph 5.1(f) of the Plan. If any of the Reorganized Debtors, Equity Committee, or Liquidating Trustee, as the case may be, appeals the Bankruptcy Court’s ruling in the Pride Adversary Proceeding, the Liquidating Trustee shall nevertheless make an immediate Distribution of Hercules Common Stock to Pride on account of such Allowed Claims in accordance with paragraph 5.1(f) and the other provisions of this Plan upon receipt of a guaranty from Ensco International Incorporated, a U.S. corporation, providing for the guarantee of payment of any subsequent disallowance by Final Order of any previously Allowed Claim which is paid pursuant to this paragraph or of any monetary award assessed against

Affiliate Company Guarantee

[Date]

Pride by Final Order in the Pride Adversary Proceeding up to and not exceeding the Hercules Common Stock Value attributable to such shares of Hercules Common Stock distributed to Pride as of the applicable Hercules Common Stock Value Date. The distribution of any Hercules Common Stock to Pride prior to an order becoming a Final Order pursuant to this paragraph shall not moot or prejudice the right of the Plaintiff(s) to appeal any allowance of any Claim of Pride.

The Bankruptcy Court has entered an Order (attached hereto as Exhibit 1 and incorporated herein) in the Pride Adversary Proceeding allowing the Disputed Pride Claims in the aggregate amount of $             (the “Allowed Pride Claim Amount”). The Liquidating Trustee, on behalf of the Liquidating Trust, has appealed, or expressed in writing his intent to timely appeal, the Order. Pride intends to defend the Order on appeal.

Pursuant to Article 5.1(f) of the Plan, the number of shares of Hercules Common Stock to be distributed to Pride on account of the Allowed Pride Claim Amount as of                     , 2012 is                      shares (the “Pride Share Distribution Dated                     , 2012”). The Hercules Common Stock Value attributable to the Pride Share Distribution Dated                     , 2012 is $             (the “Ensco Guarantee Cap Amount”).

We, Ensco International Incorporated, a Delaware corporation (“Guarantor”), an affiliate of Pride International, Inc. (“Pride”), hereby unconditionally guarantee that, upon the assessment of any disallowance of the Allowed Pride Claim Amount by Final Order or any monetary award against Pride by Final Order in the Pride Adversary Proceeding, Guarantor shall pay when due the lesser of: (a) the amount so assessed against Pride by Final Order in the Pride Adversary Proceeding; or (b) the Ensco Guarantee Cap Amount (the lesser of subpart (a) or subpart (b) in this paragraph, the “Reimbursement”), in lawful currency of the United States.

If Pride fails to pay upon entry of a Final Order pursuant to the disallowance of the Allowed Pride Claim Amount or any monetary award in the Pride Adversary Proceeding, then, upon receipt of written notice from the Liquidating Trustee, on behalf of the Liquidating Trust, stating that Pride is in breach of such obligations, we, as Guarantor, shall promptly honor and pay the Reimbursement.

In the event that this Affiliate Company Guarantee is called upon by the Liquidating Trustee, on behalf of the Liquidating Trust, Guarantor shall be entitled to all rights and defenses of Pride in respect of the matter for which this Affiliate Company Guarantee is invoked. This Affiliate Company Guarantee shall not be cancelled, altered or amended without the Liquidating Trustee’s prior written consent thereto, provided, however, that if the Allowed Pride Claim Amount is affirmed on appeal by Final Order, this Affiliate Company Guarantee shall automatically terminate and be of no further force or effect. If the Allowed Pride Claim Amount is affirmed in part on appeal by Final Order, the Guarantor shall be automatically released from

Affiliate Company Guarantee

[Date]

any further obligation hereunder with respect to the portion of the Allowed Pride Claim Amount so affirmed.

The validity, application, interpretation and implementation of this Affiliate Company Guarantee shall be governed exclusively by the laws of Texas, without regard to any principles of conflicts of law which may refer the matter to the laws of another jurisdiction. Any dispute which may arise between the Liquidating Trust and the Guarantor out of or in connection with this Affiliate Company Guarantee shall be enforceable within the Bankruptcy Court, or if the Bankruptcy Court lacks jurisdiction to resolve the matter, in a court of competent jurisdiction in Houston, Texas.

This Affiliate Company Guarantee has been signed by a duly authorized officer of the Guarantor, who represents on behalf of the Guarantor that all corporate formalities, including, without limitation, the approval of Guarantor’s Board of Directors (if required), have been complied with and that the issuance of this Affiliate Company Guarantee is duly authorized.

Respectfully,

Ensco International Incorporated

By:

Name:

Title: